UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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eBay Inc.

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Notice of Annual Meeting of Stockholders

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of eBay Inc., a Delaware corporation, will be held on Wednesday, May 30, 2018 at 8:00 a.m. Pacific Time at 2025 Hamilton Avenue, San Jose, California 95125.

Items of Business	• Election of 13 directors named in this Proxy Statement to our Board to hold office until our 2019 Annual Meeting of Stockholders
• Advisory vote to approve named executive officer compensation
• Ratification of appointment of independent auditors
• Ratification of Special Meeting Provisions
Record Date

Our Board of Directors has fixed the close of business on April 4, 2018 as the record date for identifying those stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement of this Annual Meeting.

These items of business are described more fully in the accompanying Proxy Statement. We will be providing access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. As a result, on or about April 16, 2018, we are mailing to many of our stockholders a notice instead of a paper copy of the Proxy Statement and our 2017 Annual Report.

Your vote is important. Regardless of whether you plan to participate in the Annual Meeting, we hope you will vote as soon as possible. You may cast your vote over the Internet, by telephone, by mail or during the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER

MEETING TO BE HELD ON MAY 30, 2018: THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT

https://investors.ebayinc.com/annuals.cfm

This Proxy Statement will also be available in interactive form at https://iiwisdom.com/ebay-2018.

By Order of the Board of Directors

Marie Oh Huber

Secretary

Proxy Statement Summary

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Meeting Information

Date	Wednesday, May 30, 2018
Time	8:00 a.m. Pacific Time
Location	2025 Hamilton Avenue, San Jose, CA 95125
Record Date	April 4, 2018

How to Vote

YOUR VOTE IS IMPORTANT. You are eligible to vote if you were a stockholder at the close of business on April 4, 2018 (the “Record Date”). Even if you plan to attend the meeting, please vote as soon as possible using any of the following methods. In all cases, you should have your notice, or if you requested to receive printed proxy materials, your proxy card or voting instruction form on hand and follow the instructions:

By Internet	By Telephone	By Mail

You can vote your shares online at www.proxyvote.com.	You can vote your shares by calling +1 (800) 690-6903.	If you requested to receive printed proxy materials, you can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

Proposals Requiring Your Vote

Description	Board’s Voting Recommendation	Page Reference (for more detail)
Proposal 1. Election of 13 directors named in this Proxy Statement to our Board to hold office until our 2019 Annual Meeting of Stockholders	FOR each Director nominee	23
Proposal 2. Advisory vote to approve named executive officer compensation	FOR	34
Proposal 3. Ratification of appointment of independent auditors	FOR	36
Proposal 4. Ratification of Special Meeting Provisions	FOR	40

Proxy Statement Summary

Corporate Governance

The Board of Directors (the “Board”) of eBay Inc. (“eBay” or the “Company”) is responsible for (1) providing advice and oversight of the strategic and operational direction of the Company; and (2) overseeing the Company’s executive management, each to ensure the Company operates in ways that support the long-term interest of our stockholders and the stakeholders we serve. The following is a list of governance provisions that demonstrate eBay’s commitment to transparency and accountability:

✓Strong Board independence (11 of 13 directors are independent)

✓Declassified Board with all members standing for election annually

✓Majority vote standard for uncontested director elections

✓Stockholder right to call a special meeting

✓Stockholder proxy access

✓Strong stockholder engagement practices

✓Separate Chairman and CEO roles

✓Independent Chairman with robust responsibilities

✓Simple majority vote standard for bylaw/charter amendments and transactions

✓Clawback policy

✓Stock ownership requirements for our executive officers and directors

✓Anti-hedging and anti-pledging policies

2018 Director Nominees

Name	Director since	Independent	Committee Memberships*			Other Public Company Boards
			AC	CC	CGC
Fred D. Anderson Jr.	2003	YES				1
Anthony J. Bates	2015	YES		🌑		2
Adriane M. Brown	2017	YES	🌑			2
Diana Farrell	2017	YES				None
Logan D. Green	2016	YES			🌑	None
Bonnie S. Hammer	2015	YES		🌑		1
Kathleen C. Mitic	2011	YES		🌑		1
Pierre M. Omidyar	1996	YES				None
Paul S. Pressler	2015	YES			🌑	1
Robert H. Swan	2015	NO				None
Thomas J. Tierney (Chairman of the Board)	2003	YES		🌑	🌑	None
Perry M. Traquina	2015	YES	🌑		🌑	2
Devin N. Wenig	2015	NO				None

* AC = Audit Committee; CC = Compensation Committee; CGC = Corporate Governance and Nominating Committee; Committee Chair =

** The current Chair of the Compensation Committee, Edward W. Barnholt, has decided to retire and not stand for re-election to the Board at the 2018 Annual Meeting. Paul S. Pressler has been appointed Chair of the Compensation Committee effective as of the date of the 2018 Annual Meeting.

Proxy Statement Summary

Executive Compensation

In 2017, eBay made solid progress executing its strategy of delivering the best choice, most relevance and most powerful selling platform for buyers and sellers. The Company accelerated its product innovation to improve the customer experience for buyers and sellers and delivered strong financial results. At the same time, the leadership team continued to foster a culture wedded to the Company’s purpose of creating a better, more sustainable form of commerce and rooted in the core values of being inventive, bold, courageous, diverse and inclusive. The Compensation Committee and our CEO remained committed to our existing executive compensation program, which is designed to align with our business goals and culture, serves the long-term interests of our stockholders and is highly performance based. We believe that our pay-for-performance driven executive compensation program ensures that our executives’ compensation is tied to delivering results that support the Company’s business strategy and objectives.

Our Compensation Program

The goals of our executive compensation program are to:

•	align compensation with our business objectives, performance and stockholder interests,

•	motivate executive officers to enhance short-term results and long-term stockholder value,

•	position us competitively among the companies against which we recruit and compete for talent, and

•	enable us to attract, reward and retain executive officers and other key employees who contribute to our long-term success.

How We Pay Our Executive Officers

We achieve these objectives primarily by employing the following elements of pay for our executive officers:

•	long-term equity compensation,

•	an annual cash incentive, and

•	base salary.

Our executive officers also participate in our broad-based retirement savings and benefit programs and receive limited perquisites.

For 2017, we chose to continue to use a mix of equity and cash compensation vehicles to compensate our executive officers. Our incentive compensation is dependent on financial targets that the Compensation Committee believes correlate with operating performance over one- and multi-year performance periods and long-term stock performance.

Proxy Statement Summary

The following chart shows the breakdown of 2017 compensation for our CEO, Devin Wenig, and illustrates the predominance of equity incentives and performance-based components in our executive compensation program.

DEVIN WENIG

Our Compensation Practices

We believe our compensation practices align with and support the goals of our executive compensation program and demonstrate our commitment to sound compensation and governance practices.

What We Do	What We Don’t Do

✓ We align executive compensation with the interests of our stockholders

•  Emphasize pay-for-performance alignment

•  Deliver a majority of total compensation opportunity through performance-based compensation: PBRSUs and annual cash incentives

•  Set meaningful stock ownership requirements for executive officers

✓ We avoid excessive risk-taking

•  Maintain a clawback policy

•  Use multiple performance measures, caps on incentive payments, and overlapping two-year performance periods for PBRSU awards

✓ We adhere to compensation best practices

•  Retain an independent compensation consultant for the Compensation Committee

•  Prohibit hedging and pledging transactions by executive officers and directors

•  Provide only limited perquisites to executive officers that are not available to all employees

✘ Tax gross-ups for change in control benefits

✘ Automatic “single trigger” acceleration of equity upon a change in control

✘ Repricing or buyout of underwater stock options without stockholder approval

Corporate Governance

Corporate Governance

Overview

The Board is responsible for (1) providing advice and oversight of the strategic and operational direction of the Company and (2) overseeing the Company’s executive management, each to ensure the Company operates in ways that support the long-term interest of our stockholders and the other stakeholders we serve. To do this effectively, the Board has adopted clear and specific governance guidelines (“Corporate Governance Guidelines”) that, along with our Bylaws, Board committee charters, and our Code of Business Conduct and Ethics (“Code of Business Conduct”), provide the framework for the governance of the Company.

The following is a list of governance provisions that demonstrate eBay’s commitment to transparency and accountability:

✓Strong Board independence (11 of 13 directors are independent)

✓Declassified Board with all members standing for election annually

✓Majority vote standard for uncontested director elections

✓Stockholder right to call a special meeting

✓Stockholder proxy access

✓Strong stockholder engagement practice

✓Separate Chairman and CEO roles

✓Independent Chairman with robust responsibilities

✓Simple majority vote standard for bylaw/charter amendments and transactions

✓Clawback policy

✓Stock ownership requirements for our executive officers and directors

✓Anti-hedging and anti-pledging policies

Our Corporate Governance Guidelines, the charters of our principal Board committees, and our Code of Business Conduct can be found on our investor relations website at https://investors.ebayinc.com/corporate-governance.cfm. Any changes in these governance documents will be reflected in the same location on our website. Information contained on our investor relations website is not part of this Proxy Statement.

Independence

The rules of The NASDAQ Stock Market require listed companies to have a board of directors with at least a majority of independent directors. These rules have both objective tests and a subjective test for determining who is an “independent director.”

Objective test

The objective tests state, for example, that a director is not considered independent if he or she is an employee of the Company, or is a partner in, or a controlling stockholder or executive officer of, an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year.

Subjective test

The subjective test requires our Board to affirmatively determine that a director does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities.

On a quarterly basis, each member of our Board is required to complete a questionnaire designed to provide information to assist the Board in determining whether the director is independent under the listing standards of The NASDAQ Stock Market and our Corporate Governance Guidelines, and whether members of our Audit Committee and Compensation Committee satisfy additional Securities and Exchange Commission (“SEC”) and NASDAQ independence requirements.

Corporate Governance

Our Board has adopted guidelines setting forth certain categories of transactions, relationships, and arrangements that it has deemed immaterial for purposes of making its determination regarding a director’s independence, and does not consider any such transactions, relationships, and arrangements in making its subjective determination.

11 of our 13 Directors are Independent

Our Board has determined that each of the following directors is independent under the listing standards of The NASDAQ Stock Market and under eBay’s Corporate Governance Guidelines:

•	Fred D. Anderson Jr.

•	Adriane M. Brown

•	Diana Farrell

•	Anthony J. Bates

•	Logan D. Green

•	Bonnie S. Hammer

•	Kathleen C. Mitic

•	Pierre M. Omidyar

Corporate Governance

•	Paul S. Pressler

•	Thomas J. Tierney

•	Perry M. Traquina

The Board limits membership on the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee to independent directors.

Our Corporate Governance Guidelines require any director who has previously been determined to be independent to inform the Chairman of the Board and our Corporate Secretary of any change in his or her principal occupation or status as a member of the board of any other public company, including retirement, or any change in circumstance that may cause his or her status as an independent director to change.

Board Refreshment

Our directors have an average tenure of 6 years and a median tenure of 3 years. This experience balances the institutional knowledge of our longer-tenured directors with the fresh perspectives brought by our newer directors. Of our current directors, 7 independent directors have joined since 2015, 3 of which have been female directors.

Corporate Governance

Board of Directors and Committees

In accordance with our Bylaws, our Board elects our Chairman of the Board and appoints our CEO. Our Corporate Governance Guidelines require that the roles of Chairman of the Board and CEO be held by separate individuals and require the appointment of a lead independent director if the Chairman of the Board is not an independent director. Mr. Tierney has served as our Chairman of the Board since July 2015. The Board believes that the separation of the offices of the Chairman of the Board and CEO is appropriate as it aids in the Board’s oversight of management and it allows our CEO to focus primarily on his management responsibilities.

All directors are elected annually. We do not have a classified board.

The Board has three principal committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.

The purpose of the Board committees is to help the Board effectively and efficiently fulfill its responsibilities, but they do not displace the oversight of the Board as a whole. Each committee meets regularly and has a written charter that has been approved by the Board. In addition, a member of each committee periodically reports on any significant matters discussed by the committee.

Board of Directors Chairman of the Board: Thomas J. Tierney (Independent)

Audit Committee Chair: Fred D. Anderson Jr. All Members Independent	Compensation Committee Chair: Edward W. Barnholt* All Members Independent	Corporate Governance and Nominating Committee Chair: Kathleen C. Mitic All Members Independent

*	Edward W. Barnholt has decided to retire and not stand for re-election to the Board at the 2018 Annual Meeting. Paul S. Pressler has been appointed as Chair of the Compensation Committee effective as of the date of the 2018 Annual Meeting.

During 2017, our Board held four meetings, and each Board member attended at least 75% of the aggregate of all of the Board meetings and committee meetings held for the committees for the period which such director served.

Corporate Governance

Audit Committee

Each member of the Audit Committee is independent in accordance with the audit committee independence requirements of the listing rules of The NASDAQ Stock Market and the applicable rules and regulations of the SEC. Our Board has determined that Mr. Anderson is an “audit committee financial expert” as defined by the SEC. Ms. Brown joined the Audit Committee in September 2017. Mr. Pressler resigned from the Audit Committee in September 2017.

Audit Committee	Ten Meetings in 2017
All independent	Key Responsibilities
Fred D. Anderson Jr. (Chair) Adriane M. Brown Perry M. Traquina

•  Meet with our independent auditors to review the results of the annual audit and to discuss our financial statements, including the independent auditors’ judgment about the quality of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in our financial statements, and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards;

•  Meet with our independent auditors to review the interim financial statements prior to the filing of our Quarterly Reports on Form 10-Q;

•  Decide whether to appoint, retain, or terminate our independent auditors, including the sole authority to approve all audit engagement fees and terms;

•  Oversee the independence of the independent auditors, evaluate together with the Board the independent auditors’ performance, and review and approve the fees of the independent auditors; and

•  Receive and consider the independent auditors’ comments as to controls, adequacy of staff, and management performance and procedures in connection with audit and financial controls, including our system to monitor and manage business risks and our legal and ethical compliance programs.

Other Duties

•  Prepare Audit Committee Report for inclusion in our proxy statement;

•  Approve audit and non-audit services provided to us by our independent auditors;

•  Consider conflicts of interest and review all transactions with related persons involving executive officers or Board members that are reasonably expected to exceed specified thresholds;

•  Review and discuss with management our major risk exposures, including financial, operational, privacy, security, cybersecurity, competition, legal, and regulatory risks, and the steps we have taken to detect, monitor, and actively manage such exposures;

•  Review with our General Counsel and Secretary significant legal, compliance, and regulatory matters that could have a material impact on our financial statements or our business, including material notices to or inquiries received from governmental agencies; and

•  Determine the compensation of our Vice President, Internal Audit, who meets with the Audit Committee regularly without other members of management present.

Corporate Governance

The Audit Committee also has primary responsibility for the oversight of risks facing our business. See “Corporate Governance – Our Corporate Governance Practices – Risk Oversight – Audit Committee’s Role in Risk Oversight.”

You can view our Audit Committee Charter on the corporate governance section of our investor relations website at https://investors.ebayinc.com/corporate-governance.cfm.

Compensation Committee

The members of our Compensation Committee are all independent in accordance with the rules and regulations of The NASDAQ Stock Market, the Exchange Act and Section 162(m) of the Internal Revenue Code. Mr. Pressler joined the Compensation Committee in September 2017.

Compensation Committee	Eight Meetings in 2017
All independent	Key Responsibilities
Edward W. Barnholt (Chair)* Anthony J. Bates Bonnie S. Hammer Kathleen C. Mitic Paul S. Pressler Thomas J. Tierney

•  Review and approve all compensation programs applicable to directors and executive officers, the overall strategy for employee compensation, and the compensation of our CEO and our other executive officers;

•  Oversee and monitor compliance with the Company’s stock ownership guidelines applicable to directors and executive officers;

•  Review the Compensation Discussion and Analysis contained in our proxy statement and prepare the Compensation Committee Report for inclusion in our proxy statement; and

•  Review and consider whether to recommend adjustments to executive compensation.

Other Duties
• Assess on an annual basis the independence of its compensation consultants, outside legal counsel, and other compensation advisers.

*	Edward W. Barnholt has decided to retire and not stand for re-election to the Board at the 2018 Annual Meeting. Paul S. Pressler has been appointed as Chair of the Compensation Committee effective as of the date of the 2018 Annual Meeting.

The Compensation Committee Charter permits the Compensation Committee to, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee.

Additional disclosure regarding the role of the Compensation Committee in compensation matters, including the role of consultants in compensation decisions, can be found under “Compensation Discussion and Analysis — Compensation Decisions for 2017” and “Compensation Discussion and Analysis — Further Considerations for Setting Executive Compensation — Role of Consultants in Compensation Decisions” below.

You can view our Compensation Committee Charter on the corporate governance section of our investor relations website at https://investors.ebayinc.com/corporate-governance.cfm.

Compensation Committee Interlocks and Insider Participation. All members of the Compensation Committee during 2017 were independent directors, and no member was an employee or former employee of eBay. No Compensation Committee member had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC. During 2017, none of our executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee or Board.

Corporate Governance

Corporate Governance and Nominating Committee

All members of our Corporate Governance and Nominating Committee are independent under the listing standards of The NASDAQ Stock Market. Mr. Green joined the Corporate Governance and Nominating Committee in March 2017.

Corporate Governance and Nominating Committee	Four Meetings in 2017
All independent	Key Responsibilities
Kathleen C. Mitic (Chair) Logan D. Green Paul S. Pressler Thomas J. Tierney Perry M. Traquina

•  Make recommendations to the Board as to the appropriate size of the Board or any Board committee;

•  Review the qualifications of candidates for the Board; and

•  Make recommendations to the Board on potential Board and Board committee members (whether as a result of vacancies, including any vacancy created by an increase in the size of the Board, or as part of the annual election cycle).

Other Duties

•  Establish procedures for the oversight of the evaluation of the Board and management;

•  Review correspondence received from stockholders; and

•  Review our Corporate Governance Guidelines on an annual basis.

Director Nominations. The Corporate Governance and Nominating Committee considers nominee recommendations from a variety of sources, including nominees recommended by stockholders. The Corporate Governance and Nominating Committee has from time to time retained an executive search firm to help facilitate the screening and interview process of director nominees. The Corporate Governance and Nominating Committee expects that qualified candidates will have high-level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems, and will be able to represent the interests of the stockholders as a whole rather than special interest groups or constituencies.

Among other factors, the Corporate Governance and Nominating Committee considers each candidate relative to the following:

CORE QUALIFICATIONS AND EXPERIENCES	DIVERSITY OF SKILLS AND EXPERIENCES

✓    Integrity and judgment

✓   Demonstrated management ability

✓    Extensive experience in the public, private or not-for-profit sectors

✓    Leadership & expertise in their respective fields

✓    Financial literacy or expertise

✓   Experience of particular relevance to the Company

✓    Ability to work synergistically with others to solve complex problems

✓    Availability and willingness to devote sufficient time to Board activities

✓    Involvement in educational, charitable & community organizations

✓    Strategic thinking

✓   Reputational focus

+   Technology industry experience

+   Financial experience as CFO or in a similar capacity

+   Public company / corporate governance

+   Global experience

+   Audit, tax, accounting & preparation of financial statements

+   Transactional experience

+   Mergers and Acquisitions experience

+   Established & growth markets

+   Management and strategy / leadership consulting experience

+   Media experience

+   Environmental, social & governance

+   Talent and culture development

+   Product and marketing experience

+   Investment and finance experience

+   Government and public policy experience

Corporate Governance

Our Corporate Governance Guidelines provide that the Corporate Governance and Nominating Committee should consider diversity (including gender and race), age, international background, and expertise in evaluating potential Board members.

Diversity is an important factor in our consideration of potential directors

When searching for new directors, the Corporate Governance and Nominating Committee actively seeks out qualified women and individuals from minority groups to include in the pool from which Board nominees are chosen.

Diversity is also assessed as part of the annual Board evaluation.

The Corporate Governance and Nominating Committee also considers the interplay of a candidate’s background and expertise with that of other Board members, and the extent to which a candidate may be a desirable addition to any committee of the Board. The Corporate Governance and Nominating Committee also values diversity as a factor in selecting nominees to serve on the Board.

Finally, the Corporate Governance and Nominating Committee also takes into account the set of guiding principles relating to Board membership described in “Our Corporate Governance Practices — Succession Planning” below.

You can view our Corporate Governance and Nominating Committee Charter on the corporate governance section of our investor relations website at https://investors.ebayinc.com/corporate-governance.cfm.

Stockholder Rights

Our Board is committed to good corporate governance and believes in maintaining policies and practices that serve the interests of all stockholders, including governance provisions that protect and empower stockholders, including:

•	Special Meeting – Stockholders representing 25% or more of eBay common stock can call a special stockholders meeting.

•	Annual Election of Board of Directors – All directors are elected annually by the stockholders, and stockholders can remove directors with or without cause.

•	Majority Voting for Election of Board of Directors – We have adopted a majority voting standard for the election of directors in uncontested elections.

•	Proxy Access for Director Nominations – We have adopted a proxy access bylaw provision that allows an eligible stockholder or group of stockholders to nominate candidates for election to the Board that are included in our proxy statement and ballot.

•	Majority Voting for Charter and Bylaw Amendments – Our charter and bylaw provisions do not have supermajority voting provisions. Stockholders can approve binding charter and bylaw amendments with a majority vote.

•	No Stockholder Rights Plan – We do not have a stockholder rights plan (also known as a “poison pill”).

Corporate Governance

•	Independent Board Leadership – We have separated the roles of Chairman of the Board and CEO. The Chairman of the Board is an independent director – as are all of the chairs of the committees of the Board.

•	Stockholder Engagement – Stockholders can communicate directly with the Board and/or individual directors. (See “Contacting the Board or Individual Directors” below.) In addition, management and members of the Board regularly engage with stockholders to solicit their views on important issues such as corporate governance and executive compensation.

Stockholder Engagement on Corporate Governance and Our Executive Compensation Program

We have a practice of regularly engaging with stockholders to seek their feedback on our corporate governance practices and our executive compensation program. After we file our proxy statement, we engage with our largest stockholders about important topics to be addressed at our annual meeting. In the fall, we conduct an additional cycle of stockholder engagement where we focus on our corporate governance practices and executive compensation program, as well as anything else resulting from matters voted on at our annual meeting. Following each round of stockholder engagement, we provide an overview of the discussions and feedback to the applicable Board committees, which is also discussed with the Board.

Gender Pay Equity and Global Diversity & Inclusion. At our 2016 annual meeting, stockholders considered a stockholder proposal to publish a report on gender pay equity. Prior to receiving this stockholder proposal, we had begun the process of conducting an extensive global study of gender pay equity that considered the main components of compensation, including salary, bonus and stock. While the proposal did not pass, it garnered significant support. In October 2016, we publicly disclosed key findings of our pay equity study, including that women earn the same as men in the U.S. in terms of salary. In March 2017, we published our first global Diversity and Inclusion (“D&I”) Report, which included both quantitative information about our global gender diversity and U.S. racial and ethnic diversity along with details about our strategic approach, programs and initiatives. In early April 2018, we published our second global D&I Report, as well as the findings from our second global study of gender pay equity. We found that, in the U.S., women earn 100% of what men earn in terms of total compensation and, globally, women earn 100.1% of what men earn in terms of total compensation.

Corporate Governance | Our Corporate Governance Practices

Our Corporate Governance Practices

We believe that strong corporate governance practices that provide meaningful rights to our stockholders and ensure Board accountability are key to our relationship with our stockholders. To help our stockholders understand our commitment to this relationship and our governance practices, the Board has adopted a set of Corporate Governance Guidelines to set a framework within which the Board will conduct its business. Our Corporate Governance Guidelines are summarized below along with certain other of our governance practices.

Meetings of the Board of Directors and Committees

Executive Sessions among Independent Directors. At least several times a year, the independent directors meet in executive session. The Chairman leads these discussions.

Outside Advisors. The Board and each of its committees may retain outside advisors of its choosing at the Company’s expense. Neither the Board nor any committee is required to obtain management’s consent to retain outside advisors.

Board Member Attendance at Annual Meeting

Absent exigent circumstances, all Board members are expected to attend eBay’s annual meeting of stockholders in person or by telephone or video call. All of our directors serving on our Board at the time of our last annual meeting of stockholders, which was held in May 2017, attended that meeting.

Corporate Governance | Our Corporate Governance Practices

Board and Committee Effectiveness; Board Annual Self-Assessment; Board Education

It is important that the Board and its committees are performing effectively and in the best interests of the Company and its stockholders. The Board and each committee perform an annual self-assessment to evaluate its effectiveness in fulfilling its obligations. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors. The Chair of the Corporate Governance and Nominating Committee leads the Board in its review of the results of the annual self-assessment and takes further action as needed. In addition, the Company provides membership in the National Association of Corporate Directors to all Board members, as well as the opportunity to attend director education programs at other institutions, to assist them in remaining current with exemplary board and committee practices and developments in corporate governance.

The Board also has developed a set of guiding principles relating to Board membership. The Board believes that in light of the rapidly changing environment in which the Company’s businesses operate, the Board must add members with highly relevant professional experience. In addition, the Board believes that a certain amount of director turnover is to be expected and desirable, and while it does not have term limits, the Board believes that up to nine to 12 years will generally be the expected time commitment from any individual director.

Corporate Governance | Our Corporate Governance Practices

Succession Planning

The Board recognizes the importance of effective executive leadership to eBay’s success. We conduct a review process at least annually that includes succession plans for our senior leadership positions. These succession plans are reviewed and approved by our Board. In conducting its review, the Board considers, among other factors, organizational and operational needs, competitive challenges, leadership/management potential and development, and emergency situations.

Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic, financial, legal and regulatory, operational, and other risks, such as the impact of competition. Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management framework and supporting processes as implemented by management are adequate and functioning as designed.

Audit Committee’s Role in Risk Oversight. While the Board is ultimately responsible for risk oversight at eBay, the Board has delegated to the Audit Committee the primary responsibility for the oversight of risks facing our businesses. The Audit Committee’s charter provides that it will review and discuss with management our major risk exposures, including financial, operational, privacy, security, cybersecurity, competition, legal, and regulatory risks, and the steps we have taken to detect, monitor, and actively manage such exposures, as well as management’s risk assessment and risk management policies. The Audit Committee reviews with our General Counsel any significant legal, compliance, and regulatory matters that could have a material impact on our financial statements or our business, including material notices to or inquiries received from governmental agencies. We also have embedded an enterprise risk management (“ERM”) program across our core businesses, aligned with our Company-wide initiative involving the Audit Committee, management, and other personnel. The ERM framework is designed to identify, assess, prioritize, and manage our major risk exposures which could affect our ability to execute on our corporate strategy and fulfill our business objectives. The ERM program is designed to enable the Audit Committee to establish a mutual understanding with management of the effectiveness of the Company’s risk management practices and capabilities, to review the Company’s risk exposure and risk tolerance, and to elevate certain key risks for oversight at the Board level.

Management’s Role in Risk Oversight. Our Vice President, Internal Audit is responsible for our internal audit function and our risk governance framework, which includes risk assessment, monitoring, and reporting. The Vice President, Internal Audit reports directly to the Audit Committee, and the Audit Committee reviews and evaluates the compensation and performance of the Vice President, Internal Audit and provides the Vice President, Internal Audit with direct access to the Audit Committee. The Vice President, Internal Audit facilitates the Audit Committee’s review and approval of the internal audit plan and provides regular reporting on audit activities. In addition, through consultation with management, the Vice President, Internal Audit periodically assesses the major risks facing eBay and coordinates with the executives responsible for such risks through the risk governance process. The Vice President, Internal Audit periodically reviews with the Audit Committee the major risks facing eBay and the steps management has taken to detect, monitor, and manage those risks within the agreed risk tolerance. The executive responsible for managing a particular risk may also report to the Audit Committee on how the risk is being managed and progress towards agreed mitigation goals.

In addition to the general oversight responsibility that has been delegated to the Audit Committee, other committees review the risks within their areas of responsibility and expertise. For example, the Compensation Committee reviews the risks associated with our compensation policies and practices and our succession planning process.

Corporate Governance | Our Corporate Governance Practices

Risk Assessment of Compensation Policies and Practices. We have assessed the compensation policies and practices for our employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. This analysis was presented to the Audit Committee and the Compensation Committee, both of which agreed with this conclusion.

Corporate Hotline. We have established a corporate hotline that is operated by a third party and allows any employee to confidentially and anonymously (where legally permissible) lodge a complaint about any accounting, internal control, auditing, or other matters of concern.

Conflicts of Interest

We expect our directors, executive officers, and other employees to conduct themselves with the highest degree of integrity, ethics, and honesty. Our credibility and reputation depend upon the good judgment, ethical standards, and personal integrity of each director, executive officer, and employee. Our Code of Business Conduct requires that directors, executive officers, and other employees disclose actual or potential conflicts of interest and recuse themselves from related decisions. In order to better protect us and our stockholders, we regularly review our Code of Business Conduct and related policies to ensure that they provide clear guidance to our directors, executive officers, and employees.

The Company also has practices that address potential conflicts in circumstances where a non-employee director is a control person of an investment fund that desires to make an investment in or acquire a company that may compete with one of the Company’s businesses. Under those circumstances, the director is required to notify the Company’s CEO and General Counsel of the proposed transaction, and the Company’s senior management then assesses the nature and degree to which the investee company is competitive with the Company’s businesses, as well as the potential overlaps between the Company and the investee company. If the Company’s senior management determines that the competitive situation and potential overlaps between eBay and the investee company are acceptable, approval of the transaction by the Company would be conditioned upon the director agreeing to certain limitations (including refraining from joining the board of directors of the investee company or conveying any confidential or proprietary material between the Company and the investee company, abstaining from being the primary decision-maker for the investment fund with respect to the investee company, and recusing himself/herself from portions of Company Board meetings that contain competitive information reasonably pertinent to the investee company). All transactions by investment funds in which a non-employee director is a control person also remain subject in all respects to the Board’s written policy for the review of related person transactions, discussed under the section entitled “Certain Transactions with Directors and Officers” below.

Director Nominations

Stockholders wishing to submit recommendations or director nominations pursuant to the advance notice procedures set forth in our Bylaws for our 2018 Annual Meeting of Stockholders should submit their proposals to the Corporate Governance and Nominating Committee in care of our Corporate Secretary. Such submissions should be in accordance with the time limitations, procedures, and requirements described under the heading “May I propose actions for consideration at next year’s Annual Meeting or nominate individuals to serve as directors?” in the section entitled “Questions and Answers about the Proxy Materials and our 2019 Annual Meeting” below.

Proxy Access for Director Nominations. In March 2016, our Board adopted a “Proxy Access for Director Nominations” bylaw provision, which permits an eligible stockholder or group of up to 20 stockholders to nominate candidates for election to our Board. Proxy access candidates will be included in our proxy statement and ballot. The proxy access bylaw provision provides that holders of at least 3% of eBay common stock, which can comprise up to 20 stockholders, holding such stock continuously for at least three years, can nominate two individuals or 20% of the Board, whichever is greater, for election at an annual stockholders meeting. Our Bylaws provide details regarding the time frames and procedures that must be followed and other requirements that must be met to nominate directors through this process.

Corporate Governance | Our Corporate Governance Practices

Additional Governance Provisions

Stock Ownership Guidelines. Our Board has adopted stock ownership guidelines to better align the interests of our directors and executive officers with the interests of our stockholders and further promote our commitment to sound corporate governance. Under these guidelines, our executive officers are required to achieve ownership of eBay common stock valued at three times their annual base salary (seven times in the case of our CEO). For the executive officers, these guidelines are initially calculated using the executive officer’s base salary as of the date the person is first appointed as an executive officer. Each person who was serving as an executive officer as of June 30, 2016, had his or her guidelines recalculated as of July 1, 2016. These guidelines are then recalculated each January 1st immediately following the third anniversary of the most recent calculation. In addition, these guidelines will also be recalculated as of the date on which an executive officer’s pay grade changes. Our directors (except for our CEO) are required to achieve ownership of eBay common stock valued at three times the amount of the annual retainer payable to directors as of the later of (i) July 1, 2016 or (ii) the year the director is first elected to the Board. Thereafter, these guidelines will be recalculated each June 1 (based on the value of each director’s annual retainer payable for that year).

Each of our executive officers (including our CEO) are required to retain 50% of any shares received (net of any shares sold or withheld to pay any applicable exercise price or satisfy tax withholding obligations) as the result of the exercise, vesting or payment of any eBay equity awards granted to the executive officer until the stock ownership guidelines are met. Each of our directors (except for our CEO) are required to retain 25% of the shares received (net of any shares sold or withheld to pay any applicable exercise price or satisfy tax withholding obligations) as the result of the exercise, vesting or payment of any eBay equity awards granted to the director until the stock ownership guidelines are met. Our stock ownership guidelines can be found on our investor relations website at https://investors.ebayinc.com/corporate-governance.cfm.

The ownership levels of our executive officers and directors as of April 4, 2018 are set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below.

Hedging and Pledging Policy. The Company’s insider trading policy prohibits directors, executive officers, and other employees from entering into any hedging or monetization transactions relating to our securities or otherwise trading in any instrument relating to the future price of our securities, such as a put or call option, futures contract, short sale, collar, or other derivative security. The policy also prohibits directors and executive officers from pledging eBay common stock as collateral for any loans.

Clawbacks. In 2012, we implemented changes to the eBay Incentive Plan and the Company’s equity incentive plans to provide that awards made under those plans are subject to a clawback provision. In January 2014, the terms of the clawback were adopted by the Compensation Committee subject to amendment to comply with the SEC rules to be issued in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act.

Contacting the Board or Individual Directors

Stockholders may contact the Board or individual directors at the following address:

c/o Corporate Secretary, eBay Inc., 2025 Hamilton Avenue, San Jose, California 95125.

The Corporate Governance and Nominating Committee has delegated responsibility for initial review of stockholder communications to our Corporate Secretary. This process assists the Board in reviewing and responding to stockholder communications in an appropriate manner. The Corporate Governance and Nominating Committee has instructed our Corporate Secretary to review correspondence directed to the Board and its principal committees. It is at her discretion to determine whether to forward items solely related to complaints by users with respect to ordinary course of business, customer service and

Corporate Governance | Our Corporate Governance Practices

satisfaction issues, or matters she deems to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s or its committees’ consideration.

Auditor Independence

We have taken a number of steps to ensure continued independence of our outside auditors. Our independent auditors report directly to the Audit Committee, and we limit the use of our auditors for non-audit services. The fees for services provided by our auditors in 2016 and 2017 and our policy on pre-approval of non-audit services are described under “Proposal 3 — Ratification of Appointment of Independent Auditors” below.

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of April 4, 2018 by (1) each stockholder known to us to be the beneficial owner of more than 5% of our common stock, (2) each director and nominee for director, (3) each of the executive officers named in the 2017 Summary Compensation Table below, and (4) all executive officers and directors as a group. Unless otherwise indicated below, the address for each of our executive officers and directors is c/o eBay Inc., 2025 Hamilton Avenue, San Jose, California 95125.

	Shares Beneficially Owned (1)
Name of Beneficial Owner	Number	Percent
Pierre M. Omidyar (2)	58,517,858	5.89%
The Vanguard Group (3)	67,870,783	6.83%
BlackRock, Inc. (4)	61,658,847	6.20%
Devin N. Wenig (5)	1,481,289	*
Scott F. Schenkel (6)	303,940	*
Scott Cutler (7)	87,992	*
Stephen Fisher (8)	183,487	*
Jae Hyun Lee (9)	197,640	*
Fred D. Anderson Jr. (10)	29,206	*
Edward W. Barnholt (11)	27,706	*
Anthony J. Bates (12)	21,209	*
Adriane M. Brown	0	*
Diana Farrell(13)	0	*
Logan D. Green (14)	7,523	*
Bonnie S. Hammer (15)	18,940	*
Kathleen C. Mitic (16)	17,979	*
Paul S. Pressler (17)	32,270	*
Robert H. Swan (18)	311,052	*
Thomas J. Tierney (19)	50,027	*
Perry M. Traquina (20)	28,057	*
All directors and executive officers as a group of (23 persons) (21)		6.22%

*	Less than one percent

(1)	This table is based upon information supplied by officers, directors, and principal stockholders and any Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 4, 2018, deferred stock units (“DSUs”) that are vested or scheduled to vest within 60 days of April 4, 2018 and restricted stock units (“RSUs”) that are scheduled to vest within 60 days of April 4, 2018 are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 993,798,451 shares of common stock outstanding as of April 4, 2018.

(2)	Mr. Omidyar is our founder and a member of our Board. Includes 70,000 shares held by his spouse.

(3)	The Vanguard Group and its affiliates and subsidiaries have beneficial ownership of an aggregate of 67,870,783 shares of the Company’s common stock; The Vanguard Group has sole power to vote 1,384,417 shares of the Company’s common stock, shared power to vote 262,512 shares of the Company’s common stock, sole power to dispose of 66,263,483 shares of the Company’s common stock and shared power to dispose of 1,607,300 shares of the Company’s common stock. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

Security Ownership of Certain Beneficial Owners and Management | Section 16(a) Beneficial Ownership Reporting Compliance

(4)	BlackRock, Inc., and its affiliates and subsidiaries have beneficial ownership of an aggregate of 61,658,847 shares of the Company’s common stock; BlackRock, Inc. has sole power to vote 52,171,045 shares of the Company’s common stock and sole power to dispose of 61,658,847 shares of the Company’s common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(5)	Mr. Wenig is our President and CEO and a member of our Board. Includes 796,975 shares Mr. Wenig has the right to acquire pursuant to outstanding options exercisable within 60 days of April 4, 2018.

(6)	Mr. Schenkel is our Senior Vice President, Finance and CFO. Includes 100,272 shares Mr. Schenkel has the right to acquire pursuant to outstanding options exercisable within 60 days of April 4, 2018.

(7)	Mr. Cutler is our Senior Vice President, Americas. Includes 45,083 shares Mr. Cutler has the right to acquire pursuant to outstanding options exercisable within 60 days of April 4, 2018.

(8)	Mr. Fisher is our Senior Vice President, Chief Technology Officer. Includes 16,544 shares Mr. Fisher has the right to acquire pursuant to outstanding options exercisable within 60 days of April 4, 2018.

(9)	Mr. Lee is our Senior Vice President, EMEA. Includes 36,974 shares Mr. Lee has the right to acquire pursuant to outstanding options exercisable within 60 days of April 4, 2018.

(10)	Includes 178 DSUs and 6,523 RSUs that are scheduled to vest within 60 days of April 4, 2018 . The address for Mr. Anderson is c/o Elevation Partners, 3000 Sand Hill Road, Suite 4-140, Menlo Park, CA 94025.

(11)	Includes 178 DSUs and 6,523 RSUs that are scheduled to vest within 60 days of April 4, 2018.

(12)	Includes 140 shares owned through a trust and 6,523 RSUs that are scheduled to vest within 60 days of April 4, 2018.

(13)	The address for Ms. Farrell is c/o JP Morgan Chase & Co Institute, 601 Pennsylvania Avenue NW, Floor 07 - Suite 700 North, Washington DC 20004.

(14)	Includes 6,523 RSUs that are scheduled to vest within 60 days of April 4 , 2018. The address for Mr. Green is c/o Lyft, 185 Berry Street, Suite 5000, San Francisco, CA 94107.

(15)	Includes 6,523 RSUs that are scheduled to vest within 60 days of April 4, 2018 . The address for Ms. Hammer is c/o NBCUniversal, 30 Rockefeller Plaza, Suite 2187E, New York, New York 10112.

(16)	Includes 178 DSUs and 6,523 RSUs that are scheduled to vest within 60 days of April 4, 2018.

(17)	Includes 6,523 RSUs that are scheduled to vest within 60 days of April 4, 2018 . The address for Mr. Pressler is c/o Clayton, Dubilier & Rice, LLC, 375 Park Avenue, 18th Floor, New York, NY 10152.

(18)	Includes 41,444 options exercisable as of April 4, 2018 and 6,523 RSUs that are scheduled to vest within 60 days of April 4, 2018. The address for Mr. Swan is c/o Intel Corporation 2200 Mission College Blvd., Santa Clara, CA 95054-1549.

(19)	Includes 178 DSUs and 9,488 RSUs that are scheduled to vest within 60 days of April 4, 2018 . The address for Mr. Tierney is c/o The Bridgespan Group, 2 Copley Place, 7th Floor, Suite 3700B, Boston, Massachusetts 02116.

(20)	Includes 6,523 RSUs that are scheduled to vest within 60 days of April 4, 2018.

(21)	Includes 1,191,321 shares subject to options exercisable within 60 days of April 4, 2018. Also, includes 712 DSUs and 68,587 RSUs scheduled to vest within 60 days of April 4, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC and to furnish us with copies of all Section 16(a) reports that they file.

We believe that during the fiscal year ended December 31, 2017, our directors, executive officers, and holders of more than 10% of our common stock complied with all applicable Section 16(a) filing requirements, except for one late Form 4, due to administrative error, filed on May 19, 2017 to report one sale of common stock shares on the open market for Mr. Jae Hyun Lee.

In making this statement, we have relied upon a review of the copies of Section 16(a) reports furnished to us and the written representations of our directors, executive officers, and holders of more than 10% of our common stock.

Certain Transactions with Directors and Officers

Certain Transactions with Directors and Officers

Our Audit Committee reviews and approves the Code of Business Conduct, which applies to our directors, officers, and employees and reviews our programs that are designed to ensure compliance with the Code of Business Conduct. The Audit Committee also reviews and approves all transactions with related persons that are required to be disclosed in this section of our Proxy Statement. The charter of our Audit Committee and our Code of Business Conduct may be found on our investor relations website at https://investors.ebayinc.com/corporate-governance.cfm.

Our Board has adopted a written policy for the review of related person transactions. For purposes of the policy, a related person transaction includes transactions in which (1) the amount involved is more than $120,000, (2) eBay is a participant, and (3) any related person has a direct or indirect material interest. The policy defines a “related person” to include directors, nominees for director, executive officers, beneficial holders of more than five percent of eBay’s outstanding common stock and their respective family members. Pursuant to the policy, all related person transactions must be approved by the Audit Committee or, in the event of an inadvertent failure to bring the transaction to the Audit Committee for pre-approval, ratified by the Audit Committee. In the event that a member of the Audit Committee has an interest in a related person transaction, the transaction must be approved or ratified by the disinterested members of the Audit Committee. In deciding whether to approve or ratify a related person transaction, the Audit Committee will consider the following factors:

•	Whether the terms of the transaction are (a) fair to eBay and (b) at least as favorable to eBay as would apply if the transaction did not involve a related person;

•	Whether there are demonstrable business reasons for eBay to enter into the transaction;

•	Whether the transaction would impair the independence of an outside director under eBay’s director independence standards; and

•	Whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of the related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with eBay.

Since January 1, 2017, there were no related person transactions, and we are not aware of any currently proposed related person transactions, that would require disclosure under SEC rules.

Proposals Requiring Your Vote | Proposal 1 — Election of Directors

Proposals Requiring Your Vote

Proposal 1 — Election of Directors

Proposal 1	Election of 13 Directors named in this Proxy Statement to our Board to hold office until our 2019 Annual Meeting of Stockholders ☑ The Board recommends a FOR vote for each of the director nominees

At the Annual Meeting, 13 directors will be elected to serve for a one-year term until our 2019 Annual Meeting and until their successors are elected and qualified.

Our Board is currently composed of 13 members, 11 of whom are currently independent directors under the listing standards of The NASDAQ Stock Market.

The term of office of each of the nominees standing for election at the Annual Meeting expires at the upcoming Annual Meeting. All of the nominees are currently members of the Board and each of the nominees has been elected previously by the stockholders except Adriane M. Brown and Diana Farrell, who joined the Board in September 2017. Ms. Brown and Ms. Farrell were recommended as nominees by the Chair of our Corporate Governance and Nominating Committee and our CEO. Each of the nominees has consented to serving as a nominee and being named as a nominee in this Proxy Statement and to serving as a director if elected. If elected at the Annual Meeting, each of the nominees will serve a one-year term until our 2019 Annual Meeting and until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.

Majority Vote Standard for Election of Directors. Our Bylaws provide that in the event of an uncontested election, each director shall be elected by the affirmative vote of a majority of the votes cast with respect to such director—i.e., the numbers of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. “ABSTAIN” votes will be counted as present for purposes of this vote but are not counted as votes cast. Broker non-votes will not be counted as present and are not entitled to vote on the proposal. As a result, abstentions and broker non-votes will have no effect on the vote for this proposal.

Director Resignation Policy for Uncontested Elections. If a nominee who is serving as a director (an “Incumbent Director”) fails to receive the required number of votes for re-election in accordance with our Bylaws in an uncontested election, under Delaware law the Incumbent Director would continue to serve on the Board as a “holdover director” until his or her successor is elected and qualified, or until his or her earlier resignation or removal pursuant to our Bylaws. Our Corporate Governance Guidelines provide that, in considering whether to nominate any Incumbent Director for re-election, the Board will take into account whether the Incumbent Director has tendered an irrevocable resignation that is effective upon the Board’s acceptance of such resignation in the event the director fails to receive the required vote to be re-elected, as described above. Each of our Incumbent Directors has tendered an irrevocable resignation. In the case of a proposed nominee who is not an Incumbent Director, the Board will take into account whether he or she has agreed to tender such a resignation prior to being nominated for re-election.

In the case of an uncontested election, if a nominee who is an Incumbent Director does not receive the required vote for re-election, the Corporate Governance and Nominating Committee or another committee of the Board will decide whether to accept or reject such director’s resignation (if the director has tendered such a resignation), or whether to take other action, within 90 days after the date of the certification of the election results (subject to an additional 90-day period in certain circumstances). In reaching its decision, the Corporate Governance and Nominating Committee will review factors it deems relevant, which may include any stated reasons for “AGAINST” votes, whether the underlying cause or causes of the “AGAINST” votes are curable, criteria considered by the Corporate Governance and Nominating Committee in evaluating potential candidates for the Board, the length of service of the director, the size and holding

Proposals Requiring Your Vote | Proposal 1 — Election of Directors

period of such director’s stock ownership in the Company, and the director’s contributions to the Company. The Corporate Governance and Nominating Committee’s decision will be publicly disclosed in a filing with the SEC. If a nominee who was not already serving as a director fails to receive the required votes to be elected at the Annual Meeting, he or she will not become a member of the Board. All of the director nominees are currently serving on the Board and each director nominee has submitted an irrevocable resignation of the type described above.

Background to the Board’s Recommendation in Favor of eBay’s Nominees

The Corporate Governance and Nominating Committee considers a number of factors and principles in determining the slate of director nominees for election to the Company’s Board that it recommends to the Board, as discussed in the section titled “Corporate Governance – Board of Directors and Committees – Corporate Governance and Nominating Committee,” above. In particular, the Board considers the following factors and principles to evaluate and select nominees:

•	The Board should be composed of directors chosen on the basis of their character, integrity, judgment, skills, background, and experience of particular relevance to the Company.

•	Directors should have high-level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems.

•	Directors should also represent the balanced, best interests of the stockholders as a whole, rather than special interest groups or constituencies.

•	Each director should be an individual of the highest character and integrity, with the ability to work well with others and with sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director.

•	In addressing the overall composition of the Board, characteristics such as diversity (including gender, race and age), international background, and expertise should be considered.

•	The Board should be composed of directors who are highly engaged with our business.

•	The Board should include individuals with highly relevant professional experience.

Our Corporate Governance and Nominating Committee and Board have evaluated each of the director nominees against the factors and principles eBay uses to select director nominees. Based on this evaluation, our Corporate Governance and Nominating Committee and the Board have concluded that it is in the best interests of eBay and its stockholders for each of the proposed nominees listed below to serve as a director of eBay. The Board believes that all of these nominees have a strong track record of being responsible stewards of stockholders’ interests and bring extraordinarily valuable insight, perspective, and expertise to the Board. Additional reasons that the Board recommends supporting the election of the director nominees include:

•	All of the nominees have high-level managerial experience in relatively complex organizations.

•	Each nominee has highly relevant professional experience in the management, technology, and innovation fields.

•	Each nominee is highly engaged and able to commit the time and resources needed to provide active oversight of eBay and its management. None of the nominees sits on the boards of more than three other public companies, and each of our directors attended at least 75% of the aggregate of all of our Board meetings and committee meetings for committees on which such director served during 2017.

•	The Board believes each nominee is an individual of high character and integrity and is able to contribute to strong board dynamics.

•	Each of these nominees has experience and expertise that complement the skill sets of the other nominees.

In addition to these attributes, in each individual’s biography set forth below, we have highlighted specific experience, qualifications, and skills that led the Board to conclude that each individual should serve as a director of eBay.

Proposals Requiring Your Vote | Proposal 1 — Election of Directors

Nominees for Election for a One-Year Term Expiring at Our 2018 Annual Meeting

Fred D. Anderson Jr., 73 Director Since: 2003 eBay Board Committees: • Audit Committee (Chair; Audit Committee Financial Expert) Other Public Company Boards: • Yelp Inc. (since 2011)	Director Qualifications

•  Financial Expertise: Extensive financial experience, having served as the Chief Financial Officer of Apple Inc., one of the world’s largest consumer electronics companies, for eight years, and the Chief Financial Officer of Automatic Data Processing, Inc. one of the world’s largest providers of business processing solutions, for four years.

•  Technology Industry Experience: Former Chief Financial Officer of two large, innovative global technology companies, as well as extensive experience as a board member of public technology companies.

•  Transactional Experience: Significant experience in all aspects of analyzing and executing sophisticated corporate transactions with very large and sophisticated technology businesses and at Elevation Partners.

•  Leadership: Co-Founder and Managing Director of Elevation Partners and NextEquity Partners.

Experience

Mr. Anderson serves as a Managing Director of NextEquity Partners, a firm he co-founded in July 2015, and Elevation Partners, a firm he co-founded in July 2004, focusing on venture and private equity investments in technology and digital media companies. From 1996 until 2004, Mr. Anderson served as Executive Vice President and Chief Financial Officer of Apple Inc. From 1992 until 1996, Mr. Anderson served as Corporate Vice President and Chief Financial Officer of Automatic Data Processing, Inc. Prior to that, Mr. Anderson was the Chief Operating Officer and President of MAI Systems Corporation.

Mr. Anderson was formerly a Certified Public Accountant with Coopers & Lybrand and a captain in the U.S. Air Force. Mr. Anderson currently serves on the Board of Directors of Yelp Inc. Mr. Anderson also serves on the Board of Trustees for Whittier College and also serves on the Advisory Board for Stanford Athletics. Mr. Anderson received his B.A. from Whittier College and his M.B.A. from the University of California, Los Angeles.

Proposals Requiring Your Vote | Proposal 1 — Election of Directors

Anthony J. Bates, 50 Director Since: 2015 eBay Board Committees: • Compensation Committee Other Public Company Boards: • GoPro, Inc. (since 2014) • VMware, Inc. (since February 2016)	Director Qualifications

•  Technology Industry Experience: Extensive executive leadership experience in the technology industry, including the management of worldwide operations, sales, service and support areas.

•  Leadership: Mr. Bates brings strong leadership expertise to the Board. He currently serves on the Board of VMware, Inc. He is also a board member of GoPro, Inc. and its former President. He is the former Executive Vice President, Business Development and Evangelism at Microsoft Corporation, former Chief Executive Officer of Skype Inc. and former Senior Vice President of Cisco Systems, Inc.

Experience

Mr. Bates is a Managing Partner and the Chief Executive Officer of Social Capital Growth. He is also a member of the Board of Directors of GoPro, Inc. and VMware, Inc., where he is chair of the Mergers & Acquisitions committee.

Prior to joining Social Capital, Mr. Bates was the President of GoPro, Inc. and helped with the initial public offering of the company. Before joining GoPro, Inc. Mr. Bates was the executive vice president of Microsoft’s Business Development and Evangelism group, responsible for the company’s relationships with key OEMs, strategic innovation partners, independent software vendors and developers. Mr. Bates also led Microsoft’s corporate strategy team.

Mr. Bates was also the president of Microsoft’s Skype Division and the Chief Executive Officer of Skype prior to its acquisition in October of 2011. As the Chief Executive Officer of Skype, Mr. Bates helped grow the number of users from 100 million to over 300 million and revenues of the company to $1 billion. Preceding Skype, Mr. Bates was Senior Vice President and General Manager of Cisco’s enterprise, commercial and small business group as well as leader of its service provider and high-end router business units. Before Cisco, Mr. Bates spearheaded the backbone-engineering strategy for Internet MCI. Mr. Bates also served as a member of the board of YouTube and LoveFilm.

Mr. Bates has more than 25 years of experience in the Internet and telecommunications industries, and has published 12 IETF RFCs in the areas of Internet routing and operations. Mr. Bates also holds 10 patents in the area of Layer 2 and Layer 3 network innovations.

Proposals Requiring Your Vote | Proposal 1 — Election of Directors

Adriane M. Brown, 59 Director Since: 2017 eBay Board Committees: • Audit Committee Other Public Company Boards: • Allergan Plc (since 2017) • Raytheon Company (since March 2018)	Director Qualifications

•  Global Business Leadership: For more than 25 years, Ms. Brown lead businesses with global R&D, manufacturing and sales, serving customers worldwide. She was known for driving innovation, customer expansion and business growth.

•  Leadership: Ms. Brown served as President and Chief Operating Officer for Intellectual Ventures (“IV”) from January 2010 to July 2017. During her tenure at IV, the company delivered more than $3B in Revenue, invented the technology enabling 14 companies and joint ventures, acquired 50 customers and established Global Good and Research, which is making significant inroads in global health through invention and innovation.

Experience

Ms. Brown served as President and Chief Operating Officer for IV from January 2010 through July 2017. Before joining IV, Ms. Brown served as President and Chief Executive Officer of Honeywell Transportation. Over the course of 10 years at Honeywell, she held leadership positions serving the aerospace and automotive markets. Prior to Honeywell, Ms. Brown spent 19 years at Corning ultimately serving as VP and GM, Environmental Products Division, having started her career there as a shift supervisor.

Ms. Brown also serves on the board of directors of Allergan Plc, Raytheon Company and Washington Research Foundation. She is also on the board of directors of the Pacific Science Center and Jobs for America’s Graduates, the nation’s leading dropout prevention program.

Ms. Brown holds a doctorate of humane letters and a Bachelor’s degree in environmental health from Old Dominion University. She also holds a Master’s degree in management from the Massachusetts Institute of Technology where she was a Sloan Fellow.

Proposals Requiring Your Vote | Proposal 1 — Election of Directors

Diana Farrell, 53 Director Since: 2017 eBay Board Committees: • None Other Public Company Boards: • None	Director Qualifications

•  Global Economic Experience: Previously global head of the McKinsey Global Institute, McKinsey Center for Government, and as a leading economic advisor to the President of the United States.

•  Finance Experience: Extensive financial experience, having served as the Chief Executive Officer and founding President of the JPMorgan Chase Institute.

•  Leadership: Founding President and Chief Executive Officer of the JPMorgan Chase Institute. Prior, Ms. Farrell served as Global Head of McKinsey Global Institute, McKinsey Center for Government, Deputy Director of the National Economic Council.

•  Experience: Ms. Farrell is the founding President and Chief Executive Officer of the JPMorgan Chase Institute, committed to delivering data rich analyses and expert insights for the public good. Previously, Ms. Farrell was the Global Head of the McKinsey Center for Government and the McKinsey Global Institute.

Experience

Ms. Farrell is the founding President and Chief Executive Officer of the JPMorgan Chase Institute, committed to delivering data rich analyses and expert insight for the public good. Previously, Ms. Farrell was the Global Head of the McKinsey Center for Government and the McKinsey Global Institute.

Ms. Farrell also served in the White House as Deputy Director of the National Economic Council and Deputy Assistant to the President on Economic Policy from 2009-2010. During her tenure, she led interagency processes and stakeholder management on a broad portfolio of economic and legislative initiatives. Ms. Farrell coordinated policy development and stakeholder engagement around the passage of the Dodd-Frank Act and served as a member of the President’s Auto Recovery Task Force.

Ms. Farrell also currently serves on the Board of Directors for The Urban Institute, Wesleyan University, and Washington International School. In addition, Ms. Farrell is a Trustee of the Trilateral Commission, and serves as a Co-Chair of the World Economic Forum’s Council on Economic Progress. Ms. Farrell is also a member of the Council on Foreign Relations, Economic Club of New York, and Bretton Woods Committee.

Ms. Farrell holds a M.B.A. from Harvard Business School, and has a B.A. from Wesleyan University, from where she was awarded a Distinguished Alumna award.

Proposals Requiring Your Vote | Proposal 1 — Election of Directors

Logan D. Green, 34 Director Since: 2016 eBay Board Committees: • Corporate Governance and Nominating Committee Other Public Company Boards: • None	Director Qualifications

•  Technology Industry Experience: Extensive executive and entrepreneurial leadership experience in the technology industry.

•  Leadership: As Chief Executive Officer and co-founder of Lyft Inc., an on-demand transportation company operating in 300 cities across the U.S., Mr. Green brings strong leadership experience to the Board.

Experience

Mr. Green has served as the Chief Executive Officer and co-founder of Lyft Inc., the on-demand transportation company since 2012. Lyft Inc. grew out of Zimride, a rideshare company previously co-founded by Mr. Green in 2007. Zimride was acquired by Enterprise Rent-a-car. Prior to founding Zimride, Mr. Green created the first car-share program at UC Santa Barbara and served on the Board of the Santa Barbara Metropolitan Transit District.

Mr. Green received his B.A. in Business Economics from the University of California, Santa Barbara.

Bonnie S. Hammer, 67 Director Since: 2015 eBay Board Committees: • Compensation Committee Other Public Company Boards: • IAC/InteractiveCorp (since 2014)	Director Qualifications

•  Media Experience: Industry leader in media for over 40 years, with expertise in network programming, production, marketing, and multiplatform branding.

•  Leadership: As Chairman of NBCUniversal Cable Entertainment and Studios, Ms. Hammer’s executive oversight of prominent cable brands and production studios provides the board with strong leadership experience.

Experience

Ms. Hammer has been Chairman of NBCUniversal Cable Entertainment and Studios, a division of NBCUniversal, since 2010. In this capacity, Ms. Hammer has executive oversight of leading cable brands including USA Network, Bravo, SYFY, E! Entertainment, Oxygen and Universal Kids. She also oversees two Hollywood studios: Universal Cable Productions and Wilshire Studios; and the digital business, Craftsy.

When Ms. Hammer joined NBCUniversal in 2004, she was named President of USA Network and SYFY, having served as President of SYFY from 2001 to 2004. She held other senior executive positions at SYFY and USA Network from 1989 to 2000. Before that, she was an original programming executive at Lifetime Television Network from 1987 to 1989. Ms. Hammer has served on the boards of ShopNBC, a 24-hour TV Shopping network, the International Radio and Television Society, and the Ad Council. Ms. Hammer also serves on the Board of Directors of IAC/InteractiveCorp and currently holds an advisory role with Boston University’s College of Communication. Additionally, Ms. Hammer serves on the Board of Governors for the Motion Picture & Television Fund.

Ms. Hammer holds a bachelor’s degree in communications and a master’s degree in media and new technology from Boston University. In 2017, Boston University awarded her an Honorary Doctorate of Humane Letters.

Proposals Requiring Your Vote | Proposal 1 — Election of Directors

Kathleen C. Mitic, 48

Director Since: 2011

eBay Board Committees:

•  Compensation Committee

•  Corporate Governance and Nominating Committee (Chair)

Other Public Company Boards:

•  RH (f/k/a Restoration Hardware Holdings, Inc.) (since 2013)

Director Qualifications

•  Product and Marketing Experience: Ms. Mitic has expertise in global products and marketing. Ms. Mitic led Global Platform and Mobile Marketing at Facebook, Inc., one of the world’s most recognized social networking companies, and led Global Products Marketing at Palm, Inc.

•  Leadership: Ms. Mitic has served in executive positions within the industry as listed above, including at major global consumer-facing technology companies, for over twenty years. She has experience building and operating technology companies as the founder and Chief Executive Officer of Sitch, Inc. and the Vice President and General Manager of Yahoo! Inc. Her extensive experience as an entrepreneur is particularly relevant to our Company.

Experience

From 2012 to 2017, Ms. Mitic was the Chief Executive Officer of Sitch, Inc., (formerly known as Three Koi Labs, Inc.), a mobile start-up company she founded. From 2010 to 2012, Ms. Mitic served as Director of Platform and Mobile Marketing for Facebook, Inc., a social networking service. From 2009 to 2010, Ms. Mitic served as Senior Vice President, Product Marketing of Palm, Inc., a smartphone manufacturer.

Ms. Mitic currently serves on the Board of Directors of RH (formerly known as Restoration Hardware Holdings, Inc.), where she serves as a member of the Audit Committee. She also serves on the Board of Directors of Headspace Inc.

Ms. Mitic received her B.A. from Stanford University and her M.B.A. from Harvard Business School.

Pierre M. Omidyar, 50 Director Since: 1996 eBay Board Committees: • None Other Public Company Boards: • None	Director Qualifications

•  Technology Industry Experience: Mr. Omidyar has extensive experience as a technologist and innovator in our industry. His knowledge of the industry and long history of driving innovation provide important expertise to our technology-driven and innovation-focused Company.

•  Leadership: As the founder of eBay, Mr. Omidyar brings to the Board a deep understanding of the business and a long-standing history as a leader within our Company and the technology industry. In addition to eBay, Mr. Omidyar served on the Board of Directors of PayPal Holdings Inc. and founded several other innovative businesses, including the Omidyar Network and First Look Media. His extensive experience as an entrepreneur is particularly relevant to our Company.

Experience

Pierre M. Omidyar is a philanthropist, technologist, and innovator. Mr. Omidyar founded eBay in September 1995 and has served as a Board member of eBay Inc. since May 1996, and as Chairman of the Board from May 1996 to July 2015. He served as director of PayPal Holdings Inc. from July 2015 to May 2017.

Mr. Omidyar is an active philanthropist and is deeply engaged in the philanthropic organizations he founded with his wife through The Omidyar Group including: Democracy Fund, HopeLab, Humanity United, Omidyar Network, and Ulupono Initiative. In addition, Mr. Omidyar is co-founder and publisher of Civil Beat, a nonprofit news service dedicated to serving Hawaii’s public interest through investigative journalism. He is also the founder and publisher of First Look Media, a new-model media company devoted to supporting independent voices, from fearless investigative journalism and documentary filmmaking to smart, provocative entertainment. Mr. Omidyar serves on the Board of Trustees of Omidyar-Tufts Microfinance Fund, Punahou School, and Santa Fe Institute.

Mr. Omidyar received his B.S. from Tufts University.

Proposals Requiring Your Vote | Proposal 1 — Election of Directors

Paul S. Pressler, 61

Director Since: 2015

eBay Board Committees:

•  Compensation Committee (Chair)*

•  Corporate Governance and Nominating Committee

Other Public Company Boards:

•  SiteOne Landscape Supply, Inc. (since 2013)

Director Qualifications

•  Financial Expertise: Mr. Pressler has been a partner at the private equity firm Clayton, Dubilier & Rice, LLC since 2009.

•  Leadership: Mr. Pressler has extensive leadership experience as Chairman of David’s Bridal, Inc., Chairman of SiteOne Landscape Supply, Inc. and former Interim Chief Executive Officer of David’s Bridal, Inc. He was also the former Chair of the Board of AssuraMed Holding, Inc. In addition, Mr. Pressler previously served as President and Chief Executive Officer of Gap Inc. and spent 15 years in senior leadership roles at The Walt Disney Company, including as President of The Disney Stores.

Experience

Mr. Pressler has been a partner of Clayton, Dubilier & Rice LLC, a private equity investment firm, since 2009. He is currently Chairman of David’s Bridal, a retail company specializing in formalwear. He also served as Chairman of AssuraMed from 2010 to 2013. Mr. Pressler served as President and Chief Executive Officer of Gap Inc. for five years, from 2002 to 2007. Before that, he spent 15 years in senior leadership roles with The Walt Disney Company, including Chairman of the global theme park and resorts division, President of Disneyland, and President of The Disney Stores.

Mr. Pressler currently serves on the Board of Directors of The DryBar, Inc., David’s Bridal Inc., Wilsonart, Inc. and YearUp.

Mr. Pressler received his B.S. from the State University of New York at Oneonta.

* The current Chair of the Compensation Committee, Edward W. Barnholt, has decided to retire and not stand for re-election to the Board at the 2018 Annual Meeting. Paul S. Pressler has been appointed Chair of the Compensation Committee effective as of the date of the 2018 Annual Meeting.

Robert H. Swan, 57 Director Since: 2015 eBay Board Committees: • None Other Public Company Boards: • None	Director Qualifications

•  Financial Expertise: Mr. Swan has been an Executive Vice President and Chief Financial Officer at Intel Corporation since 2016.

•  Leadership: Mr. Swan brings extensive business leadership expertise to the Board. He previously served as an Operating Partner of General Atlantic. He also served as the Senior Vice President, Finance, and Chief Financial Officer at eBay Inc. In addition, Mr. Swan served as Chief Financial Officer at Electronic Data Systems Corp., TRW, Inc., and Webvan Group, Inc.

Experience

Mr. Swan joined Intel Corporation, a multinational technology company, in 2016 and serves as its Executive Vice President and Chief Financial Officer. From 2015 to 2016, Mr. Swan served as an Operating Partner of General Atlantic, a leading global growth equity firm. From 2006 to 2015, Mr. Swan served as Senior Vice President, Finance, and Chief Financial Officer at eBay, where he oversaw all aspects of the Company’s finance function, including controllership, financial planning and analysis, tax, treasury, audit, mergers and acquisitions, and investor relations. Prior to eBay, Mr. Swan served as Chief Financial Officer at Electronic Data Systems Corp., TRW, Inc., and Webvan Group, Inc.

Mr. Swan began his career at General Electric, where he spent 15 years in numerous senior finance roles, including divisional Chief Financial Officer for GE Transportation Systems, GE Healthcare Europe, and GE Lighting.

Mr. Swan received his B.S. from the State University of Buffalo and his M.B.A. from the State University of New York at Binghamton.

Proposals Requiring Your Vote | Proposal 1 — Election of Directors

Thomas J. Tierney, 64 Director Since: 2003 eBay Board Committees: • Compensation Committee • Corporate Governance and Nominating Committee • Chairman of the Board Other Public Company Boards: • None	Director Qualifications

•  Nonprofit and Philanthropic Leader: Mr. Tierney is a social entrepreneur and recognized leader in the non-profit world. He frequently speaks and writes on a variety of topics related to non-profit leadership and philanthropy. Mr. Tierney also is Chair of the Harvard Business School Initiative on Social Enterprise and serves on the Harvard Business School’s Dean’s Advisory Board.

•  Management and Strategy/Leadership Consulting Experience: Mr. Tierney has extensive management experience as Chairman of The Bridgespan Group and Chief Executive of Bain & Company. Over 35 years of experience providing strategy and leadership consulting to CEOs across a range of industries.

•  Leadership: Mr. Tierney helped lead Bain & Company through a highly successful turnaround.

Experience

Mr. Tierney is Chairman and co-founder of The Bridgespan Group, a non-profit organization that collaborates with mission-driven leaders and organizations to help accelerate social impact, and he has been its Chairman of the Board since late 1999. From 1980 to 2000, he held various positions at Bain & Company, including serving as its CEO from 1992 to 2000.

Mr. Tierney currently serves on many charitable boards, including the global board of The Nature Conservancy (where he currently serves as the Chairman), The Hoover Institution and The Woods Hole Oceanographic Institution.

Mr. Tierney received his B.A. from the University of California at Davis and his M.B.A. from Harvard Business School.

Perry M. Traquina, 61

Director Since: 2015

eBay Board Committees:

•  Audit Committee

•  Corporate Governance and Nominating Committee

Other Public Company Boards:

•  Morgan Stanley (since 2015)

•  The Allstate Corporation (since 2016)

Director Qualifications

•  Investment/Finance Experience: Mr. Traquina brings significant expertise in finance and global investment management with more than 34 years of experience at Wellington Management Company LLP.

•  Leadership: Mr. Traquina’s experience as a former Chairman, CEO, and Managing Partner of Wellington Management Company LLP adds to the strong leadership expertise of the Board. He also serves on the Board of Directors of Morgan Stanley and The Allstate Corporation.

Experience

Mr. Traquina is the former Chairman, Chief Executive Officer, and Managing Partner of Wellington Management Company LLP, a global investment management firm. Mr. Traquina held this position for a decade until his retirement from the firm in 2014. During his 34-year career at Wellington, he was an investor for 17 years and a member of the management team for the other half of his time at the firm.

Mr. Traquina received his B.A. from Brandeis University and his M.B.A. from Harvard University.

Proposals Requiring Your Vote | Proposal 1 — Election of Directors

Devin N. Wenig, 51 Director Since: 2015 eBay Board Committees: • None Other Public Company Boards: • None	Director Qualifications

•  Technology Industry Experience: Mr. Wenig was President of eBay’s Marketplaces business from 2011 to July 2015. Mr. Wenig was also Chief Executive Officer of Thomson Reuters Markets, which included significant software and internet businesses.

•  Marketing Expertise: Mr. Wenig previously served in a number of marketing leadership positions at Reuters, including Managing Director of Marketing at Reuters Information, Executive Vice President of Marketing at Reuters America, and Executive Vice President of Marketing at Reuters Holding Switzerland SA.

•  Leadership: Mr. Wenig brings significant leadership experience to the Board, because he is the President and Chief Executive Officer of eBay, and he previously served as Chief Executive Officer of Thomson Reuters Markets and was a member of the Board of Directors of Reuters Group PLC (Reuters).

Experience

Mr. Wenig has been President and Chief Executive Officer at eBay since July 2015. From 2011 to July 2015, Mr. Wenig served as President of eBay’s Marketplaces business. Previously, Mr. Wenig spent 18 years at Thomson Reuters, where he served as CEO of its largest division, Thomson Reuters Markets, from 2008 to 2011. In that role, he led the global financial services and media businesses, which provide information, analytics and technology services to professionals in the financial services, media, and corporate markets globally, as well as to individuals through its consumer media arm.

From 2006 to 2008, Mr. Wenig was Chief Operating Officer of Reuters, a global media company. In that role, he led Reuters’ consumer media and Internet strategy and was responsible for the company’s data, information, and analytical products, as well as the sales, information technology, and global marketing functions.

Prior to that, Mr. Wenig served on the Reuters Board of Directors and was president of Reuters’ Business Divisions from 2003 to 2006, where he was responsible for leading the revitalization of Reuters and its four business segments.

Mr. Wenig currently is a member of the Business Council. He also serves as the co-chair of the World Economic Forum’s Consumer Industries Steering Committee and as a Trustee of the Paley Center for Media.

Mr. Wenig received his B.A. from Union College and his J.D. from Columbia University School of Law.

Proposals Requiring Your Vote | Proposal 2 — Advisory Vote to Approve Named Executive Officer Compensation

Proposal 2 — Advisory Vote to Approve Named Executive Officer Compensation

Proposal 2	Say-on-Pay: Advisory Vote to Approve the Compensation of the Named Executives ☑ The Board recommends a FOR vote for this proposal

In accordance with the requirements of Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in the Compensation Discussion and Analysis, compensation tables, and related narrative discussion of such compensation included in this Proxy Statement.

As discussed in the Compensation Discussion and Analysis, the Compensation Committee of the Board is committed to an executive compensation program that is aligned with our business goals, culture, and stockholder interests. We believe a competitive compensation program that is highly performance-based is key to delivering long-term stockholder returns.

Our executive compensation program is designed to:

•	align compensation with our business objectives, performance and stockholder interests;

•	motivate executive officers to enhance short-term results and long-term stockholder value;

•	position us competitively among the companies against which we recruit and compete for talent; and

•	enable us to attract, reward and retain executive officers and other key employees who contribute to our long-term success.

To achieve these objectives, our executive compensation program has three principal components: long-term equity compensation, an annual cash incentive, and base salary. The Compensation Committee seeks to have our named executive officers’ total compensation heavily weighted to variable, performance-based compensation by delivering a majority of compensation in the form of performance-based restricted stock units and annual cash incentives. Performance-based restricted stock units are granted based on our achievement of financial performance goals over a two-year performance period. Under our annual cash incentive plan, 75% of each named executive officer’s target bonus for 2017 was based on Company financial performance with the remaining 25% based on individual performance; there is no payout for individual performance unless thresholds for Company performance are met. We also granted time-based restricted stock units, the value of which depends on the performance of the Company’s stock.

The Compensation Committee believes that the goals of our executive compensation program are appropriate and that the program is properly structured to achieve those goals. We have engaged in ongoing discussions with our investors, who generally support those goals and the program, and we believe our stockholders as a whole should support them as well.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of

Proposals Requiring Your Vote | Proposal 2 — Advisory Vote to Approve Named Executive Officer Compensation

Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table, and the other related tables and disclosures.”

While the say-on-pay vote is advisory, and therefore not binding on the Company, the Board and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements. It is expected that the next say-on-pay vote will occur at the 2019 annual meeting.

Proposals Requiring Your Vote | Proposal 3 — Ratification of Appointment of Independent Auditors

Proposal 3 — Ratification of Appointment of Independent Auditors

Proposal 3	Ratification of Appointment of Independent Auditors ☑ The Board and the Audit Committee recommend a FOR vote for this proposal

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditors retained to audit our consolidated financial statements. We have appointed PricewaterhouseCoopers LLP (“PwC”) as our independent auditors for the fiscal year ending December 31, 2018. PwC has served as our auditors since 1997. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent audit firm. Further, in conjunction with the mandated rotation of the independent audit firm’s lead engagement partner, the Audit Committee will continue to be directly involved in the selection and evaluation of PwC’s lead engagement partner. The Board and the Audit Committee believe that the continued retention of PwC to serve as our independent auditors is in the best interests of eBay and our stockholders. We expect that representatives of PwC will be present at the Annual Meeting, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

Our Bylaws do not require the stockholders to ratify the appointment of PwC as our independent auditors. However, we are submitting the appointment of PwC to our stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of eBay and our stockholders.

Audit and Other Professional Fees

During the fiscal years ended December 31, 2016 and December 31, 2017, fees for services provided by PwC were as follows (in thousands):

	Year Ended December 31,
	2017	2016
Audit Fees	$9,309	$9,362
Audit-Related Fees	3,024	1,609
Tax Fees	672	70
All Other Fees (1)	497	512
Total	$13,502	$11,553

(1)	For 2016 and 2017, includes approximately $0.4 million for each year, of lease payments to PwC Russia for office space in Russia pursuant to a sublease arrangement negotiated on an arm’s-length basis.

“Audit Fees” consist of fees incurred for services rendered for the audit of eBay’s annual financial statements, review of financial statements included in eBay’s quarterly reports on Form 10-Q, other services normally provided in connection with statutory and regulatory filings, for attestation services related to compliance with the Sarbanes-Oxley Act of 2002, and services rendered in connection with securities offerings. “Audit-Related Fees” consist of fees incurred for due diligence procedures in connection with acquisitions and divestitures and consultation regarding financial accounting and reporting matters. “Tax Fees” consist of fees incurred for transfer pricing consulting services, tax planning and advisory services, and tax compliance services. “All Other Fees” consist of fees incurred for permitted services not included in the category descriptions provided above with respect to “Audit Fees,” “Audit-Related Fees,” and “Tax Fees,” and include fees for consulting services, compliance-related services, and software licenses, as well as the lease payments described above.

Proposals Requiring Your Vote | Proposal 3 — Ratification of Appointment of Independent Auditors

The Audit Committee has determined that the non-audit services rendered by PwC were compatible with maintaining its independence. All such non-audit services were pre-approved by the Audit Committee pursuant to the pre-approval policy set forth below.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy requiring the pre-approval of any non-audit engagement of PwC. In the event that we wish to engage PwC to perform accounting, technical, diligence, or other permitted services not related to the services performed by PwC as our independent registered public accounting firm, our internal finance personnel will prepare a summary of the proposed engagement, detailing the nature of the engagement, the reasons why PwC is the preferred provider of such services, and the estimated duration and cost of the engagement. This information will be provided to our Audit Committee or a designated Audit Committee member, who will evaluate whether the proposed engagement will interfere with the independence of PwC in the performance of its auditing services and decide whether the engagement will be permitted.

On an interim basis, any non-audit engagement may be presented to the Chair of the Audit Committee for approval and to the full Audit Committee at its next regularly scheduled meeting.

Proposals Requiring Your Vote | Proposal 3 — Ratification of Appointment of Independent Auditors

Audit Committee Report

We constitute the Audit Committee of the Board. The Audit Committee’s responsibility is to provide assistance and guidance to the Board in fulfilling its oversight responsibilities to eBay’s stockholders with respect to:

•	eBay’s corporate accounting and reporting practices;

•	eBay’s compliance with legal and regulatory requirements;

•	The independent auditors’ qualifications and independence;

•	The performance of eBay’s internal audit function and independent auditors;

•	The quality and integrity of eBay’s financial statements and reports;

•	Reviewing and approving all audit engagement fees and terms, as well as all non-audit engagements with the independent auditors; and

•	Producing this report.

The Audit Committee members are not professional accountants or auditors, and these functions are not intended to replace or duplicate the activities of management or the independent auditors. Management has primary responsibility for preparing the financial statements and designing and assessing the effectiveness of internal control over financial reporting. Management and the internal audit function are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations.

PwC, eBay’s independent auditors, is responsible for planning and carrying out an audit of eBay’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and eBay’s internal control over financial reporting, expressing an opinion on the conformity of eBay’s audited financial statements with generally accepted accounting principles (“GAAP”) as well as the effectiveness of eBay’s internal control over financial reporting, reviewing eBay’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

During 2017 and in early 2018, in connection with the preparation of eBay’s Annual Report on Form 10-K for the year ended December 31, 2017, and in fulfillment of our oversight responsibilities, we did the following, among other things:

•	Discussed with PwC the overall scope of and plans for their audit;

•	Reviewed, upon completion of the audit, the financial statements to be included in the Form 10-K and management’s report on internal control over financial reporting and discussed the audited financial statements and eBay’s internal control over financial reporting with senior management;

•	Conferred with PwC and senior management of eBay regarding the scope, adequacy, and effectiveness of internal accounting and financial reporting controls (including eBay’s internal control over financial reporting) in effect;

•	Instructed PwC that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the stockholders;

•	Discussed with PwC, both during and after completion of their audit processes, the results of their audit, including PwC’s assessment of the quality and appropriateness, not just acceptability, of the accounting principles applied by eBay, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements, as well as other matters required to be communicated under generally accepted auditing standards, including the matters required by applicable accounting standards; and

Proposals Requiring Your Vote | Proposal 3 — Ratification of Appointment of Independent Auditors

•	Obtained from PwC, in connection with the audit, a timely report relating to eBay’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within GAAP that were discussed with management, ramifications of the use of such alternative disclosures and treatments, the treatment preferred by PwC, and any material written communications between PwC and management.

Our Audit Committee held ten meetings in 2017. Throughout the year, we conferred with PwC, eBay’s internal audit function, and senior management in separate executive sessions to discuss any matters that the Audit Committee, PwC, the internal audit function, or senior management believed should be discussed privately with the Audit Committee. We have direct and private access to both the internal and external auditors of eBay.

We have discussed with PwC the matters required to be discussed by the statements on Auditing Standards No. 16 (Communication with Audit Committees). The Audit Committee received written disclosures and a letter from PwC required by the applicable PCAOB requirements for independent accountant communications with audit committees concerning auditor independence, and discussed the independence of PwC with that firm. We concluded that PwC’s provision to eBay and its affiliates of the non-audit services reflected under “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” above is compatible with PwC’s obligation to remain independent.

We have also established procedures for the receipt, retention, and treatment of complaints received by eBay regarding accounting, internal accounting controls, or auditing matters and for the confidential anonymous submission by eBay employees of concerns regarding questionable accounting or auditing matters.

After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with eBay that might affect their independence from eBay, the Board determined that each member of the Audit Committee meets the independence requirements of The NASDAQ Stock Market and of Section 10A of the Exchange Act, that each member is able to read and understand fundamental financial statements, and that Mr. Anderson qualifies as an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee operates under a written charter adopted by the Board. The current Audit Committee charter is available on the corporate governance section of eBay’s investor relations website at https://investors.ebayinc.com/corporate-governance.cfm. Any future changes in the Audit Committee charter or key practices will also be reflected on the website.

Based on the reviews and discussions described above, we recommended to the Board, and the Board approved, the inclusion of the audited financial statements in eBay’s Annual Report on Form 10-K for the year ended December 31, 2017, which eBay filed with the SEC on February 5, 2018. We have also approved the appointment of PwC as our independent auditors for the fiscal year ending December 31, 2018.

AUDIT COMMITTEE

Fred D. Anderson	Adriane M. Brown	Perry M. Traquina

Proposals Requiring Your Vote | Proposal 4 — Management Proposal Regarding Ratification of Special Meeting Provisions in the Company’s Certificate of Incorporation and Bylaws

Proposal 4 — Management Proposal Regarding Ratification of Special Meeting Provisions in the Company’s Certificate of Incorporation and Bylaws

Proposal 4	Management Proposal Regarding Ratification of Special Meeting Provisions in the Company’s Certificate of Incorporation and Bylaws ☑ The Board recommends a FOR vote for this proposal

The Board is seeking stockholder ratification of certain provisions of our Amended and Restated Certificate of Incorporation (the “Charter”) and Bylaws that grant stockholders who own at least 25% of the Company’s outstanding shares of capital stock and satisfy other requirements the ability to direct the Company to call a special meeting of stockholders (the “Special Meeting Threshold” and together with the related provisions the “Special Meeting Provisions”). The Company received a stockholder proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, asking the Board to take the necessary steps to amend our governing documents to give holders of 10% of the Company’s outstanding shares of common stock the right to call a special meeting (the “Stockholder Proposal”). As allowed by the staff of the Division of Corporate Finance of the Securities and Exchange Commission, the Company omitted the Stockholder Proposal from this Proxy Statement based on the Company’s plans to submit this management proposal seeking ratification of the Company’s current Special Meeting Threshold and Special Meeting Provisions. The Company believes that this management proposal is an effective means to obtain stockholder viewpoints and engage with stockholders on the issue of an appropriate Special Meeting Threshold.

The Company believes that a vote in favor of ratifying the Company’s current Special Meeting Threshold and Special Meeting Provisions is tantamount to a vote against the Stockholder Proposal.

At the 2012 annual meeting of stockholders (“2012 Annual Meeting”), the Board recommended that the Company’s stockholders approve and adopt a management proposal relating to the Special Meeting Provisions. This management proposal was overwhelmingly approved by the Company’s stockholders at that annual meeting, with over 99% of stockholders present at the meeting (or represented by proxy) and entitled to vote on the proposal voting in favor of it. Following the meeting, the Company filed the Charter and Bylaws (as in effect at the time) including the Special Meeting Provisions as exhibits to the Company’s Current Report on Form 8-K on April 27, 2012.

The Board is hereby requesting that the Company’s stockholders ratify the Special Meeting Provisions that were adopted by the Company following stockholders’ approval in favor of such provisions at the Company’s 2012 Annual Meeting.

If stockholders do not ratify the Special Meeting Threshold and Special Meeting Provisions, the existing Special Meeting Threshold will remain in place. In addition, the Board will consider the results of the vote and engage with our stockholders to solicit feedback regarding the current Special Meeting Threshold.

Ratification of the Special Meeting Provisions

The Special Meeting Provisions, which are set forth in Article VI, Section E of the Charter and Article I, Section 1.3 of the Bylaws, and were described in the Company’s proxy statement for the 2012 Annual Meeting, may be summarized as follows:

•	One or more stockholders of record that together have continuously held (for their own account or on behalf of others) beneficial ownership of at least 25% of the outstanding common stock of the Company for at least 30 days as of the date such request is delivered have the ability to require the Company to call a special meeting of its stockholders.

•

Stock ownership is determined under a “net long position” standard to provide assurance that stockholders seeking to call a special meeting possess both (i) full voting and investment rights pertaining

Proposals Requiring Your Vote | Proposal 4 — Management Proposal Regarding Ratification of Special Meeting Provisions in the Company’s Certificate of Incorporation and Bylaws

to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares.

•	Stockholders seeking to call a special meeting would be required to provide information similar to the information required for stockholder nominations at annual meetings under the Bylaws, in addition to eligibility information specific to the right of stockholders to call special meetings. Further, stockholders seeking to call a special meeting would be required to provide a statement regarding the specific purpose(s) of the meeting and the matters proposed to be acted on at it.

•	The date of any special meeting requested must be not more than 90 days after the date on which the request is validly delivered to the Company.

•	The special meeting right is subject to certain limitations designed to prevent duplicative and unnecessary meetings. A special meeting request would not be valid if:

-	the proposed meeting relates to an item of business that is the same or substantially similar to any item of business that is to be brought before a meeting of stockholders to be held within 60 days of receiving the request for a special meeting;

-	an otherwise valid request for a special meeting is delivered within a period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (x) the date of the next annual meeting and (y) 30 days after the first anniversary of the date of the immediately preceding annual meeting;

-	the proposed meeting relates to an item of business that is the same or substantially similar to an item of business that was presented at any meeting of stockholders held within 120 days prior to the delivery of a special meeting request;

-	the proposed meeting relates to an item of business that is not a proper subject for action by the stockholders under applicable law; or

-	the special meeting request was made in a manner that violates Regulation 14A under the Exchange Act or other applicable law, or otherwise does not comply with the Special Meeting Provisions.

The above summary is subject, in all respects, to the Special Meeting Provisions of our Charter and Bylaws, which are attached to this Proxy Statement as Appendix A and Appendix B, respectively.

Board Consideration of Appropriate Stockholder Special Meeting Rights

The Board evaluated a number of different factors in adopting the existing right of stockholders to call a special meeting, as further described in the Company’s proxy statement for the 2012 Annual Meeting. The Board continues to believe that a 25% ownership threshold to request a special meeting strikes a reasonable balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders, including stockholders with special interests, could call one or more special meetings that could result in unnecessary financial expense and disruption to our business. The Board believes that special meetings should only be called to consider extraordinary events that are of interest to a broad base of stockholders and that cannot be delayed until the next annual meeting. Additionally, preparing for a stockholder meeting requires significant attention of our directors, officers and employees, diverting their attention away from performing their primary function of operating the Company’s business in the best interests of our stockholders. Likewise, the Board believes that only stockholders with a true economic and non-transitory interest in the Company should be entitled to utilize the special meeting mechanism.

25% Special Meeting Ownership Threshold Consistent with Market Practice

The 25% ownership threshold is a common threshold for special meeting rights at public companies, among those companies that provide for this right. To put this in perspective, approximately 59% of S&P 500 companies give stockholders the right to call a special meeting. Of those companies, 67% have a special meeting ownership threshold that is equal to or higher than that of the Company. In short, the Company’s stockholders have a right that is equal to or more expansive than that of 80% of S&P 500 companies (when including those companies that do not provide such rights at all).

Proposals Requiring Your Vote | Proposal 4 — Management Proposal Regarding Ratification of Special Meeting Provisions in the Company’s Certificate of Incorporation and Bylaws

Corporate Governance Practices

The Board believes that the current Special Meeting Provisions should be considered in the context of the Company’s overall corporate governance practices, including the stockholder rights available under its Bylaws and Charter, applicable law, and the Company’s demonstrated commitment to stockholder engagement and responsiveness to stockholder concerns. Our corporate governance practices are highlighted on page 5 of this Proxy Statement.

In addition to the existing right of stockholders to call a special meeting at the 25% ownership threshold, stockholder approval is required for many key corporate actions before action may be taken. Under Delaware law and the NASDAQ Stock Market rules, the Company must submit certain important matters to a stockholder vote.

Additionally, our Bylaws provide stockholders with the ability to nominate candidates to the Board both through traditional processes and our proxy access procedures. Under existing law, stockholders may request the Company to include stockholder proposals in proxy materials to be considered by our full stockholder base. Directors are elected by majority vote on an annual basis, and stockholders have multiple avenues of communication to the Board.

Given the existing right of stockholders to call a special meeting, coupled with the Company’s strong corporate governance policies, the Board strongly recommends that stockholders ratify the existing Special Meeting Provisions.

The Board of Directors Recommends a Vote FOR Proposal 4.

Unless you specify otherwise, the Board intends the accompanying proxy to be voted FOR this item.

Our Executive Officers

Our Executive Officers

Executive officers are appointed annually by the Board and serve at the discretion of the Board. Set forth below is information regarding our executive officers as of April 4, 2018.

Name	Age	Position	Biography
Devin N. Wenig	51	President and Chief Executive Officer	Mr. Wenig’s biography is set forth under the heading “Proposal 1 – Election of Directors,” above.
Stephen Fisher	53	Senior Vice President, Chief Technology Officer

Mr. Fisher serves eBay as Senior Vice President, Chief Technology Officer. He has served in that capacity since July 2015. He joined eBay in September 2014 as Senior Vice President, Chief Technology Officer, eBay Marketplaces. Prior to joining eBay, Mr. Fisher spent 10 years at Salesforce.com, an enterprise cloud computing company, most recently as its Executive Vice President, Technology.

Mr. Fisher currently serves on the Board of Directors of Vonage Holdings Corp. and Safeguard Scientifics, Inc.

Marie Oh Huber	56	Senior Vice President, Legal Affairs, General Counsel and Secretary	Ms. Huber serves eBay as Senior Vice President, Legal Affairs, General Counsel and Secretary. She joined eBay in May 2015 and assumed her current role upon the spin-off of PayPal Inc. Prior to joining eBay, Ms. Huber spent 15 years at Agilent Technologies, a technology and life sciences company, most recently as Senior Vice President, General Counsel and Secretary.
Scott Cutler	48	Senior Vice President, North America

Mr. Cutler serves eBay as Senior Vice President, Americas. He joined eBay’s StubHub business in April 2015. Prior to joining eBay, Mr. Cutler spent nine years at NYSE, a global stock exchange. Prior to his career at NYSE, Mr. Cutler spent several years in investment banking.

Mr. Cutler currently serves on the Board of Directors of Mental Health Association of New York City.

Jae Hyun Lee	53	Senior Vice President, EMEA	Mr. Lee serves eBay as Senior Vice President, eBay EMEA. He has served in that capacity since August 2017. He joined eBay in May 2002 and has held a number of executive roles, most recently as Senior Vice President, Asia Pacific, leading the region for 12 years. Prior to joining eBay, Mr. Lee spent almost eight years at Boston Consulting Group with various roles all over the world.
Raymond J. Pittman	48	Senior Vice President, Chief Product Officer	Mr. Pittman serves eBay as Senior Vice President, Chief Product Officer. He has served in that capacity since July 2015. He joined eBay in November 2013 as Senior Vice President, Chief Product Officer, eBay Marketplaces. Prior to joining eBay, Mr. Pittman spent almost four years at Apple, a multinational technology company, most recently as head of Apple’s worldwide e-commerce platform.
Scott F. Schenkel	50	Senior Vice President, Finance and Chief Financial Officer

Mr. Schenkel serves eBay as Senior Vice President, Finance and Chief Financial Officer. He has served in that capacity since July 2015. He has been with eBay since March 2007 and has held a number of executive roles, most recently as Senior Vice President, Finance and Chief Financial Officer for eBay Marketplaces from March 2010 until July 2015 and as Vice President, Finance and Chief Financial Officer for eBay Marketplaces from September 2008 to March 2010. Prior to joining eBay, Mr. Schenkel spent over 16 years in finance with General Electric, in a variety of roles around the world.

Mr. Schenkel currently serves on the Board of NetApp.

Wendy Jones	52	Senior Vice President, Global Operations	Ms. Jones serves eBay as Senior Vice President, Global Operations. She joined eBay in 2003 as Vice President, Customer Service for North America and Australia. She has held various other leadership roles at eBay over the years. Prior to joining eBay, Ms. Jones worked at State Street Bank, Land Rover NA, and for iSKY, Inc., in various leadership roles.
Kristin Yetto	51	Senior Vice President, Chief People Officer	Ms. Yetto serves eBay as Senior Vice President, Chief People Officer. She has served in that capacity since July 2015. She has been with eBay since March 2003 and has held a number of executive roles, most recently as Senior Vice President of Human Resources for eBay Marketplaces from March 2010 until July 2015. Prior to joining eBay, Ms. Yetto served as an HR Business Partner at Palm. Before Palm, Ms. Yetto was a Director of Global Services for Seagate Technology.
Joo Man Park	50	Senior Vice President, APAC	Mr. Park serves eBay as Senior Vice President, eBay APAC. He has served in that capacity since September 2017. Mr. Park has held various roles at eBay over the years. Prior to joining eBay, Mr. Park worked for Hyundai Investment Bank, The Boston Consulting Group, and Thrunet, one of the largest internet service providers in Korea.

Message from the Compensation Committee

Message from the Compensation Committee

Dear eBay Stockholder,

In 2017, the Company made solid progress executing its strategy of delivering the best choice, most relevance and most powerful selling platform for buyers and sellers. The Company remained focused on its most important stakeholders – its customers, stockholders and employees – as it accelerated its product innovation to improve the customer experience and delivered strong financial results.

At the same time, the leadership team continued to foster a culture wedded to the Company’s purpose of creating a better, more sustainable form of commerce and rooted in the core values of being inventive, bold, courageous, diverse and inclusive. We are proud of the Company’s continued progress in this respect as it published its first Global Impact summary and Diversity and Inclusion report.

We are very pleased with the Company’s momentum during the year. We believe the Company has set the foundation for continuing growth and is on the right trajectory. We are excited about the opportunity to improve the Company’s customer experience by intermediating payments on its Marketplace platform.

In our executive compensation program, we remain committed to a performance-based compensation program that strongly supports the Company’s business objectives while aligning pay for performance with stockholder interests. We believe that the Company’s executive compensation approach creates the proper incentives and rewards for creating long-term value for our stockholders. Importantly, with approximately 93% of the Company’s stockholders supporting eBay’s Say on Pay vote last year, our investors let us know that they support our approach as well.

The Company continued its regular practice of stockholder engagement and participated in investor discussions during the spring and fall of 2017. This engagement provided us the opportunity to discuss our approach to executive compensation, address timely themes around compensation and hear feedback from a set of critical stakeholders.

As the Compensation Committee of your Board of Directors, we want to thank you for being valued stockholders, and we welcome your feedback on our 2017 compensation programs which are detailed in the following pages.

Edward W. Barnholt	Anthony J. Bates	Bonnie S. Hammer	Kathleen C. Mitic	Paul S. Pressler	Thomas J. Tierney

Compensation Discussion and Analysis | Executive Summary

Compensation Discussion and Analysis

Executive Summary

In 2017, eBay made solid progress executing its strategy of delivering the best choice, most relevance and most powerful selling platform for buyers and sellers. The Company accelerated its product innovation to improve the customer experience for buyers and sellers and delivered strong financial results. At the same time, the leadership team continued to foster a culture wedded to the Company’s purpose of creating a better, more sustainable form of commerce and rooted in the core values of being inventive, bold, courageous, diverse and inclusive. The Compensation Committee and our CEO remained committed to our existing executive compensation program, which is designed to align with our business goals and culture, serves the long-term interests of our stockholders and is highly performance based. We believe that our pay-for-performance driven executive compensation program ensures that our executives’ compensation is tied to delivering results that support the Company’s business strategy and objectives.

Our Compensation Program

The goals of our executive compensation program are to:

•	align compensation with our business objectives, performance and stockholder interests,

•	motivate executive officers to enhance short-term results and long-term stockholder value,

•	position us competitively among the companies against which we recruit and compete for talent, and

•	enable us to attract, reward and retain executive officers and other key employees who contribute to our long-term success.

How We Pay Our Executive Officers

We achieve these objectives primarily by employing the following elements of pay for our executive officers:

•	long-term equity compensation,

•	an annual cash incentive, and

•	base salary.

Our executive officers also participate in our broad-based retirement savings and benefit programs and receive limited perquisites that are not available to all employees.

For 2017, we chose to continue to use a mix of equity and cash compensation vehicles to compensate our executive officers. Our incentive compensation is dependent on financial targets that the Compensation Committee believes correlate with operating performance over one- and multi-year performance periods and long-term stock performance.

Compensation Discussion and Analysis | Executive Summary

The following chart shows the breakdown of 2017 compensation for our CEO, Devin Wenig, and illustrates the predominance of equity incentives and performance-based components in our executive compensation program.

DEVIN WENIG

Our 2017 Company Performance

As discussed above, our executive compensation program is highly performance-based, with payouts for elements under the program dependent on meeting financial targets over one- and multi-year performance periods. For 2017, we selected financial metrics and targets that the Compensation Committee believes incentivize our management team to achieve our strategic objectives and drive the Company’s financial performance and long-term stock performance, including foreign exchange neutral (FX-neutral) revenue, non-GAAP operating margin dollars, return on invested capital and non-GAAP net income.

In 2017, we believe we made great progress against our key strategic priorities to drive the best choice, the most relevance, and the most powerful selling platform. We drive the best choice by attracting and retaining sellers and brands that bring differentiated inventory to eBay and providing our consumers with great selection and value. To help deliver the most relevance, we have undertaken a multi-year initiative, which we call structured data, to better understand, organize and leverage the inventory on eBay. Structured data has provided us with the foundation on which to create shopping experiences that are tailored to each user’s interests, passions and shopping history. In 2017, our structured data efforts enabled us to deliver more personalized, discovery-based user experiences and made it easier for customers to find inventory both on and off eBay. Finally, we focus on offering the most powerful selling platform for our business and consumer sellers. During the year, we continued to expand the adoption of our Seller Hub product, while adding new capabilities to enable sellers to more effectively manage their eBay businesses.

Compensation Discussion and Analysis | Executive Summary

The following charts show the Company’s 2017 financial results that impacted the Company’s executive compensation program.

2016-2017 Performance-Based Restricted Stock Unit (“PBRSU”) Cycle

Awards under the 2016-2017 PBRSU cycle were earned at 117% of target based on Company performance. This payout percentage reflects the Company’s performance at 130% of FX-Neutral revenue target (based on a straight line interpolation between Target at 50% and Maximum at 100%) and 104% of Non-GAAP operating margin (based on a straight line interpolation between Target at 50% and Maximum at 100%), averaged together with equal weight, and multiplied by 100% as the Return for Invested Capital modifier.

FX-Neutral revenue ($ billions)	Non-GAAP operating margin dollars ($ billions)	Return on Invested Capital (%) Modifier

2017 Annual Cash Incentive Award (the eBay Incentive Plan (eIP))

Payouts under the plan are based 75% on the Company’s performance and, in order to facilitate differentiation based on individual performance, the remaining 25% is based on individual performance. The Company performance component paid at 122% of target based on the following Company performance. The performance thresholds for FX-Neutral revenue and Non-GAAP net income were met. The Company portion of the eIP payout was based on actual non-GAAP net income performance based on a straight line interpolation between Target at 100% and Maximum at 200%.

FX-Neutral revenue ($ billions)	Non-GAAP net income ($ billions)

Compensation Discussion and Analysis | Executive Summary

Our Compensation Practices

We believe our compensation practices align with and support the goals of our executive compensation program and demonstrate our commitment to sound compensation and governance practices.

What We Do	What We Don’t Do

✓  We align executive compensation with the interests of our stockholders

•  Emphasize pay-for-performance alignment

•  Deliver a majority of total compensation opportunity through performance-based compensation: PBRSUs and annual cash incentives

•  Set meaningful stock ownership requirements for executive officers

✓  We avoid excessive risk-taking

•  Maintain a clawback policy

•  Use multiple performance measures, caps on incentive payments, and overlapping two-year performance periods for PBRSU awards

✓  We adhere to compensation best practices

•  Retain an independent compensation consultant for the Compensation Committee

•  Prohibit hedging and pledging transactions by executive officers and directors

•  Provide only limited perquisites to executive officers that are not available to all employees

×   Tax gross-ups for change in control benefits

×   Automatic “single trigger” acceleration of equity awards granted to our executive officers upon a change in control

×   Repricing or buyout of underwater stock options without stockholder approval

Compensation Discussion and Analysis | Introduction

Introduction

This Compensation Discussion and Analysis is presented as follows:

➊	Elements of Our Executive Compensation Program provides a description of our executive compensation practices, programs, and processes.

➋	Compensation Decisions for 2017 explains executive compensation decisions made for 2017.

➌	2017 Business Results highlights results that affected executive compensation.

➍	Severance and Change in Control Arrangements with Executive Officers and Clawbacks discusses the Company’s severance and change in control plans and other arrangements with executive officers.

➎	Further Considerations for Setting Executive Compensation discusses the role of the Company’s compensation consultant, peer group considerations, and the impact of accounting and tax requirements on compensation.

This Compensation Discussion and Analysis describes the compensation of our “named executive officers” (“NEOs”) for 2017:

•	Devin Wenig, President and Chief Executive Officer (“CEO”)

•	Scott Schenkel, Senior Vice President, Finance and Chief Financial Officer (“CFO”)

•	Scott Cutler, Senior Vice President, Americas

•	Stephen Fisher, Senior Vice President, Chief Technology Officer

•	Jae Hyun Lee, Senior Vice President, EMEA

Review of Elements of Executive Compensation Program; 2017 “Say on Pay” Vote and Investor Feedback

We regularly review the Company’s compensation philosophy and executive compensation program to assess whether they continue to be properly aligned with our business goals, culture and, importantly, stockholder interests. We also regularly engage with our stockholders at least twice a year to solicit feedback on our compensation philosophy and executive compensation program. After conducting this review and considering the feedback received during the Company’s regular engagement with stockholders by management of the Company and members of the Board, we determined that the Company’s executive compensation philosophy, compensation objectives, and overall program continued to be appropriate. The Compensation Committee determined for 2017 that the elements of our Executive Compensation Program should remain in place. In 2018 and beyond, we will adapt our executive compensation program to reflect the Company’s intention to further improve its customer experience by intermediating payments on its Marketplace platform.

In 2017, our stockholders once again overwhelmingly approved our executive compensation program through the “say on pay” vote, with approximately 93% of the votes cast in favor. As a result, the Compensation Committee did not make any specific changes to the Company’s executive compensation program in response to the 2017 “say on pay” vote.

➊   Elements of Our Executive Compensation Program

The goals of our executive compensation program are to:

•	align compensation with our business objectives, performance and stockholder interests,

•	motivate executive officers to enhance short-term results and long-term stockholder value,

•	position us competitively among the companies against which we recruit and compete for talent, and

•	enable us to attract, reward and retain executive officers and other key employees who contribute to our long-term success.

To achieve these goals, we have three principal components of our executive compensation program: equity compensation, an annual cash incentive, and base salary. We seek to ensure that total compensation for our executive officers is heavily weighted to variable, performance-based compensation by delivering a majority of compensation in the form of PBRSUs and annual cash incentives.

Compensation Discussion and Analysis | Elements of Our Executive Compensation Program

The Compensation Dashboard below provides a snapshot of the key elements of our 2017 executive compensation program and describes why each element is provided. Additional information about these key elements is included in the sections following the dashboard.

COMPENSATION DASHBOARD

Short-Term Incentives		Long-Term Incentives	Benefits
Cash		Equity
Base Salary	Annual Cash Incentive Awards

•  Aligns executive incentives with the long-term interests of our stockholders

•  Positions award guidelines at target level with the median of the market levels paid to peer group executives

•  Recognizes individual executive’s recent performance and potential future contributions

•  Retains executives for the long term

•  Provides a total compensation opportunity with payouts varying based on our operating and stock price performance

•  Health and welfare benefit plans

•  Employee stock purchase plan

•  Retirement savings plans

•  Deferred compensation plan

•  Limited personal use of the corporate airplane with reimbursement required (CEO and CFO only)

•  Certain other limited perquisites

• Rewards individuals’ current contributions to the Company • Reflects the scope of their roles and responsibilities • Compensates for expected day-to-day performance	• Aligns executive compensation with annual Company and individual performance • Motivates executives to enhance annual results

We chose a mix of equity and cash compensation vehicles to compensate executive officers based on long-term value drivers of Company performance over one- and multi-year periods and individual contributions to the Company. Our executive officers also were eligible to participate in our broad-based retirement savings (which include a 401(k) program open to all employees in the United States and an unmatched deferred compensation program available to vice presidents and above in the United States) and benefit programs and received limited perquisites.

Compensation Discussion and Analysis | Elements of Our Executive Compensation Program

Equity Incentive Awards

For 2017, once the value of the annual equity incentive awards has been set for each executive officer, the formula used to allocate the annual equity awards is as follows:

Annual Equity Awards: Value

The value of annual equity awards is determined within guidelines that the Compensation Committee approves on an annual basis for each position. These guidelines are based on our desired pay positioning relative to companies with which we compete for talent. The midpoint of the guidelines, or the median target award, reflects the 50th percentile of the competitive market.

In 2017, the Compensation Committee approved equity award guidelines by position based on the following:

•	equity compensation practices of technology companies in our peer group, as disclosed in their public filings (see page 65 for our 2017 peer group), and

•	equity compensation practices for comparable technology companies that are included in proprietary third-party surveys.

The Compensation Committee is also cognizant of dilution resulting from equity compensation, and so it carefully considers share usage each year and sets an upper limit on the number of shares that can be used for equity compensation, including awards to executive officers and the overall employee population.

Each executive officer’s individual contribution and impact, projected level of contribution and impact in the future, and competitive positioning are considered when determining individual awards. The retention value of current year awards and the total value of unvested equity from previous awards are also considered. The individual awards can be higher or lower than the median target award by an amount ranging from zero to three times the median target award. The Compensation Committee limits the use of special equity-related compensation for executive officers to extraordinary circumstances only. In 2017, our NEOs received equity-related compensation as part of the Company’s standard annual equity award. In addition to the annual awards, two of our executives, Scott Cutler and Jae Hyun Lee, received promotion awards in connection with their promotions to new roles. Both promotion awards were granted using the Company’s standard equity mix of 60% PBRSUs and 40% time-vested restricted stock units.

PBRSU Program

Plan Design and Performance Periods. The PBRSU Program is a key component of the annual equity compensation for each executive officer. At the beginning of each performance period, executive officers receive PBRSU grants that are subject to performance- and time-based vesting requirements.

Each PBRSU cycle has a two-year performance period. The performance goals for each cycle are approved by the Compensation Committee at the beginning of the performance period. Each executive officer is awarded a target number of shares subject to the PBRSU award at the beginning of the performance period.

Compensation Discussion and Analysis | Elements of Our Executive Compensation Program

If the Company’s actual performance exceeds or falls short of the target performance goals, the actual number of shares subject to the PBRSU award will be increased or decreased formulaically.

Under the PBRSU program, 100% of any PBRSU awards granted to our CEO and CFO will vest, if at all, 14 months following the end of the applicable two-year performance period. This provision subjects 100% of the CEO and CFO PBRSU awards to a full three years of stock price volatility before the shares vest. For all executive officers other than the CEO and CFO, one-half of the PBRSUs vest in March following the end of the applicable performance period, and the other half of the award vests in March of the following year, more than one full year following the completion of the performance period. The Compensation Committee believes that the post-performance period vesting feature of the PBRSUs provides an important mechanism that helps to retain executive officers and align their interests with long-term stockholder value.

Performance Measures and Rationale. As discussed above, the number of shares subject to a target PBRSU award are adjusted based on whether the Company’s actual performance exceeds or falls short of the target performance goals for the applicable performance period.

Compensation Discussion and Analysis | Elements of Our Executive Compensation Program

The following table outlines the performance measures for the 2016-2017 and 2017-2018 performance periods and the rationale for their selection:

Performance Measures	FX-Neutral revenue (1) Non-GAAP operating margin dollars (2) Return on invested capital (modifier)
Rationale

The Compensation Committee believes these measures are key drivers of our long-term business success and stockholder value, and are directly affected by the decisions of the Company’s management.

Both FX-Neutral revenue and non-GAAP operating margin dollars measures are used to help ensure that leaders are accountable for driving profitable growth, and making appropriate tradeoffs between investments that increase operating expense and future growth in revenue.

The return on invested capital modifier is used to hold leaders accountable for the efficient use of capital.

(1)	Calculated on a fixed foreign exchange basis.

(2)	Non-GAAP operating margin dollars excludes certain items, primarily stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, impairment of goodwill, separation expenses, and certain one-time gains, losses and/or expenses.

Plan Mechanics and Targets. The two-year performance targets are generally set in a manner consistent with the current year budget and multi-year strategic plan. To receive any shares subject to a PBRSU award, at least one of the FX-neutral revenue or non-GAAP operating margin dollars minimum performance thresholds must be met. Each of the minimum performance thresholds are independent and, if any of the FX-neutral revenue or non-GAAP operating margin dollar performance thresholds are met, the award is adjusted with respect to that performance measure in accordance with the percentages outlined in the illustration below. If the minimum performance threshold for either FX-neutral revenue or non-GAAP operating margin dollars is not met, then no shares are awarded for that performance measure. At the time the performance targets were set, the target goals were designed to be achievable with strong management performance, while the maximum goals were designed to be very difficult to achieve.

The following chart shows the minimum, target, and maximum payout percentage for FX-neutral revenue and non-GAAP operating margin dollars:

	Minimum	Target	Maximum
FX-neutral revenue	25%	50%	100%
Non-GAAP operating margin dollars	25%	50%	100%

The number of shares awarded is determined by comparing our actual performance for FX-neutral revenue and non-GAAP operating margin dollars over the performance period against the minimum, target, and maximum performance levels and converting the result into a payout percentage. The FX-neutral revenue and non-GAAP operating margin dollars measures are then added together and this total is multiplied by the third measure, return on invested capital, with the modification multiplier determined in accordance with the table below:

	Minimum	Target	Maximum
Return on invested capital (modifier)	80%	100%	120%

The target award is multiplied by the percentage resulting from this calculation to determine the actual number of PBRSUs awarded. The Compensation Committee may approve adjustments to the calculations of the performance measures due to material events not contemplated at the time the targets were set (such as major acquisitions) and the Compensation Committee may apply negative discretion to reduce the

Compensation Discussion and Analysis | Elements of Our Executive Compensation Program

payout levels of the awards. Shares that vest under PBRSU awards are 0% to 240% of the initial grant, based on eBay’s FX-neutral revenue, non-GAAP operating margin dollars, and return on invested capital for the two-year performance period.

Plan Revisions for the 2018-2019 PBRSU Cycle. In recognition of the importance of our strategic decision to improve customer experience by intermediating payments on our Marketplace platform, we have adjusted the PBRSU plan for the 2018-2019 PBRSU cycle to tie our senior executives’ compensation to the degree of achievement of Payments intermediation. Beginning with the 2018-2019 PBRSU cycle, we have added a Payments component to the modifier element of the PBRSU plan design. The Payments modifier will be based on the percentage of Gross Merchandise Volume (GMV) of payments that the Company intermediates in 2018 and 2019. With the combination of the return on invested capital and Payments modifiers, the total shares earned can be adjusted down 45% or up 70%. Shares that vest under the PBRSU awards can be 0% to 340% of the initial grant, based on the degree of achievement of the Company’s FX-Neutral revenue and non-GAAP operating margin dollars goals, as adjusted by the return on invested capital and Payments measures for the two-year performance period.

Time-based RSUs

As discussed above, each executive officer receives a portion of his or her annual equity award as a grant of RSUs that vest on a quarterly basis over a four-year period subject to continued employment. For newly hired executive officers, 25% of the initial grant of time-based RSUs vest on the first anniversary of the date of grant and the remainder vest on the quarterly schedule. This vesting schedule is aligned with market practice and helps enable the Company to remain competitive in attracting talent.

Annual Cash Incentive Awards (the eBay Incentive Plan (eIP))

Plan Design and Performance Period. The eBay Incentive Plan (“eIP”) is a broad-based short-term cash incentive plan. The Compensation Committee has set an annual performance period under the plan.

The plan is designed to support a tight link between Company performance and any incentive payouts. The annual cash incentives payable for 2017 had both a FX-neutral revenue threshold and a non-GAAP net income minimum performance threshold. Unless both of these minimum performance thresholds are met, there is no incentive payout. If both minimum performance thresholds are met, the Company uses total non-GAAP net income to determine the payout percentage of the Company financial performance component of the annual cash incentive.

The following chart shows the threshold, target, and maximum payout percentage for non-GAAP net income:

	Threshold	Target	Maximum
Non-GAAP net income	50%	100%	200%

Additionally, if the minimum performance thresholds are met, 75% of executive officers’ payouts under the plan are based on the Company’s performance as described above. To facilitate differentiation based on individual performance, the remaining 25% of awards are based on individual performance. As discussed in more detail below, the Compensation Committee considers many factors in determining the CEO’s individual performance, but does not assign specific weighting to these factors. The CEO partners with the Compensation Committee to similarly assess the individual performance of the other executive officers. In circumstances where the Company’s financial performance is above its minimum performance threshold

Compensation Discussion and Analysis | Elements of Our Executive Compensation Program

but below the target performance threshold, a modifier is applied to the individual performance component to reduce it proportionately based on the Company financial performance component. For example, if the Company exceeded the FX-neutral revenue minimum performance threshold but total non-GAAP net income was 90% of the target performance threshold, then the individual performance component would be calculated as follows: target incentive amount x 25% x individual performance score x 90%. The maximum payout for both the Company financial performance and the individual performance components of the annual incentive plan is 200% of target.

Performance Measures and Rationale. The following table provides information on the Company performance measures set in 2017 and rationale for their selection:

Performance Measures(1)	Rationale
Company financial performance measure
FX-neutral revenue (threshold)	The Compensation Committee believes that a minimum revenue threshold should be met before any cash incentive is paid. Once the minimum revenue threshold has been met, the Company financial performance component of the annual cash incentive payment is paid based on results in relation to the Non-GAAP net income goal.
Non-GAAP net income(2)	Non-GAAP net income is the key measure of short- and intermediate-term results for the Company given that it can be directly affected by the decisions of the Company’s management and provides the most widely followed measure of financial performance.
Individual measure
Individual performance	The Compensation Committee believes that a portion of the compensation payable under this plan should be differentiated based on individual performance for which a review is conducted at the end of the year.

(1)	Both minimum FX-neutral revenue and minimum non-GAAP net income performance thresholds must be met in order for there to be any incentive payout based on Company performance or individual performance, with the payout level for Company financial performance component based on the amount of non-GAAP net income.

(2)	Non-GAAP net income excludes certain items, primarily stock-based compensation expense and related employer payroll taxes, amortization or impairment of acquired intangible assets, impairment of goodwill, amortization of the deferred tax asset associated with the realignment of the Company’s legal structure and related foreign exchange effects, significant gains or losses and transaction expenses from the acquisition or disposal of a business and certain gains or losses on investments. Non-GAAP net income is calculated quarterly, is publicly disclosed as part of our quarterly earnings releases, and is a basis of third-party analysts’ estimates of the Company’s results.

Plan Mechanics and Targets. In the first quarter of the year, the Compensation Committee approves Company performance measures based on business criteria and target levels of performance. Targets are set based primarily on the Company’s Board-approved budget for the year.

The Compensation Committee also assesses annual cash incentive award opportunities against data from public filings of our peer group companies and general industry data for comparable technology companies that are included in proprietary third-party surveys, and it approves target annual cash incentive opportunities for our NEOs at approximately the 50th percentile based on that data. We review market data annually, but only periodically adjust incentive opportunities.

After the end of each year, the Compensation Committee approves the actual performance against the Company financial performance measures to determine the payout percentage for that portion of the annual cash incentive plan. With respect to individual performance, our CEO presents the Compensation Committee with his assessment of the individual performance of the executive officers who are his direct reports and recommends a bonus payout percentage for the individual performance component of the annual incentive plan based on his assessment. The Compensation Committee reviews his assessments and payout recommendations and makes a subjective determination of the level of individual performance and payouts for each of those executive officers. In addition, the Compensation Committee (with input from the Chairman of the Board and other independent members of the Board) makes a subjective determination of the individual performance of the CEO. In making its determination of the individual performance of each executive officer, the Compensation Committee does not give any specific weighting to individual goals.

Compensation Discussion and Analysis | Compensation Decisions for 2017

Base Salary

Assessment and Target Positioning Strategy. We review market data and approve each executive officer’s base salary for the year. Increases generally become effective on or around April 1st of the year. We assess competitive market data on base salaries from public filings of our peer group companies and general industry data for comparable technology companies that are included in proprietary third-party surveys. When considering the competitive market data, we also recognize that the data is historical and does not necessarily reflect those companies’ current pay practices. We assess each executive officer’s base salary against the 50th percentile of the salaries paid to comparable executives at peer group companies and also consider individual performance, levels of responsibility, expertise, and prior experience in our evaluation of base salary adjustments.

Perquisites

We provide certain executive officers with limited perquisites and other personal benefits not available to all employees that we believe are reasonable and consistent with our overall compensation program and philosophy. These benefits are provided to enable the Company to attract and retain these executive officers. We periodically review the levels of these benefits provided to our executive officers.

Prior to September 2017, Mr. Wenig had access to the corporate airplane for up to 50 hours of personal travel, subject to Mr. Wenig fully reimbursing the Company for the incremental costs associated with such use. Beginning in September 2017, the Compensation Committee encouraged Mr. Wenig to use the corporate airplane for personal travel where relevant to reduce possible security concerns. Mr. Wenig’s use of the corporate airplane is subject to on-going oversight by the Compensation Committee. Mr. Schenkel has access to the corporate airplane for up to 20 hours of personal use, subject to Mr. Schenkel fully reimbursing the Company for the incremental costs associated with such use. The Company does not grant bonuses to cover, reimburse, or otherwise “gross-up” any income tax owed for personal travel on the corporate airplane.

Mr. Lee is eligible to receive expatriate benefits, including housing and cost of living allowances, shipment expenses, a transportation allowance and benefits under our Global Tax Equalization Policy in connection with his temporary assignment from Singapore to Switzerland in 2018. These benefits are consistent with our global relocation program and are intended to facilitate any Company-required temporary assignment of our employees and to ensure that these employees are kept whole as compared to their home location during a Company-required temporary assignment. Because the expenses associated with Mr. Lee’s relocation were incurred in 2018, no amounts are reported in the 2017 Summary Compensation Table with respect to these benefits.

➋   Compensation Decisions for 2017

When making compensation decisions for our NEOs, the Compensation Committee evaluated each individual based on his or her leadership, competencies, innovation, and both past and expected future contributions toward the Company’s financial, strategic, and other priorities. Under the leadership of Mr. Wenig, the Company made solid progress during the year against its long-term strategic plan as it began to deliver on its commitment to drive the best choice, the most relevance, and the most powerful selling platform. At the same time, Mr. Wenig and his leadership team focused on building a values-based culture that is inventive, bold, courageous, diverse and inclusive.

In addition, the Compensation Committee considered retention concerns as well as the total value of each NEO’s unvested equity awards. Based on its assessment, the Compensation Committee approved individual compensation arrangements for each NEO based on the factors and guidelines described above and in this section.

Compensation Discussion and Analysis | Compensation Decisions for 2017

Determining 2017 Target Compensation for our CEO

The Compensation Committee takes a multi-year view of Mr. Wenig’s total compensation, with the objective of rewarding his leadership of the Company and tying his compensation to Company results and stock price performance. In doing so, the Compensation Committee has sought to focus Mr. Wenig’s attention on the longer-term performance of the Company.

The Compensation Committee considered many factors in setting the various components of Mr. Wenig’s compensation, including the factors set forth below. In evaluating performance against these factors, the Compensation Committee assigned no specific weighting to these factors and it evaluated individual performance in a holistic manner.

•	Providing leadership and vision to improve eBay’s position as a leading ecommerce player that is environmentally and socially responsible

•	Execution against the Company’s long-term strategic plan to drive the best choice, the most relevance, and the most powerful selling platform

•	Driving innovation and execution across eBay

•	Performance against target financial goals and operating goals including initiatives related to structured data, the shopping experience, mobile applications, and shipping

•	Building an excellent executive management team and a values-based culture that is inventive, bold, courageous, diverse, and inclusive to enable eBay to attract and retain top talent

The Compensation Committee also reviewed and approved the salary, target annual cash incentive award, and target value of equity awards for our CEO considering available market data as well as Company and individual performance.

The Compensation Committee determined that Mr. Wenig’s base salary and target annual cash incentive award remained competitive without an increase and that his overall cash compensation was consistent with creating an ownership culture by focusing his compensation mix on equity rather than cash.

In determining Mr. Wenig’s 2017 equity award, the Compensation Committee recognized the strength of Mr. Wenig’s leadership, his focus on executing the Company’s strategy, creating a culture of diversity and inclusion that reflects the marketplace, delivering innovative products, the over-delivery of financial results against targets, the execution against the long-term strategic plan to drive future growth while remaining environmentally and socially responsible, and engagement with current and potential investors. They also considered the year-over-year increase in the value of equity grants awarded in the prior year to CEOs of other large, public companies in the Internet and technology space.

The following table outlines Mr. Wenig’s 2017 compensation:

	2017	2016	Year-Over-Year Change ($)		Year-Over-Year Change (%)
Base Salary	$1,000,000	$1,000,000	No change		No change
Target Annual Cash Incentive Award (percentage of base salary)	200%	200%	No change		No change
Target Value of Equity Awards	$14,000,000	$12,500,000	$1,500,000	*	12%

Compensation Discussion and Analysis | Compensation Decisions for 2017

Breakdown of 2017 Compensation for our CEO

The following chart shows the breakdown of reported 2017 compensation for Mr. Wenig. This chart illustrates the predominance of equity incentives and performance-based components in our executive compensation program.

DEVIN WENIG

Summary of Target Value of Equity Awards, Target Cash Incentive Award, and Salary for other NEOs

The Compensation Committee considered many factors in approving the various components of the other NEOs’ compensation, including the factors set forth below. In evaluating performance against these factors, the Compensation Committee assigned no specific weighting to these factors and it evaluated individual performance in a holistic manner.

•	Performance against target financial results for the NEO’s business unit or function

•	Defining business unit or function strategy and executing against relevant goals

•	Recognition of the interconnection between the eBay business units and functions and the degree to which each executive supported and drove the success of other business units or functions and the overall business

•	Organization development, including hiring, developing, and retaining the senior leadership team of the business unit or function

•	Achievement of strategic or operational objectives, including control of costs in an environmentally and socially responsible manner

•	Driving innovation and execution for the business unit or function

The Compensation Committee reviewed and approved the target value of equity awards, target annual cash incentive award, and salary for our NEOs based on available market data as well as Company and individual performance.

The Compensation Committee approved salary increases for Mr. Schenkel and Mr. Fisher in order to remain competitive with current market conditions. Mr. Cutler and Mr. Lee received salary increases in connection with their promotions. The Compensation Committee determined that the other NEO’s target annual cash incentive award remained competitive without an increase and that their overall cash compensation was consistent with creating an ownership culture by focusing the compensation mix on equity rather than cash. The Committee determined equity awards based on delivery against business metrics, financial targets and Company-level leadership.

Compensation Discussion and Analysis | 2017 Business Results

The following chart shows the compensation arrangements for our other NEOs:

NAME	2017 Base Salary	Year-Over-Year Change for Base Salary ($)	2017 Target Annual Cash Incentive Award	Year-Over- Year Change for Target Annual Cash Incentive Award ($)	2017 Target Value of Equity Awards*		Year-Over- Year Change for Target Value of Equity Awards ($)
Scott Schenkel	$700,000	$50,000	100%	$50,000	$6,800,000	**	$800,000
Scott Cutler****	$650,000	n/a	75%	n/a	$7,000,000	***	n/a
Stephen Fisher	$650,000	$25,000	75%	$18,750	$7,000,000	***	No Change
Jae Hyun Lee*****	$675,000******	n/a	75%	n/a	$7,000,000	***	n/a

*	For Mr. Schenkel and Mr. Fisher, allocated in accordance with the Company’s 2017 allocation of 60% PBRSUs and 40% RSUs.

**	For the PBRSU portion of the award, if performance targets are met, 100% of achieved portion of the award will vest on March 15, 2020.

***	For the PBRSU portion of the award, if performance targets are met, 50% of the achieved portion of the award will vest on March 15, 2019 and the remaining 50% of achieved portion of the award will vest on March 15, 2020.

****	Mr. Cutler received his annual focal award of $3.0 million in RSUs (in accordance with the standard approach for Vice Presidents). In addition, he received a $4.0 million award on September 15, 2017 in connection with his promotion; allocated in accordance with the Company’s 2017 allocation: 60% PBRSUs and 40% RSUs.

*****	Mr. Lee received his annual focal award of $4.0 million. In addition, he received a $3.0 million award on September 15, 2017 in connection with his promotion; both awards were allocated in accordance with the Company’s 2017 allocation of 60% PBRSUs and 40% RSUs.

******	Mr. Lee’s base salary was converted from Singapore dollars to U.S. dollars based on the closing exchange rate reported by Reuters on December 29, 2017.

➌   2017 Business Results

The following is a summary of the business results that directly affected 2017 executive compensation, including performance-based equity awards and annual cash incentive awards.

PBRSUs

2016-2017 PBRSU Award

The following graphs show the goals and results achieved for the 2016-2017 performance period:

Foreign-exchange neutral (FX-neutral) revenue ($ billions)	Non-GAAP operating margin dollars ($ billions)	Return on Invested Capital (%) Modifier

Following the end of the performance period, as part of its review of the Company’s financial performance against the PBRSU targets and in accordance with its authority under the plan, the Committee considered whether the impact of any significant corporate events not contemplated at the time the targets were set that should lead to an adjustment of any of the performance results. The Committee determined that it was appropriate to adjust the calculation of Return on Invested Capital (ROIC) for 2017 to remove the impact of a non-cash deferred tax asset related to a legal structure realignment.

Compensation Discussion and Analysis | 2017 Business Results

Actual awards under the PBRSU plan could range from 0% to 240% of the target awards. Based on the Company’s financial performance during the 2016-2017 performance period, the actual PBRSU awards were 117% of target and our NEOs received the following awards:

Name	Percentage of Target	Size of Award for 2016-2017 Performance Cycle	Vesting Schedule
Devin Wenig	117%	367,464	100% on March 15, 2019
Scott Schenkel	117%	175,560	100% on March 15, 2019
Scott Cutler*	n/a	n/a	n/a
Stephen Fisher	117%	204,820	50% on March 15, 2018; 50% on March 15, 2019
Jae Hyun Lee	117%	87,781	50% on March 15, 2018; 50% on March 15, 2019

*	Mr. Cutler did not receive a PBRSU award for the 2016-2017 Performance Cycle.

Annual Cash Incentive Awards

2017 Annual Cash Incentive Goals and Plan Performance

The following graphs show the goals and results achieved for the 2017 performance period:

FX-neutral revenue ($ billions)	Non-GAAP net income ($ billions)

The performance goals for the 2017 performance period were set in early 2017 based primarily on the Company’s budget for the year. The performance goal for FX-neutral revenue is a minimum revenue threshold that must be met for the annual cash incentive payment to be paid based on actual results in relation to the Non-GAAP net income performance goals.

In early 2018, as part of its review of the Company’s financial performance against the annual cash incentive plan targets and in accordance with its authority under the plan, the Compensation Committee considered whether the impact of any significant corporate events not contemplated at the time the targets were set should lead to an adjustment of any of the performance results. The Compensation Committee determined that it was appropriate to adjust non-GAAP net income to remove the impact of net interest income/expense related to the Company’s offering of institutional bonds in the second quarter of 2017.

In addition, the Compensation Committee reviewed Mr. Wenig’s performance for the purpose of determining the individual portion of his 2017 annual cash incentive award, with input from the entire Board. The Compensation Committee did not assign fixed weightings to specific individual goals or performance criteria. Instead, it took a holistic view of performance during the year and the Company’s positioning for the future. The Compensation Committee considered the strong financial results in 2017 and the solid positioning of the core eBay business, StubHub and Classifieds. As a result, the individual performance component of Mr. Wenig’s annual cash incentive award consists of two components. The first, Company Performance, makes up 75% of the incentive award. For 2017, the Company performance paid 122% of target. The second component, individual performance, makes up 25% of the incentive award. For 2017, Mr. Wenig’s individual component was established at 150% of target. Mr. Wenig’s total earned annual incentive award for 2017 was 129.0% of target.

Compensation Discussion and Analysis | Severance and Change In Control Arrangements with Executive Officers and Clawbacks

The Company performance component was paid at 122% for all NEOs. The individual performance component was based on each NEO’s individual performance score and the total earned annual incentive award for 2017 for each of our NEOs were paid at between 112.8% and 135.3% of target as follows:

Name	Annual Cash Incentive Target as Percentage of Base Salary	Annual cash Incentive Award for 2017
Devin Wenig	200%	$2,580,000
Scott Schenkel	100%	$928,543
Scott Cutler	75%	$440,896
Stephen Fisher	75%	$562,056
Jae Hyun Lee	75%	$603,719

➍  Severance and Change In Control Arrangements with Executive Officers and Clawbacks

The objective of our severance and change in control arrangements described below was to provide fair and reasonable severance that would also serve as a retention incentive for those impacted by a change in control or similar transactions. We believe that these protections help the Company attract and retain highly talented executive officers.

In considering the protections included in our severance and change in control arrangements, we conducted a comprehensive review of protections provided to senior executives of our peer group and took into account the information about candidates’ expectations learned in the course of recruiting for talented senior leaders. When considering whether to enter into arrangements outside our severance and change in control arrangements, the Compensation Committee was also mindful that newly recruited executives were either leaving relatively secure employment arrangements or turning down attractive alternative offers and determined that these protections should be extended to certain, then-current executives in order to maintain internal alignment.

Severance Arrangements Outside a Change in Control

The Company’s Standard Severance Plan provides severance protection outside of a change in control period if a participant is terminated without cause and signs and does not revoke a waiver of claims against the Company. Mr. Cutler, Mr. Fisher and Mr. Lee participate in the Standard Severance Plan.

Mr. Wenig and Mr. Schenkel do not participate in the Standard Severance Plan. Mr. Wenig and Mr. Schenkel entered into offer letters with the Company in 2014 in connection with their appointment to their current roles at the Company, which provided for severance arrangements if they are respectively terminated without cause or resign for good reason not in connection with a change in control, and sign and do not revoke a waiver of claims against the Company.

Under the terms of Mr. Lee’s offer letter entered into in connection with his promotion to his current role, Mr. Lee is entitled to receive a separation payment in the event he terminates his employment with the Company. This separation payment is intended to replicate benefits offered under a retirement program in which Mr. Lee formerly participated when he was employed with the Company in Korea. The benefit is equal to three times his average monthly salary multiplied by his years of service since January 1, 2013. In contrast, should the Company terminate Mr. Lee’s employment for reason other than cause, Mr. Lee is entitled to benefits under the Standard Severance Plan. Mr. Lee’s offer letter also includes a non-competition restrictive covenant for 12-months post termination of employment.

Compensation Discussion and Analysis | Severance and Change In Control Arrangements with Executive Officers and Clawbacks

The following chart describes the severance benefits that each of our NEOs would receive if terminated outside of a change in control.

		Standard Severance Plan Participants	Mr. Wenig and Mr. Schenkel
Cash Elements	Severance	1x salary and 1x target cash incentive award	2x salary and 2x target cash incentive award
	eIP	Prorated payment for year in which termination occurs(1)
	Health Premium	2x the cost of 12 months of health insurance coverage	No payment
	Make Good Award	Payment of any unpaid cash “make good” awards	n/a

Equity Elements	Options and RSUs	100% acceleration of awards that would have otherwise vested within 12 months of termination date(2)
	PBRSUs	100% acceleration of awards that would have otherwise vested within 12 months of termination date(2)

(1)	For Mr. Wenig and Mr. Schenkel, based only on actual performance with respect to the Company performance element for the full year. For Standard Severance Plan Participants, based on actual performance with respect to the Company performance element for the full year and target performance with respect to the individual performance element.

(2)	For Mr. Wenig and Mr. Schenkel, the Company shall pay cash in lieu of accelerated vesting. For Standard Severance Plan Participants, the Company can elect to pay cash in lieu of accelerated vesting. The cash value of such unvested equity is determined using the average closing price of the Company’s common stock for the ten consecutive trading days ending on and including the trading day immediately prior to his or her termination date.

Severance Arrangements in connection with a Change in Control

The Company has not entered into any arrangements with any of its executive officers to provide “single trigger” severance payments upon a change in control.

The Company’s equity incentive plans generally provide for the acceleration of vesting of awards granted under the plans upon a change in control only if the acquiring entity does not agree to assume or continue the awards. These provisions generally apply to all holders of awards under the equity incentive plans.

The Company’s Change in Control Severance Plan provides severance protection in connection with a change in control if a participant is terminated without cause or resigns for good reason and signs and does not revoke a waiver of claims against the Company. Mr. Cutler, Mr. Fisher and Mr. Lee participate in the Change in Control Severance Plan.

Mr. Wenig and Mr. Schenkel do not participate in the Change in Control Severance Plan. Mr. Wenig and Mr. Schenkel entered into offer letters with the Company in 2014 in connection with their appointment to their current roles at the Company, which provided for change in control arrangements if they are respectively terminated without cause or resign for good reason in connection with a change in control, and sign and do not revoke a waiver of claims against the Company.

Compensation Discussion and Analysis | Severance and Change In Control Arrangements with Executive Officers and Clawbacks

The following chart describes the severance benefits that each of our NEOs would receive if they are terminated in connection with a change in control.

		Change in Control Severance Plan Participants	Mr. Wenig and Mr. Schenkel

Cash Elements	Severance	2x salary and 2x target cash incentive award
	eIP	1x target cash incentive award(1)	Prorated payment for year in which termination occurs(1)
	Health Premium	2x the cost of 24 months of health insurance coverage	No payment
	Make Good Award	Payment of any unpaid cash “make good” awards	n/a

Equity Elements	Options and RSUs	100% acceleration of awards(2)
	PBRSUs	100% acceleration of awards(2)(3)

(1)	For Mr. Wenig and Mr. Schenkel, based only on actual performance with respect to the Company performance element for the full year. For Change in Control Severance Plan Participants, based on target performance with respect to both the Company performance component and the individual performance component.

(2)	For Mr. Wenig and Mr. Schenkel, the Company shall pay cash in lieu of accelerated vesting. For Change in Control Severance Plan Participants, the Company can elect to pay cash in lieu of accelerated vesting. The cash value of such unvested equity is determined using the average closing price of the Company’s common stock for the ten consecutive trading days ending on and including the trading day immediately prior to his or her termination date.

(3)	This payment includes the target amount of shares subject to PBRSUs for performance periods for which achievement has not yet been determined.

Clawbacks

The Compensation Committee has adopted a clawback policy that covers each officer employed as a vice president or in a more senior position and applies to incentive compensation, which includes any cash incentive award, equity award, or equity-based award paid or awarded to any covered employee during the period in which he or she is designated as a covered employee. For all covered employees, the occurrence of either of the following events is covered: (a) an action or omission by the covered employee that constitutes a material violation of the Company’s Code of Business Conduct or (b) an action or omission by the covered employee that results in material financial or reputational harm to the Company. In addition, for covered employees that are employed as a senior vice president or in a more senior position or a vice president who is a member of the finance function, the following event is also covered: a material restatement of all or a portion of the Company’s financial statements that is the result of a supervisory or other failure by the covered employee.

Under the clawback policy, the Compensation Committee has the authority and discretion to determine whether an event covered by the policy has occurred and, depending on the facts and circumstances, may (but need not) require the full or partial forfeiture and/or repayment of any incentive compensation covered by the policy that was paid or awarded to a covered employee. The forfeiture and/or repayment may include all or any portion of the following:

•	Any incentive compensation that is greater than the amount that would have been paid to the covered employee had the covered event been known;

•	Any outstanding or unpaid incentive compensation, whether vested or unvested, that was awarded to the covered employee; and

Compensation Discussion and Analysis | Further Considerations for Setting Executive Compensation

•	Any incentive compensation that was paid to or received by the covered employee (including gains realized through the exercise of stock options) during the twelve-month period preceding the date on which the Company had actual knowledge of the covered event or the full impact of the covered event was known, or such longer period of time as may be required by any applicable statute or government regulation.

➎   Further Considerations for Setting Executive Compensation

Role of Consultants in Compensation Decisions

Pay Governance serves as the Compensation Committee’s independent compensation consultant. It provides the Compensation Committee with advice and resources to help the Compensation Committee assess the effectiveness of the Company’s executive compensation strategy and programs. Pay Governance reports directly to the Compensation Committee, and the Compensation Committee has the sole power to terminate or replace Pay Governance at any time.

As part of its engagement, the Compensation Committee has directed Pay Governance to work with our Senior Vice President, Chief People Officer and other members of management to obtain information necessary for Pay Governance to form recommendations and evaluate management’s recommendations to the Compensation Committee. Pay Governance also meets with the Compensation Committee during its regular meetings, in executive session (where no members of management are present), and with the Compensation Committee chair and other members of the Compensation Committee outside of the Compensation Committee’s regular meetings. As part of its engagement in 2017, Pay Governance provided an environmental scan of executive compensation, evaluated the Company’s peer group composition, evaluated compensation levels at the peer group companies, assessed and proposed equity and cash compensation guidelines for various executive job levels, assessed compensation for the Company’s executive officers, advised on the framework for the Company’s long-term incentive awards, and assessed Board compensation. Pay Governance does not provide any other services to the Company.

Compensation Consultant Conflict of Interest Assessment

The Compensation Committee recognizes that it is essential to receive objective advice from its compensation advisors. To that end, the Compensation Committee closely examines the procedures and safeguards that its compensation advisor takes to ensure that its services are objective. The Compensation Committee has assessed the independence of Pay Governance pursuant to SEC rules and concluded that Pay Governance’s work for the Compensation Committee does not raise any conflict of interest.

Peer Group Considerations

To set total compensation guidelines, we review market data of companies that are comparable to eBay and that we believe compete with eBay for executive talent, business, and capital. We review both specific data from peer group companies’ public filings and general industry data for comparable technology companies that are included in proprietary third party surveys. We believe that it is necessary to consider this market data in making compensation decisions to attract and retain talent. We also recognize that, at the executive level, we compete for talent against larger global companies, as well as smaller, non-public companies.

To assess whether the peer group continues to reflect the markets in which we compete for executive talent, the Compensation Committee reviews and approves the peer group each year with the assistance of its compensation consultant. In deciding whether a company should be included in the peer group, the Compensation Committee generally considers the following screening criteria:

•	revenue;

•	market value;

•	historical growth rates;

Compensation Discussion and Analysis | Further Considerations for Setting Executive Compensation

•	primary line of business;

•	whether the company has a recognizable and well-regarded brand; and

•	whether we compete with the company for talent.

For each member of the peer group, one or more of the factors listed above was relevant to the reason for inclusion in the group, and, similarly, one or more of these factors may not have been relevant to the reason for inclusion in the group.

The Compensation Committee evaluates the Company’s peer group on an annual basis. As a result of their recent acquisitions, LinkedIn Corporation and Yahoo! Inc. were removed from the Company’s peer group. In addition, the Compensation Committee determined that Expedia, Inc. should be added to the Company’s peer group as it met the screening criteria discussed above. As a result of these changes, the peer group consisted of the following companies for 2017:

Adobe Systems Incorporated

Alphabet Inc.

Amazon.com, Inc.

Cisco Systems, Inc.

Electronic Arts Inc.

Expedia, Inc.

Facebook, Inc.

Intel Corporation

Intuit Inc.

Microsoft Corporation

Netflix, Inc.

PayPal Holdings, Inc.

salesforce.com, inc.

Symantec Corporation

The Priceline Group Inc.

Twitter, Inc.

Impact of Accounting and Tax Requirements on Compensation

We are limited by Section 162(m) of the Code to a deduction for federal income tax purposes of up to $1 million of compensation paid to our CEO and certain of our other executive officers in a taxable year. Historically, compensation above $1 million could be deducted if, by meeting certain technical requirements, it could be classified as “performance-based compensation.” The Committee has historically attempted to structure its compensation arrangements to achieve deductibility under Section 162(m), unless the benefit of such deductibility was considered outweighed by the Committee based on the need for flexibility or the attainment of other objectives. The Compensation Committee expressly retains the full discretion to forgo deductibility when the Compensation Committee believes it to be in the interests of the Company and our stockholders. Thus, deductibility will be one of many factors considered by the Committee in ascertaining appropriate levels or modes of compensation.

The Tax Cuts and Jobs Act, which was enacted on December 22, 2017, eliminated the exception for “performance-based compensation” and expanded the number of executives to which the 162(m) limit may apply. As a result, except to the extent provided in limited transition relief, beginning in 2018, the Committee expects compensation over $1 million paid to any named executive officer will no longer be deductible under Section 162(m) of the Code.

Compensation | Compensation Committee

Compensation Committee Report

The Compensation Committee reviews and approves Company compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and eBay’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

COMPENSATION COMMITTEE

Edward W. Barnholt	Anthony J. Bates	Bonnie S. Hammer	Kathleen C. Mitic	Paul S. Pressler	Thomas J. Tierney

Compensation Tables | 2017 Summary Compensation Table

Compensation Tables

2017 Summary Compensation Table

The following table, footnotes, and narrative summarize the total compensation earned by each of our named executive officers, or NEOs, for the fiscal year ended December 31, 2017 and, to the extent required under the SEC executive compensation disclosure rules, the fiscal years ended December 31, 2016 and 2015.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non- Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($)
Devin N. Wenig President and Chief Executive Officer	2017	1,000,000	0	14,000,033	0	2,580,000	0	90,558	17,670,591
	2016	1,000,000	0	12,500,033	0	2,430,000	0	11,159	15,941,192
	2015	942,308	0	9,188,884	1,667,333	2,695,000	0	15,902	14,509,427
Scott F. Schenkel Senior Vice President, Finance and Chief Financial Officer	2017	686,539	0	6,856,169	0	928,543	0	10,800	8,482,051
	2016	650,000	0	5,972,030	0	789,750	0	10,746	7,422,526
	2015	621,154	0	6,857,377	1,192,618	888,250	0	12,746	9,572,145
Scott Cutler Senior Vice President, Americas	2017	521,385	500,000	7,168,694	0	440,896	0	10,800	8,641,775
Stephen Fisher Senior Vice President, Chief Technology Officer	2017	643,269	200,000	7,057,857	0	562,056	0	61,465	8,524,647
	2016	625,000	200,000	6,967,348	0	493,359	0	10,600	8,296,307
	2015	625,000	200,000	2,888,421	473,879	535,547	0	2,513,912	7,236,759
Jae Hyun Lee Senior Vice President, EMEA	2017	595,163	0	7,113,476	0	603,719	0	131,958	8,444,316

Jae Hyun Lee Compensation

Mr. Lee received his salary, car and housing allowance and non-equity incentive plan compensation in Singapore dollars, which were converted to U.S. dollars based on the closing exchange rate reported by Reuters on December 29, 2017.

Bonus (Column (d))

Mr. Cutler and Mr. Fisher received supplemental cash payments pursuant to their respective offer letters.

Stock Awards (Column (e))

The amounts reported in the Stock Awards column represent the aggregate grant date fair value of time-based restricted stock units, or RSUs, and performance-based restricted stock units, or PBRSUs, granted to each of our NEOs in each of the applicable years, calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The grant date fair value of RSUs is determined using the fair value of our common stock on the date of grant, and the grant date fair value of PBRSUs is calculated based on the fair value of our common stock on the date of grant and the probable outcome of the performance measures for the applicable performance period as of the date on which the PBRSUs are granted. This estimated fair value for PBRSUs is different from (and lower than) the maximum value of PBRSUs set forth below. The equity incentive awards included in this column were all awarded under the Company’s 2008 Equity Incentive Award Plan, as amended and restated.

Compensation Tables | 2017 Summary Compensation Table

RSUs: For 2017, RSU awards were granted to our NEOs in connection with the Company’s annual equity grant in April with a grant date value of $5,600,013 for Mr. Wenig, $2,742,468 for Mr. Schenkel, $1,008,275 for Mr. Cutler, $2,823,136 for Mr. Fisher and $1,613,240 for Mr. Lee. In addition, supplemental RSU awards were granted to Mr. Cutler in May with a grant date value of $2,053,193 and in September with a grant date value of $1,642,906. A supplemental RSU award was also granted to Mr. Lee in September with a grant date value of $1,232,179.

PBRSUs: PBRSUs provide an opportunity for our NEOs to receive time-based RSUs if the performance measures for a particular time period — typically 24 months — are met. For a description of the performance measures for the 2017-2018 PBRSU awards, see “Compensation Discussion and Analysis — Elements of Our Executive Compensation Program — Equity Incentive Awards — PBRSU Program” above.

For 2017, PBRSU awards were granted to our NEOs in connection with the Company’s annual equity grant in April with a grant date value of $8,400,020 for Mr. Wenig, $4,113,701 for Mr. Schenkel, $4,234,721 for Mr. Fisher and $2,419,826 for Mr. Lee. In September, promotional PBRSU awards were granted to Mr. Cutler with a grant date value of $2,464,320 and to Mr. Lee with a grant date value of $1,848,230 in connection with their new roles.

Assuming the highest level of performance is achieved under the applicable performance measures for the 2017-2018 PBRSU awards, the maximum possible value of the PBRSU awards allocated to our NEOs for such performance period using the fair value of our common stock on the date that such awards were granted is presented below:

Name	Maximum Value of PBRSUs (as of Grant Date)
Mr. Wenig	$20,160,047
Mr. Schenkel	$9,872,883
Mr. Cutler	$5,914,368
Mr. Fisher	$10,163,331
Mr. Lee	$10,243,336

The value that our NEOs received in 2017 from the vesting of stock awards is reflected in the 2017 Option Exercises and Stock Vested table below. Additional information on all outstanding stock awards as of December 31, 2017 is reflected in the 2017 Outstanding Equity Awards at Fiscal Year-End table below.

Option Awards (Column (f))

The amounts reported in the Option Awards column represent the grant date fair value of stock option awards granted to each of our NEOs in 2015 calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation.

For 2017 and 2016, in accordance with our revised equity guidelines, no option awards were granted to our NEOs.

The value that our NEOs received in 2017 from the exercise of previously granted stock options is reflected in the 2017 Option Exercises and Stock Vested table below. Additional information on all outstanding option awards as of December 31, 2017 is reflected in the 2017 Outstanding Equity Awards at Fiscal Year-End table below.

Compensation Tables | 2017 Summary Compensation Table

Non-Equity Incentive Plan Compensation (Column (g))

The amounts reported in the Non-Equity Incentive Plan Compensation column represent amounts earned by each of our NEOs under the annual cash incentive plan for services they rendered in each of the applicable years. See “Compensation Discussion and Analysis — Elements of Our Executive Compensation Program — Annual Cash Incentive Awards (the eBay Incentive Plan (eIP))” above for more information.

All Other Compensation (Column (i))

General

The amounts reported in the All Other Compensation column reflect:

a)	An amount of $10,800 for each of our NEOs, other than Mr. Lee, which represents the maximum matching contributions made by the Company to the Company’s 401(k) savings plan for the benefit of our U.S.-based NEOs, which also is the same maximum amount applicable to each participating employee for 2017; and

b)	The dollar value of certain information technology support services provided by the Company for computer equipment located at the residences of Mr. Fisher and Mr. Lee.

c)	Car and housing allowance for Mr. Lee in the amounts of $1,988 and $9,000 per month, respectively, which were paid directly to Mr. Lee in connection with his employment by the Company in Singapore.

(d)	An amount of $67,469 in personal airplane usage for Mr. Wenig. The cost of personal airplane usage is calculated based on a methodology that includes the weighted average cost of fuel, maintenance expenses, parts and supplies, landing fees, ground services, catering, and crew expenses associated with such use, including those associated with “deadhead” flights related to such use.

(e)	An amount of $47,697 in relocation expenses for Mr. Fisher, including moving expenses, automobile shipment costs, other relocation services and a related tax gross-up of $8,453. These relocation expenses were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to the applicable service provider.

(f)	An amount of $12,289 in home security expenses for Mr. Wenig relating to hardware installation and monitoring services by outside security providers. The incremental cost associated with the home security services is determined based upon the amount paid to the applicable outside security provider.

Compensation Tables | 2017 Grants of Plan-based Awards

2017 Grants of Plan-based Awards

The following table, footnotes, and narrative set forth certain information regarding grants of plan-based awards to each of our NEOs for the fiscal year ended December 31, 2017.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(j)	All Other Option Awards: Number of Securities Underlying Options (#)(k)	Exercise or Base Price of Option Awards ($/Sh)(l)	Grant Date Fair Value ($)(m)
Name (a)	Approval Date (b)	Grant Date (c)	Threshold ($)(d)	Target ($)(e)	Maximum ($)(f)	Threshold (#)(g)	Target (#)(h)	Maximum (#)(i)
Devin N. Wenig
RSUs	2/15/2017	4/1/2017	—	—	—	—	—	—	166,816	—	—	5,600,013
eIP - Company Performance	N/A	N/A	750,000	1,500,000	3,000,000	—	—	—	—	—	—	—
eIP – Individual Performance	N/A	N/A	—	500,000	1,000,000	—	—	—	—	—	—	—
PBRSUs (2017-2018 Performance period)	2/15/2017	4/1/2017	—	—	—	100,090	250,224	600,538	—	—	—	8,400,020
Scott F. Schenkel
RSUs	2/15/2017	4/1/2017	—	—	—	—	—	—	81,694	—	—	2,742,468
eIP – Company Performance	N/A	N/A	257,452	514,904	1,029,808	—	—	—	—	—	—	—
eIP – Individual Performance	N/A	N/A	—	171,635	343,270	—	—	—	—	—	—	—
PBRSUs (2017-2018 Performance period)	2/15/2017	4/1/2017	—	—	—	49,016	122,541	294,098	—	—	—	4,113,701
Scott Cutler
RSUs	2/15/2017	4/1/2017	—	—	—	—	—	—	30,035	—	—	1,008,275
RSUs	4/10/2017	5/15/2017	—	—	—	—	—	—	60,070	—	—	2,053,193
RSUs	8/18/2017	9/15/2017	—	—	—	—	—	—	42,784	—	—	1,642,906
eIP – Company Performance	N/A	N/A	146,640	293,279	586,558	—	—	—	—	—	—	—
eIP – Individual Performance	N/A	N/A	—	97,760	195,520		—	—	—	—	—	—
PBRSUs (2017-2018 Performance period)	2/15/2017	9/15/2017	—	—	—	25,670	64,175	154,020	—	—	—	2,464,320

Compensation Tables | 2017 Grants of Plan-based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(j)	All Other Option Awards: Number of Securities Underlying Options (#)(k)	Exercise or Base Price of Option Awards ($/Sh)(l)	Grant Date Fair Value ($)(m)
Name (a)	Approval Date (b)	Grant Date (c)	Threshold ($)(d)	Target ($)(e)	Maximum ($)(f)	Threshold (#)(g)	Target (#)(h)	Maximum (#)(i)
Stephen Fisher
RSUs	2/15/2017	4/1/2017	—	—	—	—	—	—	84,097	—	—	2,823,136
eIP – Company Performance	N/A	N/A	180,919	361,839	723,678	—	—	—	—	—	—	—
eIP – Individual Performance	N/A	N/A	—	120,613	241,226	—	—	—	—	—	—	—
PBRSUs (2017-2018 Performance period)	2/15/2017	4/1/2017	—	—	—	50,458	126,146	302,750	—	—	—	4,234,721
Jae Hyun Lee
RSUs	2/15/2017	4/1/2017	—	—	—	—	—	—	48,056	—	—	1,613,240
RSUs	8/18/2017	9/15/2017	—	—	—	—	—	—	32,088	—	—	1,232,179
eIP – Company Performance	N/A	N/A	167,390	334,779	669,558	—	—	—	—	—	—	—
eIP – Individual Performance	N/A	N/A	—	111,593	223,186	—	—	—	—	—	—	—
PBRSUs (2017-2018 Performance period)	2/15/2017	4/1/2017	—	—	—	28,833	72,083	172,999	—	—	—	2,419,826
PBRSUs (2017-2018 Performance period)	8/18/2017	9/15/2017	—	—	—	19,252	48,131	115,514	—	—	—	1,848,230

Compensation Tables | 2017 Grants of Plan-based Awards

Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Annual Cash Incentive Plan) (Columns (d), (e), and (f))

The amounts reported under these columns relate to the possible awards under the annual cash incentive plan. In 2017, the total annual target incentive amounts under the annual cash incentive plan for the NEOs were as follows:

Mr. Wenig	$2,000,000
Mr. Schenkel	$686,539
Mr. Cutler	$391,039
Mr. Fisher	$482,452
Mr. Lee	$446,372

The total 2017 annual target incentive amounts under the annual cash incentive plan for the NEOs were allocated 75% to Company performance and 25% to individual performance. No payment occurs for the individual performance component of the annual cash incentive plan unless the minimum thresholds for both FX-neutral revenue and non-GAAP net income are met; for 2017, these thresholds were met.

Actual payouts to our NEOs under the annual cash incentive plan for the fiscal year ended December 31, 2017 are reflected in the Non-Equity Incentive Plan Compensation column in the 2017 Summary Compensation Table above.

eIP—Company Performance: The amounts shown in the rows entitled “eIP – Company Performance” reflect estimated payouts for the fiscal year ended December 31, 2017 under the annual cash incentive plan for the portion of the award payable based on the Company’s performance, as follows:

•	Threshold: The amounts shown in this column reflect the minimum payment levels if the minimum FX-neutral revenue and non-GAAP net income thresholds are met, which are 50% of the amounts shown under the Target column.

•	Target: The amounts shown in this column reflect the target payment levels if target non-GAAP net income is met.

•	Maximum: The amounts shown in this column represent the maximum amounts payable based on Company performance, which are 200% of the amounts shown under the Target column.

eIP—Individual Performance: The amounts shown in the rows entitled “eIP – Individual Performance” reflect estimated payouts for the fiscal year ended December 31, 2017 under the annual cash incentive plan for the portion of the award payable based on individual performance, as follows:

•	Threshold: Although there are no thresholds under the annual cash incentive plan for individual performance, there is no payout for individual performance unless the minimum thresholds for both Company-wide FX-neutral revenue and non-GAAP net income are met. In addition, in circumstances where the Company’s financial performance is above its thresholds but below its targets, a modifier is applied to the individual performance component to reduce it proportionately based on the Company financial performance component.

•	Target: The amounts shown in this column reflect 100% of the target award for individual performance.

•	Maximum: The amounts shown in this column are 200% of the amounts shown under the Target column.

See “Compensation Discussion and Analysis — Elements of Our Executive Compensation Program — Annual Cash Incentive Awards (the eBay Incentive Plan (eIP))” above.

Compensation Tables | 2017 Grants of Plan-based Awards

Estimated Future Payouts Under Equity Incentive Plan Awards (PBRSUs) (Columns (g), (h), and (i))

The amounts shown reflect estimated payouts of PBRSUs for the 2017-2018 performance period, as follows:

•	Threshold: The amounts shown in this column reflect the awards if the minimum FX-neutral revenue and non-GAAP operating margin dollar thresholds are met and the lowest return on invested capital modifier is applied, and are 40% of the amounts shown under the Target column.

•	Target: The amounts shown in this column reflect the awards if the target FX-neutral revenue and non-GAAP operating margin dollar amounts are met, and the target return on invested capital modifier is applied.

•	Maximum: The amounts shown in this column reflect the awards if the maximum FX-neutral revenue and non-GAAP operating margin dollar amounts are met and the maximum return on invested capital modifier is applied, and are 240% of the amounts shown under the Target column.

For further discussion of the PBRSUs, including their vesting schedules, see “Compensation Discussion and Analysis — Elements of Our Executive Compensation Program — Equity Incentive Awards — PBRSU Program” above.

All Other Stock Awards: Number of Shares or Stock Units (RSUs) (Column (j))

The awards reflect the number of RSUs on the grant date. RSU awards granted to our NEOs in 2017 vest over a four-year period with 1/16th of the shares underlying the RSU award vesting on June 15, 2017 (or, December 15, 2017, in the case of Mr. Cutler’s and Mr. Lee’s September grants), and additional 1/16th of the shares underlying the RSU award vesting each quarter thereafter.

Grant Date Fair Value (Column (m))

The grant date fair value of each RSU award was calculated using the fair value of our common stock on the date of grant. The estimated fair value of PBRSUs was calculated based on the fair value of our common stock on the date of grant and the probable outcome of the performance measures for the 2017-2018 performance period as of the date on which those PBRSUs were granted for accounting purposes.

Compensation Tables | 2017 Outstanding Equity Awards at Fiscal Year-End

2017 Outstanding Equity Awards at Fiscal Year-End

The following table and footnotes set forth certain information regarding outstanding equity awards for each of our NEOs as of December 31, 2017.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value Shares or Units of Stock That Have Not Vested ($) (1)	Stock Grant Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Devin N. Wenig	134,207	0		0	13.69	10/14/2011	10/14/2018
	83,108	0		0	14.86	4/2/2012	4/2/2019
	134,207	0		0	14.67	4/13/2012	4/13/2019
	139,563	0		0	22.63	4/1/2013	4/1/2020
	116,400	10,582	(2)	0	22.76	4/1/2014	4/1/2021
	90,336	20,847	(2)	0	20.41	10/15/2014	10/15/2021
	149,730	74,865	(2)	0	23.21	4/1/2015	4/1/2022
	28,483	18,661	(2)	0	26.92	7/17/2015	7/17/2022
								15,873	(3)	599,047	4/1/2014
								13,898	(3)	524,511	10/15/2014
								56,149	(3)	2,119,063	4/1/2015
								11,785	(3)	444,766	7/17/2015
								117,777	(4)	4,444,904	4/1/2016
								235,826	(5)	8,900,073	3/1/2017
								46,668	(5)	1,761,250	3/1/2017
								135,538	(6)	5,115,204	4/1/2017
								367,464	(10)	13,868,091	3/15/2018	(12)
													600,538	(11)	22,664,304

Compensation Tables | 2017 Outstanding Equity Awards at Fiscal Year-End

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value Shares or Units of Stock That Have Not Vested ($) (1)	Stock Grant Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Scott F. Schenkel	10,157	0		0	14.86	4/2/2012	4/2/2019
	27,914	0		0	22.63	4/1/2013	4/1/2020
	39,576	3,598	(2)	0	22.76	4/1/2014	4/1/2021
	38,392	8,860	(2)	0	20.41	10/15/2014	10/15/2021
	56,564	28,283	(2)	0	23.21	4/1/2015	4/1/2022
	8,545	5,599	(2)	0	26.92	7/17/2015	7/17/2022
	0	94,288	(7)	0	26.92	7/17/2015	7/17/2022
								5,394	(3)	203,570	4/1/2014
								5,906	(3)	222,892	10/15/2014
								21,211	(3)	800,503	4/1/2015
								3,536	(3)	133,449	7/17/2015
								47,144	(7)	1,779,215	7/17/2015
								56,269	(4)	2,123,592	4/1/2016
								89,091	(5)	3,362,294	3/1/2017
								107,335	(5)	4,050,823	3/1/2017
								66,377	(6)	2,505,068	4/1/2017
								175,560	(10)	6,625,634	3/15/2018	(12)
													294,098	(11)	11,099,259
Scott Cutler	38,821	21,290	(2)	0	24.37	6/15/2015	6/15/2022
								40,074	(3)	1,512,393	6/15/2015
								80,147	(3)	3,024,748	6/15/2015
								58,614	(4)	2,212,092	4/1/2016
								24,403	(6)	920,969	4/1/2017
								48,807	(6)	1,841,976	5/15/2017
								40,110	(9)	1,513,751	9/15/2017
													154,020	(11)	5,812,715

Compensation Tables | 2017 Outstanding Equity Awards at Fiscal Year-End

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value Shares or Units of Stock That Have Not Vested ($) (1)	Stock Grant Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Stephen Fisher	6,949	20,847	(8)	0	20.41	10/15/2014	10/15/2021
	3,639	29,115	(2)	0	23.21	4/1/2015	4/1/2022
								13,898	(3)	524,511	10/15/2014
								92,650	(3)	3,496,611	10/15/2014
								21,834	(3)	824,015	4/1/2015
								65,647	(4)	2,477,518	4/1/2016
								45,855	(5)	1,730,568	3/1/2017
								68,328	(6)	2,578,699	4/1/2017
								204,820	(10)	7,729,907	3/15/2018	(12)
													302,750	(11)	11,425,785
Jae Hyun Lee	1,164	0		0	22.63	4/1/2013	4/1/2020
	4,497	1,800	(2)	0	22.76	4/1/2014	4/1/2021
	23,275	16,637	(2)	0	23.21	4/1/2015	4/1/2022
								2,698	(3)	101,823	4/1/2014
								12,477	(3)	470,882	4/1/2015
								28,134	(4)	1,061,777	4/1/2016
								26,204	(5)	988,939	3/1/2017
								39,046	(6)	1,473,596	4/1/2017
								30,083	(9)	1,135,332	9/15/2017
								87,781	(10)	3,312,855	3/15/2018	(12)
													172,999	(11)	6,528,982
													115,514	(11)	4,359,498

Compensation Tables | 2017 Outstanding Equity Awards at Fiscal Year-End

(1)	Market Value is calculated based on a price per share of $37.74, which was the closing price of our common stock on December 29, 2017.

(2)	Becomes fully vested after four years, with 12.5% vesting on the six-month anniversary of the date of grant, and 1/48th vesting monthly thereafter.

(3)	Becomes fully vested after four years, with 25% vesting on each of the four annual anniversaries of the date of grant.

(4)	Becomes fully vested after four years, with 1/16th vesting on June 15, 2016, and additional 1/16th vesting each quarter thereafter.

(5)	Earned in connection with achievement of the 2015-2016 PBRSU performance period; for Mr. Wenig and Mr. Schenkel, 100% vested on March 1, 2018, and for the remaining NEOs, 50% vested on March 1, 2017, and the remaining 50% vested on March 1, 2018.

(6)	Becomes fully vested after four years, with 1/16th vesting on June 15, 2017, and additional 1/16th vesting each quarter thereafter.

(7)	Becomes fully vested after three years, with 100% vesting on the third anniversary of the date of grant.

(8)	Becomes fully vested after four years, with 25% vesting on the one-year anniversary of the date of grant, and 1/48th vesting monthly thereafter.

(9)	Becomes fully vested after four years, with 1/16th vesting on December 15, 2017, and additional 1/16th vesting each quarter thereafter.

(10)	Earned in connection with achievement of the 2016-2017 PBRSU performance period; for Mr. Wenig and Mr. Schenkel, 100% vests on March 15, 2019, and for the remaining NEOs, 50% vested on March 15, 2018, and the remaining 50% vests on March 15, 2019.

(11)	In accordance with the SEC executive compensation disclosure rules, represents the estimated future award of PBRSUs at the maximum performance level under the 2017-2018 performance period based on Company performance through 2017. PBRSUs are earned based on the Company’s FX-neutral revenue and non-GAAP operating margin dollars during the performance period (with the application of a return on invested capital modifier). See “Compensation Discussion and Analysis — Elements of Our Executive Compensation Program — Equity Incentive Awards — PBRSU Program” above for a more detailed discussion of these awards and related performance measures.
(12)	The March 15, 2018 grant date represents the date on which the 2016-2017 PBRSUs were converted to (i) RSUs in the case of Mr. Wenig and Mr. Schenkel and (ii) RSUs and shares of Common Stock in the case of the remaining NEOs.

2017 Option Exercises and Stock Vested

The following table and footnotes set forth the number of shares acquired and the value realized upon exercise of stock options and the vesting of stock awards for each of our NEOs for the fiscal year ended December 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Devin N. Wenig	0	0	237,248	8,331,814
Scott F. Schenkel	0	0	94,998	3,353,752
Scott Cutler	0	0	105,730	3,712,279
Stephen Fisher	49,632	659,244	242,087	8,814,360
Jae Hyun Lee	53,127	539,958	68,717	2,399,477

(1)	Value realized on exercise of stock options is based on the fair market value of our common stock on the date of exercise minus the exercise price and does not reflect actual proceeds received.

(2)	Value realized on vesting of stock awards is based on the fair market value of our common stock on the vesting date and does not reflect actual proceeds received.

Compensation Tables | Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control

The following table, footnotes, and narrative set forth our payment obligations pursuant to the compensation arrangements for each of our NEOs, under the circumstances described below, assuming that their employment was terminated or a change in control occurred on December 31, 2017.

Name	Voluntary Termination ($)(a)		Change in Control ($)(b)	Involuntary Termination Outside of a Change in Control ($)(c) (1)	Involuntary Termination in Connection with a Change in Control ($)(d) (1)	Death or Disability ($)(e)(2)
Devin N. Wenig	0		0	26,001,149	57,093,808	37,305,477
Scott F. Schenkel	0		0	16,824,320	31,648,216	22,423,454
Scott Cutler	0		0	6,331,112	16,280,152	10,556,418
Stephen Fisher	0		0	14,584,345	28,025,473	21,360,144
Jae Hyun Lee	743,954	(3)	0	6,049,072	16,036,453	9,914,204

(1)	With respect to Mr. Wenig and Mr. Schenkel, an involuntary termination includes a termination without cause or resignation for good reason. With respect to Mr. Cutler, Mr. Fisher and Mr. Lee, an involuntary termination outside of a change in control includes only a termination without cause, and an involuntary termination in connection with a change in control includes termination without cause or resignation for good reason.

(2)	The Death or Disability Benefit for Mr. Cutler, Mr. Fisher and Mr. Lee are each presented as though their employment terminated outside a change in control. In the event their employment is terminated in connection with a change in control, Mr. Cutler’s Death or Disability Benefit would be $13,796,737, Mr. Fisher’s Death or Disability Benefit would be $25,024,051 and Mr. Lee’s Death or Disability Benefit would be $13,412,843.

(3)	Represents a separation benefit payable to Mr. Lee upon a voluntary termination of employment, which is intended to replicate benefits offered under a retirement program in which Mr. Lee formerly participated when he was employed with the Company in Korea. Under the terms of Mr. Lee’s offer letter, in the event Mr. Lee terminated his employment with the Company, he would receive a separation benefit equal to 15 times his average monthly salary, based on five years of completed service since January 1, 2013.

Change in Control (Column (b))

The Company has not entered into any arrangements with any of its executive officers to provide “single trigger” severance payments upon a change in control.

The Company’s equity incentive plans generally provide for the acceleration of vesting of awards granted under the plans upon a change in control only if the acquiring entity does not agree to assume or continue the awards. These provisions generally apply to all holders of awards under the equity incentive plans.

Compensation Tables | Potential Payments Upon Termination or Change in Control

The amounts reported in the Change in Control column assume that, in a change in control transaction, the acquiring entity would assume or continue outstanding equity awards. If the acquiring entity does not assume or continue any outstanding equity awards and all the unvested and outstanding awards are fully accelerated upon a change in control, the aggregate value of accelerated vesting of such awards to each of the NEOs that were executive officers of the Company as of December 31, 2017, calculated based on the closing price of our common stock on December 29, 2017, would be as follows:

Name	Acceleration Value of All Outstanding Equity Awards as of 12/31/17 ($) (*)
Mr. Wenig	49,029,861
Mr. Schenkel	28,130,909
Mr. Cutler	13,732,542
Mr. Fisher	24,906,897
Mr. Lee	13,350,780

(*)	Includes the target amount of shares subject to PBRSUs for performance periods for which achievement has not yet been determined.

Involuntary Termination outside of a Change in Control (Column (c))

The Company’s Standard Severance Plan provides severance protection outside of a change in control period if a participant is terminated without cause and signs and does not revoke a waiver of claims against the Company. Mr. Cutler, Mr. Fisher and Mr. Lee participate in the Standard Severance Plan.

Mr. Wenig and Mr. Schenkel do not participate in the Standard Severance Plan. Mr. Wenig and Mr. Schenkel entered into offer letters with the Company in 2014 in connection with their appointment to their current roles at the Company, which provided for severance arrangements if they are respectively terminated without cause or resign for good reason not in connection with a change in control, and sign and do not revoke a waiver of claims against the Company.

Under the terms of Mr. Lee’s offer letter entered into in connection with his promotion to his current role, Mr. Lee is entitled to receive a separation payment in the event he terminates his employment with the Company. This separation payment is intended to replicate benefits offered under a retirement program in which Mr. Lee formerly participated when he was employed with the Company in Korea. The benefit is equal to three times his average monthly salary multiplied by his years of service since January 1, 2013. In contrast, should the Company terminate Mr. Lee’s employment for reason other than cause, Mr. Lee is entitled to benefits under the Standard Severance Plan. Mr. Lee’s offer letter also includes a non-competition restrictive covenant for 12-months post termination of employment.

Compensation Tables | Potential Payments Upon Termination or Change in Control

The following chart describes the severance benefits that each of our NEOs would receive if terminated outside of a change in control.

		Standard Severance Plan Participants	Mr. Wenig and Mr. Schenkel
Cash Elements	Severance	1x salary and 1x target cash incentive award	2x salary and 2x target cash incentive award
	eIP	Prorated payment for year in which termination occurs (1)
	Health Premium	2x the cost of 12 months of health insurance coverage	No payment
	Make Good Award	Payment of any unpaid cash “make good” awards	n/a
Equity Elements	Options and RSUs	100% acceleration of awards that would have otherwise vested within 12 months of termination date (2)
	PBRSUs	100% acceleration of awards that would have otherwise vested within 12 months of termination date (2)

(1)	For Mr. Wenig and Mr. Schenkel, based only on actual performance with respect to the Company performance element for the full year. For Standard Severance Plan Participants, based on actual performance with respect to the Company performance element for the full year and target performance with respect to the individual performance element.

(2)	For Mr. Wenig and Mr. Schenkel, the Company shall pay cash in lieu of accelerated vesting. For Standard Severance Plan Participants, the Company can elect to pay cash in lieu of accelerated vesting. The cash value of such unvested equity is determined using the average closing price of the Company’s common stock for the ten consecutive trading days ending on and including the trading day immediately prior to his or her termination date.

Involuntary Termination in Connection with a Change in Control (Column (d))

The Company’s Change in Control Severance Plan provides severance protection in connection with a change in control if a participant is terminated without cause or resigns for good reason and signs and does not revoke a waiver of claims against the Company. Mr. Cutler, Mr. Fisher and Mr. Lee participate in the Change in Control Severance Plan.

Mr. Wenig and Mr. Schenkel do not participate in the Change in Control Severance Plan. Mr. Wenig and Mr. Schenkel entered into offer letters with the Company in 2014 in connection with their appointment to their current roles at the Company, which provided for change in control arrangements if they are respectively terminated without cause or resign for good reason in connection with a change in control, and sign and do not revoke a waiver of claims against the Company.

The following chart describes the severance benefits that each of our NEOs would receive if they are terminated in connection with a change in control.

		Change in Control Severance Plan Participants	Mr. Wenig and Mr. Schenkel
Cash Elements	Severance	2x salary and 2x target cash incentive award
	eIP	1x target cash incentive award (1)	Prorated payment for year in which termination occurs (1)
	Health Premium	2x the cost of 24 months of health insurance coverage	No payment
	Make Good Award	Payment of any unpaid cash “make good” awards	n/a
Equity Elements	Options and RSUs	100% acceleration of awards (2)
	PBRSUs	100% acceleration of awards (2)(3)

(1)	For Mr. Wenig and Mr. Schenkel, based only on actual performance with respect to the Company performance element for the full year. For Change in Control Severance Plan Participants, based on target performance with respect to both the Company performance component and the individual performance component.

Compensation Tables | Potential Payments Upon Termination or Change in Control

(2)	For Mr. Wenig and Mr. Schenkel, the Company shall pay cash in lieu of accelerated vesting. For Change in Control Severance Plan Participants, the Company can elect to pay cash in lieu of accelerated vesting. The cash value of such unvested equity is determined using the average closing price of the Company’s common stock for the ten consecutive trading days ending on and including the trading day immediately prior to his or her termination date.

(3)	This payment includes the target amount of shares subject to PBRSUs for performance periods for which achievement has not yet been determined.

Death or Disability (Column (e))

Mr. Wenig and Mr. Schenkel

Pursuant to their respective offers letters, if Mr. Wenig’s or Mr. Schenkel’s employment, respectively, terminates due to his death or disability (as defined in the applicable offer letter), he will be entitled to receive within 30 days of his termination date a cash payment equal to the value of any unvested equity awards, including the target amount of shares subject to PBRSUs for performance periods for which achievement has not yet been determined, that would have otherwise vested within 24 months of his termination date (where the value of such unvested equity is determined using the average closing price of the Company’s common stock for the 10 consecutive trading days ending on and including the trading day immediately prior to his termination date).

Mr. Cutler, Mr. Fisher and Mr. Lee

Pursuant to the Standard Severance Plan, if, outside a change in control, Mr. Cutler’s, Mr. Fisher’s or Mr. Lee’s employment, respectively, terminates due to his death or disability (as defined in the Standard Severance Plan) then he is entitled to receive the vesting (or payment of cash in lieu of vesting at the election of the Company) of his unvested equity, including the target amount of shares subject to PBRSUs for performance periods for which achievement has not yet been determined, that would have otherwise vested within 24 months of his termination date (where the cash value of such unvested equity is determined using the average closing price of the Company’s common stock for the 10 consecutive trading days ending on and including the trading day immediately prior to his termination date).

Pursuant to the Change in Control Severance Plan, if, in connection with a change in control, Mr. Cutler’s, Mr. Fisher’s or Mr. Lee’s employment, respectively, terminates due to his death or disability (as defined in the Change in Control Severance Plan) then he is entitled to receive the vesting (or payment of cash in lieu of vesting at the election of the Company) of all his unvested equity, including the target amount of shares subject to PBRSUs for performance periods for which achievement has not yet been determined (where the cash value of such unvested equity is determined using the average closing price of the Company’s common stock for the 10 consecutive trading days ending on and including the trading day immediately prior to his termination date).

Compensation Of Directors

Compensation of Directors

The Compensation Committee is responsible for reviewing and making recommendations to the Board regarding compensation paid to all directors who are not employees of eBay, or any parent, subsidiary or affiliate of eBay, for their Board and committee services.

Except for Mr. Omidyar, eBay’s founder and member of the Board, 2017 annual compensation to continuing non-employee directors consisted of (a) Company common stock with a grant date value equal to $220,000 or, for a non-employee director serving as the Chairman of the Board, $320,000, in each case rounded up to the nearest whole share, granted at the time of the annual meeting and (b) an annual cash retainer of $80,000 paid in quarterly installments (or, at the non-employee director’s discretion, paid in additional common stock of an equivalent value rounded up to the nearest whole share). The annual retainer is pro-rated in the event that a director serves for a portion of a year.

Deferred Stock Units (“DSUs”) granted prior to August 1, 2013 are payable in Company common stock or cash (at our election) following the termination of a non-employee director’s service on the Board. DSUs granted on or after August 1, 2013 are payable solely in Company common stock following the termination of a non-employee director’s service on the Board. Since January 1, 2017, RSUs have been granted in lieu of DSUs as compensation for non-employee directors. In the event of a change in control of eBay, any equity awards granted to our non-employee directors will accelerate and become fully vested and exercisable.

The following table sets forth annual retainers paid to our non-employee directors who serve as Chairman of the Board; the Chairs of the Audit, Compensation, and Corporate Governance and Nominating Committees; and the members of those Committees. Directors with an interest and background in technology who meet regularly with our senior technologists and report significant matters to the Board do not receive any additional compensation for such service.

Role	2017 Annual Retainer
All Independent Directors	$80,000
Board Chairman	$100,000
Lead Independent Director (if applicable)	$25,000
Committee Chairs
Audit	$20,000
Compensation	$15,000
Corporate Governance & Nominating	$15,000
Committee Members
Audit	$18,000
Compensation	$12,000
Corporate Governance & Nominating	$10,000

Compensation Of Directors | 2017 Director Compensation Table

2017 Director Compensation Table

The following table and footnotes summarize the total compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2017.

Name (a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c) (3)	Option Awards ($)(d)	All Other Compensation ($)(e)	Total ($)(f)

Fred D. Anderson	118,000	220,021	—	—	338,021

Edward W. Barnholt	107,000	220,021	—	—	327,021

Anthony J. Bates	92,000	220,021	—	—	312,021

Adriane Brown(1)	3,204	—	—	—	3,204

Diana Farrell(2)	2,616	—	—	—	2,616

Logan D. Green	87,500	220,021	—	—	307,521

Bonnie S. Hammer	92,000	220,021	—	—	312,021

Kathleen C. Mitic	117,000	220,021	—	—	337,021

Pierre M. Omidyar	—	—	—	23,261	23,261

Paul S. Pressler	107,816	220,021	—	—	327,837

Robert H. Swan	80,000	220,021	—	—	300,021

Thomas J. Tierney	202,000	320,031	—	—	522,031

Perry M. Traquina	108,000	220,021	—	—	328,021

(1)	Ms. Brown was appointed to the Board in September 2017.

(2)	Ms. Farrell was appointed to the Board in September 2017.

(3)	In connection with the non-employee director’s service to the Company, the non-employee director was granted RSUs. The number of RSUs granted represents the quotient of (A) $220,000 (and $100,000 with respect to the additional award to the non-employee director serving as Chairman of the Board) divided by (B) the Company’s closing stock price on the date of grant, rounded up to the nearest whole RSU. 100% of the RSUs vest on the earlier of: (i) the one-year anniversary of the date of grant or (ii) the date of the Company’s first annual meeting of stockholders that occurs after the date of grant, provided the non-employee director continues to provide service to the Company through such date.

Fees Earned or Paid in Cash (Column (b))

The amounts reported in the Fees Earned or Paid in Cash column reflect the cash fees earned by each non-employee director in 2017, which includes fees with respect to which the following directors elected to receive shares in lieu of cash.

Name	Fees Forgone ($)	Shares Received (#)

Paul S. Pressler	107,816	3,118

Robert H. Swan	80,000	2,313

Thomas J. Tierney	202,000	5,840

Perry M. Traquina	108,000	3,123

Stock Awards (Column (c))

The amounts reported in the Stock Awards column reflect the aggregate grant date fair value of RSUs granted in 2017. The grant date fair value of each RSU was calculated using the fair value of our common stock on the date of the grant. Each non-employee director (other than Mr. Omidyar) providing service as a director through May 18, 2017, the date of our 2017 Annual Meeting, was granted 6,523 RSUs with a value of

Compensation Of Directors | 2017 Director Compensation Table

$220,000 on such date (or, in the case of our Chairman of the Board, 9488 RSUs with a value of $320,000 on such date). Such RSUs become fully vested upon the earlier of (i) the first anniversary of the grant date, and (ii) the first annual meeting of the stockholders of the Company that occurs after the grant date.

As of December 31, 2017, each individual who served as a non-employee director during 2017 held the aggregate numbers of DSUs and RSUs as set forth below. There were no outstanding options as of December 31, 2017.

Name	DSUs Held as of 12/31/17 (#)	Total RSUs Held as of 12/31/17 (#)

Fred D. Anderson	0	6,523

Edward W. Barnholt	8,679	6,523

Anthony J. Bates	2,099	6,523

Adriane M. Brown	0	0

Diana Farrell	0	0

Logan D. Green	0	6,523

Bonnie S. Hammer	0	6,523

Kathleen C. Mitic	7,710	6,523

Paul S. Pressler	1,128	6,523

Robert H. Swan	836	6,523

Thomas J. Tierney	8,010	9,488

Perry M. Traquina	2,487	6,523

All Other Compensation (Column (e))

The amount reported in the All Other Compensation column for Mr. Omidyar consists of that portion of the premiums paid by eBay for health insurance coverage for the benefit of Mr. Omidyar. Other than this benefit, the Company provides no other reportable compensation or benefits to non-employee directors.

Equity Compensation Plan Information

Equity Compensation Plan Information

The following table gives information about shares of our common stock that may be issued upon the exercise of options and rights under our equity compensation plans as of December 31, 2017. We refer to these plans and grants collectively as our Equity Compensation Plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	44,337,241	(1)	$21.2052	(2)	91,866,997	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	44,337,241		$21.2052		91,866,997

(1)	Includes (a) 39,051,941 shares of our common stock issuable pursuant to RSUs under our 2008 Equity Incentive Award Plan, as amended and restated, or our 2008 Plan, and our terminated plans, (b) 2,973,032 shares of our common stock issuable pursuant to stock options under our 2008 Plan and our terminated plans, and (c) 259,632 shares of our common stock issuable pursuant to DSUs under our 2008 Plan and a terminated plan. RSUs and DSUs, each represent an unfunded, unsecured right to receive shares of Company common stock (or, with respect to DSUs granted prior to August 1, 2013, the equivalent value thereof in cash or property). The value of RSUs and DSUs varies directly with the price of our common stock.

(2)	Does not include outstanding RSUs or DSUs.

(3)	Includes 15,835,526 shares of our common stock reserved for future issuance under our Employee Stock Purchase Plan as of December 31, 2017.

CEO Pay Ratio

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. Devin Wenig, our CEO. We believe that the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

To better understand this disclosure, we think it is important to give context to our operations. eBay is a global commerce leader with operations requiring a wide range of talents and roles. As a global organization, we strive to create a competitive compensation program in the locations we operate. As a result, our compensation program varies by local market in order to allow us to provide a competitive compensation package.

Ratio. For 2017,

•	The median of the annual total compensation of all of our employees, other than Mr. Wenig, was $122,891.

•	Mr. Wenig’s annual total compensation, as reported in the 2017 Summary Compensation Table, was $17,670,591.

•	Based on this information, the ratio of the annual total compensation of Mr. Wenig to the median of the annual total compensation of all employees is estimated to be 144 to 1.

In determining the annual total compensation of the median employee, we calculated such employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2017 Summary Compensation Table with respect to each of the NEOs.

Identification of Median Employee. As permitted by SEC rules, to identify our median employee, we elected to use total target direct compensation which we calculated as year-to-date salary, target bonus and target annual equity awards. We chose this compensation measure because we believe it is the most accurate reflection of pay at eBay. For purposes of this disclosure, we converted employee compensation from local currency to U.S. dollars using the exchange rate the Company used for 2018 internal budgeting purposes.

We selected November 6, 2017 as the date on which to determine our median employee. As of that date, we had had approximately 14,000 employees, with approximately 7,350 employees located in the United States and 6,650 employees located outside of the United States. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent (5%) or less of the company’s total number of employees. We applied this de minimis exemption when identifying the median employee by excluding 672 employees in 22 jurisdictions, as set forth below. After taking into account the de minimis exemption, approximately 13,300 employees (or 95.1% of the population) were considered for identifying the median employee.

Our calculation excluded employees from the following locations: Argentina (6); Australia (157); Belgium (12); Brazil (9); Chile (5); Colombia (3); Czech Republic (37); France (26); Hong Kong (44); India (120); Italy (35); Japan (31); Luxembourg (21); Malaysia (34); Mexico (25); Russian Federation (12); Singapore (42); South Africa (9); Sweden (9); Taiwan (7); Thailand (4); and Vietnam (24).

Questions and Answers about the Proxy Materials and our 2018 Annual Meeting

Questions and Answers about the Proxy Materials and our 2018 Annual Meeting

Why am I receiving these materials?

Our Board has made these proxy materials available to you on the Internet, or, upon your request, delivered to you in the mail in connection with the Board’s solicitation of proxies for use at our 2018 Annual Meeting, which will take place on May 30, 2018. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. We mailed the Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders on or around April 16, 2018.

What information is contained in these materials?

The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our most highly paid executive officers and our directors, and certain other required information. Our 2017 Annual Report, which includes our audited consolidated financial statements, is also included with these proxy materials. If you received a paper copy of these materials, the proxy materials also included the accompanying proxy card and voting instruction form for the Annual Meeting. If you received the Notice instead of a paper copy of the proxy materials, voting instructions can be found in the Notice or below.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are distributing our proxy materials to certain stockholders over the Internet under the “notice and access” approach in accordance with SEC rules. As a result, we mailed to many of our stockholders the Notice instead of a paper copy of the proxy materials. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis.

This approach conserves natural resources and reduces our printing and distribution costs, while providing a timely and convenient method of accessing the materials and voting.

Questions and Answers about the Proxy Materials and our 2018 Annual Meeting

What proposals will be voted on at the Annual Meeting? What are the Board’s voting recommendations?

The following chart describes the proposals to be considered at the Annual Meeting and the Board’s voting recommendations.

PROPOSAL		THE BOARD’S VOTING RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
1.	Election of 13 Directors named in the accompanying Proxy Statement	“FOR” each nominee named in this Proxy Statement	23
2.	Say-on-pay: Advisory Vote to Approve the Compensation of the Named Executives	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers	34
3.	Ratification of Appointment of Independent Auditors	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2018	36
4.	Management Proposal Regarding Ratification of Special Meeting Provisions in the Company’s Certificate of Incorporation and Bylaws	“FOR” the approval, of this proposal	40

At the time the Notice was mailed, our management and the Board were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the Notice.

How many shares are entitled to vote?

Each share of eBay common stock outstanding as of the close of business on April 4, 2018, the record date, is entitled to one vote at the Annual Meeting. At the close of business on April 4, 2018, 993,798,451 shares of common stock were outstanding and entitled to vote. You may vote all of the shares owned by you as of the close of business on the record date of April 4, 2018, and you are entitled to cast one vote per share of common stock held by you on the record date. These shares include shares that are (1) held of record directly in your name, including shares purchased or acquired through eBay’s equity incentive plans and (2) held for you as the beneficial owner through a broker, bank, or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders of eBay hold their shares beneficially through a broker, bank, or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, specifically:

•	Shares held of record. If your shares are registered directly in your name with eBay’s transfer agent, Computershare Shareowner Services LLC, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by eBay. As a stockholder of record, you have the right to grant your voting proxy directly to eBay or to vote in person at the Annual Meeting. If you requested to receive printed proxy materials, eBay has sent you a proxy card for you to use. You may also submit voting instructions via the Internet or by telephone by following the instructions on the Notice, and as described below under “How can I vote my shares without attending the Annual Meeting?”

•

Shares owned beneficially. If your shares are held in a brokerage account or by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other

Questions and Answers about the Proxy Materials and our 2018 Annual Meeting nominee on how to vote the shares in your account, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and receive a valid proxy from your broker, bank, or other nominee. If you do not wish to vote in person or will not be attending the Annual Meeting, you may vote by proxy as described in the Notice and below under “How can I vote my shares without attending the Annual Meeting?” If you requested printed copies of the proxy materials by mail, your broker, bank, or other nominee has enclosed a voting instruction form for you to use to direct the broker, bank, or other nominee regarding how to vote your shares. Please instruct your broker, bank, or other nominee how to vote your shares using the voting instruction form you received from them.

Can I attend the Annual Meeting?

You are invited to attend the Annual Meeting if you are a stockholder of record or a beneficial owner as of April 4, 2018. All stockholders must bring proof of identification. If you are a stockholder of record, your name will also be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you hold your shares in a brokerage account or through a broker, bank, or other nominee, you will need to provide proof of ownership by bringing either a copy of the Notice provided by your broker or a copy of a brokerage statement showing your share ownership as of April 4, 2018. Whether or not you attend the Annual Meeting, the event will be made available via webcast on our investor relations website at https://investors.ebayinc.com, and the webcast will be archived for a period of 90 days following the date of the Annual Meeting. Since seating may be limited, admission to the Annual Meeting will be on a first-come, first-served basis.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person, please bring proof of identification. Even if you plan to attend the Annual Meeting, eBay recommends that you submit a proxy as described in the Notice and below under “How can I vote my shares without attending the Annual Meeting?” so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name through a brokerage account or by a broker, bank, or other nominee may be voted in person by you only if you obtain a valid proxy from your broker, bank, or other nominee giving you the right to vote the shares.

How can I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote through a voting instruction form over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction form provided to you by your broker, bank, or other nominee.

Can I change my vote or revoke my proxy?

If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	filing a timely written notice of revocation with our Corporate Secretary at our principal executive office (2025 Hamilton Avenue, San Jose, California 95125);

•	submitting a new proxy at a later date via the Internet, by telephone, or by mail following the instructions provided in the Notice or, if requested, the proxy card; or

Questions and Answers about the Proxy Materials and our 2018 Annual Meeting

•	attending the Annual Meeting and voting in person (attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account or by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee.

Only the latest validly executed proxy that you submit will be counted.

How are votes counted?

You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each of the director nominees named in this Proxy Statement. If you elect to abstain from voting on the election of directors, the abstention will not have any effect on the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to:

•	the advisory vote to approve named executive officers compensation;

•	the ratification of the appointment of independent auditors; and

•	the management proposal regarding ratification of Special Meeting Provisions.

If you elect to abstain from voting on any of these proposals, the abstention will have the same effect as an “AGAINST” vote with respect to such proposal.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated on a properly executed proxy card or over the telephone or Internet, the shares will be voted as recommended by our Board.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspector of election.

What is the quorum requirement for the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted at the Annual Meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

What is the voting requirement to approve each of the proposals? What effect will abstentions and broker non-votes have?

The following chart describes the proposals to be considered at the Annual Meeting, the vote required to elect directors to the Board and to adopt each of the other proposals, and the manner in which votes will be counted. Shares voted “ABSTAIN” and shares not represented at the meeting have no effect on the election of directors.

Questions and Answers about the Proxy Materials and our 2018 Annual Meeting

For each of the other proposals, abstentions have the same effect as “AGAINST” votes. If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote your shares, which would result in “broker non-votes,” on proposals other than the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.

PROPOSAL	VOTING OPTIONS	VOTE REQUIRED TO ADOPT THE PROPOSAL	EFFECT OF ABSTENTIONS	EFFECT OF BROKER NON-VOTES*
Election of 13 director nominees named in this Proxy Statement	For, against, or abstain on each nominee	A nominee for director will be elected if the votes cast for such nominee exceed the votes cast against such nominee	No effect	No effect
Advisory vote to approve named executive officers compensation	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote thereon	Treated as votes against	No effect
Ratification of Appointment of Independent Auditors	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote thereon	Treated as votes against	Brokers have discretion to vote
Management Proposal Regarding Ratification of Special Meeting Provisions in the Company’s Certificate of Incorporation and Bylaws	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote thereon	Treated as votes against	No effect

*	A broker non-vote occurs when shares held by a broker, bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares with respect to that particular proposal.

What happens if a nominee who is duly nominated does not receive a majority vote?

Each current director who is standing for re-election at the Annual Meeting has tendered an irrevocable resignation from the Board that will become effective if (1) the election is uncontested and (2) the Corporate Governance and Nominating Committee or another committee of the Board comprised of independent directors determines to accept such resignation after the director fails to receive a majority of votes cast. This determination will be made within 90 days of the Annual Meeting (subject to an additional 90-day period in certain circumstances) and will be publicly reported promptly after it is made.

Where can I find the voting results of the Annual Meeting?

We will publish the voting results in a Current Report on Form 8-K subsequent to the Annual Meeting.

Who will bear the cost of soliciting votes for the Annual Meeting?

eBay will pay the entire cost of the solicitation of proxies. eBay has retained the services of D.F. King & Co., Inc., a professional proxy solicitation firm, to aid in the solicitation of proxies. eBay expects that it will pay D.F. King its customary fees, estimated not to exceed approximately $17,500 in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. eBay has agreed to indemnify D.F. King against certain liabilities relating to or arising out of their engagement. In addition, eBay may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. eBay must also pay banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others certain fees associated with:

•	forwarding the Notice to beneficial owners;

•	forwarding printed proxy materials to beneficial owners who specifically request them; and

Questions and Answers about the Proxy Materials and our 2018 Annual Meeting

•	obtaining beneficial owners’ voting instructions.

Solicitations may also be made by personal interview, mail, telephone, facsimile, email, Twitter, other electronic channels of communication, in particular LinkedIn, eBay’s investor relations website, other eBay-hosted websites and blogs, or otherwise by directors, officers, and other employees of eBay, but eBay will not additionally compensate its directors, officers, or other employees for these services.

May I propose actions for consideration at next year’s Annual Meeting or nominate individuals to serve as directors?

You may submit proposals for consideration at future annual stockholder meetings. To be considered for inclusion in the proxy materials for our 2019 Annual Meeting of Stockholders, your proposal (other than a proposal for director nomination) must be received by our Corporate Secretary at our principal executive office no later than December 17, 2018.

Your proposal must comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Your proposal should be sent via registered, certified or express mail to our Corporate Secretary at our principal executive office (2025 Hamilton Avenue, San Jose, California 95125); no facsimile submissions will be accepted.

A stockholder proposal or a nomination for director that is received after this date will not be included in our proxy materials, but will otherwise be considered at the 2019 Annual Meeting of Stockholders so long as it is submitted to our Corporate Secretary at our principal executive office no earlier than January 30, 2019 and no later than March 1, 2019 and otherwise in accordance with our Bylaws. Our Bylaws also provide that, under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in the proxy materials for our annual meetings. These proxy access provisions of our Bylaws provide, among other things, that a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding stock continuously for at least three years, may nominate, and include in our proxy materials for an annual meeting, two individuals to serve as directors or 20% of the Board, whichever is greater. The nominating stockholder or group of stockholders also must deliver the information required by, and each nominee must meet the qualifications required by, our Bylaws. Requests to include stockholder-nominated candidates in the Company’s proxy materials for the 2019 Annual Meeting of Stockholders must be received by the Corporate Secretary at the above address no earlier than January 30, 2019 and no later than March 1, 2019. We advise you to review our Bylaws, which contain these and other requirements with respect to advance notice of stockholder proposals and director nominations and proxy access nominations, including certain information that must be included concerning the stockholder and each proposal and nominee. Failure to comply with the requirements, procedures and deadlines in our Bylaws may preclude presentation and consideration of the matter or nomination of the applicable candidate for election at the 2019 Annual Meeting of Stockholders. Our Bylaws were filed with the SEC on Form 8-K on March 18, 2016 and can be viewed by visiting our investor relations website at https://investors.ebayinc.com/annuals.cfm. You may also obtain a copy by writing to our Corporate Secretary at our principal executive office (2025 Hamilton Avenue, San Jose, California 95125).

How can I get electronic access to the Proxy Statement and Annual Report?

The Notice, proxy card or voting instruction form will contain instructions on how to:

•	view our proxy materials for the Annual Meeting on the Internet and vote your shares; and

•	instruct us to send our future proxy materials to you electronically by email.

Our proxy materials are also available on our investor relations website at https://investors.ebayinc.com/annuals.cfm.

You can choose to receive future proxy materials electronically by visiting our investor relations website at https://investors.ebayinc.com/annuals.cfm. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to those materials and a link to the proxy

Questions and Answers about the Proxy Materials and our 2018 Annual Meeting voting site. Your choice to receive proxy materials electronically will remain in effect until you contact eBay Investor Relations and tell us otherwise. You may visit our investor relations website at https://investors.ebayinc.com or contact eBay Investor Relations by mail at 2025 Hamilton Avenue, San Jose, California 95125 or at ir@ebay.com or by telephone at (408) 376-7493.

Our Proxy Statement will also be available in interactive form at https://www.iiwisdom.com/ebay-2018.

How do I obtain a paper copy of the proxy materials?

If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

eBay has adopted an SEC-approved procedure called “householding.” Under this procedure, we are delivering a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share an address, unless otherwise requested from one or more of the stockholders. This procedure reduces the environmental impact of our annual meetings, and reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If you reside at such an address and wish to receive a separate copy of the Notice and, if applicable, the proxy materials, including our annual report, you may contact eBay Investor Relations by mail at 2025 Hamilton Avenue, San Jose, California 95125 or at ir@ebay.com or by telephone at (408) 376-7493 and we will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials. You may also contact eBay Investor Relations if you would like to receive separate copies in the future, or if you are receiving multiple copies of our proxy materials and would like to receive only one copy in the future. Stockholders who hold shares in street name (as described above) may contact their broker, bank, or other nominee to request information about householding.

Other Matters

Other Matters

The Board knows of no other matter that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

Stockholders are urged to vote via the Internet or by telephone by following the instructions in the Notice or, if applicable, the proxy card or voting instruction form.

By Order of the Board of Directors

Marie Oh Huber

Secretary

April 16, 2018

Copies of this Proxy Statement and our annual report for the year ended December 31, 2017 are available by visiting our investor relations website at https://investors.ebayinc.com/annuals.cfm. This Proxy Statement will also be available in interactive form at https://www.iiwisdom.com/ebay-2018.

You may also obtain copies free of charge by making an online request by visiting our investor relations website at https://investors.ebayinc.com/printed-materials.cfm, or by contacting investor relations by mail at 2025 Hamilton Avenue, San Jose, California 95125 or at ir@ebay.com.

Appendix A | Special Meeting Provisions – Charter

Appendix A

Special Meeting Provisions – Charter

ARTICLE VI

…

E. Subject to the terms of any class or series of Preferred Stock and except as required by law, special meetings of the stockholders of the corporation may be called only by: (i) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption); (ii) the Chairman of the Board; (iii) the Chief Executive Officer; or (iv) the Secretary of the corporation upon the written request of one or more stockholders of record of the corporation that together have continuously held, for their own account or on behalf of others, beneficial ownership of at least a twenty-five percent (25%) “net long position” of the outstanding common stock of the corporation for at least 30 days prior to the date of such request and who have delivered such requests in accordance with and subject to the procedures and conditions and any other provisions set forth in the bylaws of the corporation (as amended from time to time), including any limitations set forth in the bylaws of the corporation on the ability to make such a request for such a special meeting and any provisions as to the determination and calculation of such twenty-five percent (25%) “net long position” for such 30 day period.

A-1

Appendix B | Special Meeting Provisions – Bylaws

Appendix B

Special Meeting Provisions – Bylaws

Article I

…

Section 1.3: Special Meetings.

(a) General. Special meetings of the stockholders, for any purpose or purposes described in the notice of the meeting, may be called by (i) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), (ii) the Chairman of the Board or (iii) the Chief Executive Officer of the Corporation, and shall be held at such place, if any, on such date, and at such time as they shall fix. Subject to the provisions of Section 1.3(b) and other applicable provisions of these bylaws, a special meeting of stockholders shall be called by the Secretary of the Corporation upon the written request (a “Stockholder Requested Special Meeting”) of one or more stockholders of record of the Corporation that together have continuously held, for their own account or on behalf of others, beneficial ownership of at least a twenty-five percent (25%) aggregate “net long position” of the outstanding common stock of the Corporation (the “Requisite Percent”) for at least thirty (30) days as of the date such request is delivered to the Corporation. For purposes of determining the Requisite Percent, “net long position” shall be determined with respect to each requesting holder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”); provided that (x) for purposes of such definition, (A) “the date that a tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant Special Meeting Request, (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s common stock on the NASDAQ Global Select Market (or any successor thereto) on such date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the Corporation, and (D) a “subject security” shall refer to the outstanding common stock of the Corporation; and (y) the net long position of such holder shall be reduced by the number of shares of common stock of the Corporation as to which such holder does not, or will not, have the right to vote or direct the vote at the special meeting or as to which such holder has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. Whether the requesting holders have complied with the requirements of this Article I and related provisions of the Bylaws shall be determined in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and the stockholders.

(b) Stockholder Requested Special Meetings. In order for a Stockholder Requested Special Meeting to be called, one or more requests for a special meeting (each, a “Special Meeting Request,” and collectively, the “Special Meeting Requests”) must be signed by the Requisite Percent of stockholders submitting such request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made and must be delivered to the Secretary of the Corporation. The Special Meeting Request(s) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation by overnight express courier or registered mail, return receipt requested. Each Special Meeting Request shall (i) set forth a statement of the specific purpose(s) of the meeting and the matters proposed to be acted on at it, (ii) bear the date of signature of each such stockholder signing the Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request and the beneficial owners, if any, on whose behalf such request is made, and (B) the class, if applicable, and the number of shares of common stock of the Corporation that are owned of record and beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by each such stockholder and the beneficial owners, if any, on whose behalf such request is made, (iv) include documentary evidence that the

Appendix B | Special Meeting Provisions – Bylaws

stockholders requesting the special meeting own the Requisite Percent as of the date on which the Special Meeting Request is delivered to the Secretary of the Corporation; provided, however, that if the stockholders are not the beneficial owners of the shares constituting all or part of the Requisite Percent, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary of the Corporation within ten (10) days after the date on which the Special Meeting Request is delivered to the Secretary of the Corporation) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own such shares as of the date on which such Special Meeting Request is delivered to the Secretary of the Corporation, (v) an agreement by each of the stockholders requesting the special meeting and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made to notify the Corporation promptly in the event of any decrease in the net long position held by such stockholder or beneficial owner following the delivery of such Special Meeting Request and prior to the special meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request by such stockholder or beneficial owner to the extent of such reduction, and (vi) contain the information required by Section 1.14 and Section 1.15, as applicable, provided that all references to “Proposing Person” in Section 1.14 and all references to “Nominating Person” in Section 1.15 shall, for purposes of this Section 1.3(b), mean (i) the stockholders of record making the Special Meeting Request, (ii)any beneficial owner or beneficial owners, if different, on whose behalf the Special Meeting Request is being made, and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner. Each stockholder making a Special Meeting Request and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made is required to update the notice delivered pursuant to this Section 1.3(b) in accordance with Section 1.14(d) or Section 1.15(d), as applicable. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time prior to the special meeting by written revocation delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. If at any time after sixty (60) days following the earliest dated Special Meeting Request, the unrevoked (whether by specific written revocation by the stockholder or pursuant to clause (b)(v) of this Section 1.3) valid Special Meeting Requests represent in the aggregate less than the Requisite Percent, then the requesting stockholder(s) or beneficial owner(s) shall be deemed to have withdrawn such request (in connection with which the Board may cancel the meeting).

In determining whether a special meeting of stockholders has been requested by stockholders holding in the aggregate at least the Requisite Percent, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (ii) such Special Meeting Requests have been delivered to the Secretary of the Corporation within sixty (60) days of the earliest dated Special Meeting Request.

(c) Calling of a Special Meeting. Except as provided in the next sentence, a special meeting requested by stockholders shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the date on which valid Special Meeting Request(s) constituting the Requisite Percent are delivered to the Secretary of the Corporation (such date of delivery being the “Delivery Date”). Notwithstanding the foregoing, the Secretary of the Corporation shall not be required to call a special meeting of stockholders if (i) the Board of Directors calls an annual meeting of stockholders, or a special meeting of stockholders at which a Similar Item (as defined in this Section 1.3(c)) is to be presented pursuant to the notice of such meeting, in either case to be held not later than sixty (60) days after the Delivery Date; (ii) the Delivery Date is during the period commencing ninety (90)days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (A) the date of the next annual meeting and (B) thirty (30) days after the first anniversary of the date of the immediately preceding annual meeting; or (iii) the Special Meeting Request(s) (A) contain an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”) to an item that was presented at any meeting of stockholders held not more than one hundred and twenty (120) days

Appendix B | Special Meeting Provisions – Bylaws

before the Delivery Date (and, for purposes of this clause (iii) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors); (B) relate to an item of business that is not a proper subject for action by the stockholders under applicable law; (C) were made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; or (D) do not comply with the provisions of this Section 1.3.

(d) Business Transacted at a Special Meeting. Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose or purposes stated in the Special Meeting Request(s) for such special meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to stockholders at any such special meeting pursuant to the Corporation’s notice of meeting. If none of the stockholders who submitted a Special Meeting Request appears at or sends a duly authorized representative to the Stockholder Requested Special Meeting to present the matters to be presented for consideration that were specified in the Special Meeting Request, the corporation need not present such matters for a vote at such meeting.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 29, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. 2025 HAMILTON AVENUE SAN JOSE, CA 95125 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 29, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. All proxy cards will be accepted up until 11:59 P.M. Eastern Time on May 29, 2018. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E45562-P06045 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EBAY INC. The Board of Directors recommends that you vote “FOR” each of the Board of Directors’ nominees below: Proposal 1 - Election of 13 director nominees named in the proxy statement. Nominees: For Against Abstain For Against Abstain 1a. Fred D. Anderson Jr. ! ! ! 1l. Perry M. Traquina ! ! ! 1b. Anthony J. Bates ! ! ! 1m. Devin N. Wenig ! ! ! 1c. Adriane M. Brown ! ! ! The Board of Directors recommends you vote “FOR” proposal 2 below: 1d. Diana Farrell ! ! ! Proposal 2 - Advisory vote to approve named executive ! ! ! officer compensation. 1e. Logan D. Green ! ! ! The Board of Directors recommends you vote “FOR” proposal 3 below: 1f. Bonnie S. Hammer ! ! ! Proposal 3 - Ratification of appointment of independent ! ! ! auditors. 1g. Kathleen C. Mitic ! ! ! The Board of Directors recommends you vote “FOR” proposal 4 below: 1h. Pierre M. Omidyar ! ! ! Proposal 4 - Ratification of Special Meeting Provisions. ! ! ! 1i. Paul S. Pressler ! ! ! NOTE: Such other business as may properly come before the meeting or any continuation or adjournment thereof. If this 1j. Robert H. Swan ! ! ! proxy is signed and returned, it will be voted in accordance with your instructions. 1k. Thomas J. Tierney ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E45563-P06045 eBay Inc. PROXY SOLICITED BY THE BOARD OF DIRECTORS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2018 The undersigned hereby appoints DEVIN N. WENIG, SCOTT F. SCHENKEL and MARIE OH HUBER, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of eBay Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of eBay Inc., a Delaware corporation, to be held on Wednesday, May 30, 2018, at 8:00 a.m., Pacific Time, at 2025 Hamilton Avenue, San Jose, CA 95125, for the purposes listed on the reverse side and at any and all continuation(s) and adjournment(s) of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect to the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting. THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED: FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THE PROXY STATEMENT, FOR PROPOSALS 2, 3 AND 4, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY CONTINUATION(S) AND ADJOURNMENT(S) THEREOF. PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES. Continued and to be signed on reverse side